PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 15, 1997)

TIERS{SM} ASSET-BACKED SECURITIES, SERIES CHAMT TRUST 1997-7

            $352,980,000 FIXED RATE NOTES, CLASS A

STRUCTURED PRODUCTS CORP.
DEPOSITOR

TIERS{sm} Asset-Backed Securities, Series CHAMT 1997-7 Trust (the "Issuer" or the "Trust") will be formed pursuant to the trust agreement, dated as of September 15, 1997, as supplemented by the Series CHAMT 1997-7 Supplement (together, the "Trust Agreement"), between Structured Products Corp. (the "Company") and Delaware Trust Capital Management, Inc. as trustee (the "Owner Trustee"). The Trust will issue the $352,980,000 aggregate principal amount of Fixed Rate Notes, Class A (the "Notes") offered hereby. The Trust will also issue $10,920,000 aggregate principal amount of its Floating Rate Certificates, Class B (the "Certificates"), which are being offered privately and not being offered hereby. The Notes will be issued pursuant to an Indenture, dated as of September 15, 1997, as supplemented by a series supplement thereto dated as of September 15, 1997 (together, the "Indenture"), between the Trust and First Trust of New York, National Association, as trustee (the "Indenture Trustee"). The net proceeds to the Trust from the sale of the Notes (together with the net proceeds of the sale of the Certificates) will be applied to the purchase of $363,900,000 aggregate principal amount of Class A Floating Rate Asset Backed Certificates, Series 1996-4 (the "Term Assets") issued by the Chase Credit Card Master Trust (the "Term Assets Issuer") and having the characteristics described in a prospectus dated November 6, 1996 and a supplement thereto dated November 6, 1996 (together, the "Term Assets Prospectus"). The Term Assets were issued and sold as part of an underwritten public offering of $1,400,000,000 aggregate principal amount of such securities on November 6, 1996. The Term Assets are obligations of the Term Assets Issuer.

The Term Assets will be acquired by the Company and sold to the Trust. The Trust's rights in, to and under the Term Assets will be pledged to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture. Distributions of principal and interest on the Certificates will be subordinated in priority to payments due on the Notes as described herein.

Interest will accrue on the Notes at a fixed rate equal to 6.688% per annum payable in arrears on the 15th day of each month (or, if such day is not a Business Day, the next succeeding Business Day) (each, a "Distribution Date"), commencing October 15, 1997. "Business Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York, New York, Wilmington, Delaware and London, England. The principal of the Notes will be payable (unless earlier paid as described herein) on November 15, 2003 (or, if such day is not a Business Day, the next succeeding Business Day) (the "Scheduled Final Distribution Date").

The principal of the Notes will be subject to prepayment as described herein, in whole or in part, on each Distribution Date, commencing February 15, 1999, on the basis of the applicable Monthly Amortization Rate set forth in the Prepayment Calculation Table (each as defined herein). The
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THE  NOTES  REPRESENT  INTERESTS IN OR OBLIGATIONS OF THE TRUST ONLY AND DO NOT
REPRESENT AN OBLIGATION OF OR INTEREST IN THE COMPANY OR ANY OF ITS AFFILIATES. THE NOTES DO NOT REPRESENT A DIRECT OBLIGATION OF THE TERM ASSETS ISSUER OR ANY OF ITS AFFILIATES.

THE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                   -------
AN INVESTMENT IN THE NOTES INVOLVES CERTAIN RISKS THAT EACH PROSPECTIVE INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT IN THE NOTES. SEE "RISK FACTORS" HEREIN AND IN THE PROSPECTUS.

The Underwriter has agreed to purchase the Notes from the Company at 100% of the Note Principal Amount thereof plus accrued interest, if any, at the Note Interest Rate calculated from September 15, 1997 (the "Original Issuance Date"), subject to the terms and conditions set forth in the Underwriting Agreement referred to herein. The Underwriter proposes to offer the Notes from time to time for sale in negotiated transactions or otherwise at prices determined at the time of sale. See "Method of Distribution."

The Notes are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Notes will be made in book-entry form through the facilities of The Depository Trust Company on or about the Original Issuance Date against payment therefor in same-day funds.

{SM} Salomon Brothers Inc has filed an application with the United States Patent and Trademark Office for the registration of the "TIERS" service mark.

SALOMON BROTHERS INC

The date of this Prospectus Supplement is September 15, 1997.

Monthly Amortization Rate for any month will be derived from the PSA Index Rate (as defined herein) for the aggregate outstanding 30-year Federal Home Loan Mortgage Corporation Gold 8.0% mortgage participation certificates issued in calendar year 1995. Variations in the rate of payment of the Notes may be significant. The Notes are also subject to mandatory prepayment under other circumstances as described herein. See "Mandatory Prepayment of the Notes."

The Issuer will enter into the Swap Agreement with the Swap Counterparty (each as defined herein) pursuant to which the Issuer will agree to exchange payments received with respect to the Term Assets and Eligible Investments (as defined herein) for payments from the Swap Counterparty in an amount equal to the interest and principal due on the Notes.

Losses realized on the Term Assets and Eligible Investments will be borne by the holders of the Notes in the manner described herein. As and to the extent described herein, losses realized on the Term Assets and Eligible Investments will be borne by the holders of the Certificates before such losses will be borne by the holders of the Notes. See "Description of the Notes -- Allocation of Losses; Subordination." The Term Assets Issuer is not participating in, and will not receive any proceeds in connection with, the offering made hereby.

There is currently no secondary market for the Notes, and there can be no assurance that a secondary market for the Notes will develop or, if its does develop, that it will continue. See "Risk Factors" herein and in the Prospectus.

The Notes initially will be represented by certificates registered in the name of CEDE & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of such Notes will be represented by book entries on the records of participating members of DTC ("Participants"). Definitive certificates will be available for such Notes only in the limited circumstances described herein. See "Description of the Notes-Definitive Notes."
                                                         (END OF COVER PAGE)

                                -------

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

THE NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL CONSTITUTE A SEPARATE SERIES OF NOTES BEING OFFERED BY THE COMPANY PURSUANT TO ITS PROSPECTUS, DATED SEPTEMBER 15, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND
PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. IN PARTICULAR, INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS AND IN THIS PROSPECTUS SUPPLEMENT.

UNTIL DECEMBER 15, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               SUMMARY OF TERMS

      The following summary does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used and not defined herein have the meanings specified elsewhere in this Prospectus Supplement or, to the extent not defined herein, have the meanings specified in the Prospectus.

Securities Offered..........   The  TIERS{SM}  Asset-Backed  Securities, Series
                               CHAMT   1997-7,   offered   hereby  consist   of
                               $352,980,000 principal amount  of  the  Issuer's
                               Fixed  Rate  Notes, Class A (the "Notes").   The
                               Notes will be  denominated  and  payable in U.S.
                               dollars (the "Specified Currency")  and  will be
                               issued  in  minimum denominations of $1,000  and
                               multiples of  $1,000  in  excess  thereof.   The
                               Issuer  is  also  issuing  privately $10,920,000
                               principal   amount   of   its   Floating    Rate
                               Certificates, Class B (the "Certificates").  The
                               Certificates are being issued privately in a separate offering and are not being offered hereby.

The Issuer..................   TIERS  Asset-Backed  Securities,   Series  CHAMT
                               Trust  1997-7,  a  Delaware business trust  (the
                               "Trust" or the "Issuer").   The  Trust  will  be
                               established pursuant to the trust agreement, dated as of September 15, 1997, as supplemented by the Series CHAMT 1997-7 Supplement dated as of September 15, 1997 (together, the "Trust
                               Agreement"),  between  the  Company and Delaware
                               Trust Capital Management, Inc.,  as trustee (the
                               "Owner Trustee").

Depositor...................   Structured  Products  Corp. (the "Company"),  an
                               indirect, wholly owned subsidiary of Salomon Inc and an affiliate of Salomon Brothers Inc, the underwriter of the Notes (the "Underwriter").
                               See "The Company" in the Prospectus.

Issuer Assets...............   The assets of the Issuer will consist of (i) the
                               Term  Assets  (as  defined   herein),  (ii)  the
                               Derivative Assets, consisting  of  the  Issuer's
                               rights  under  the  Swap  Agreement  (as defined
                               herein),  (iii)  Eligible Investments made  from
                               time to time out of  amounts held by the Issuer,
                               and   (iv)  all  proceeds   of   the   foregoing
                               (collectively, the "Deposited Assets").

 (a)  Term Assets...........   Chase Credit  Card Master Trust Class A Floating
                               Rate Asset Backed  Certificates,  Series 1996-4,
                               in    the    aggregate   principal   amount   of
                               $363,900,000  (the  "Term  Assets").   The  Term
                               Assets have the  characteristics  described in a
                               prospectus   dated   November  6,  1996  and   a
                               supplement  thereto  dated   November   6,  1996
                               (together,  the "Term Assets Prospectus").   The
                               Term Assets were  issued  and sold as part of an
                               underwritten public offering  of  $1,400,000,000
                               aggregate principal amount of such securities on
                               November 6, 1996.  Interest on the  Term  Assets
                               accrues  at  the  Term  Assets  Rate (as defined
                               herein)  for  each Term Assets Interest  Accrual
                               Period (as defined  herein)  and is scheduled to
                               be  paid  on each Term Assets Distribution  Date
                               (as  defined   herein).   The  entire  principal
                               amount of the Term Assets is scheduled to be paid on the Term Assets Distribution Date in November 2003 (the "Term Assets Scheduled Final
                               Distribution  Date").  See "Description  of  the
                               Term Assets."

  (b)  Derivative Assets....   An  ISDA  Master  Agreement,   together  with  a
                               related schedule and confirmations, entered into
                               by the Issuer with the Swap Counterparty  on the
                               Original  Issuance  Date  (together,  the  "Swap
                               Agreement").  Pursuant to the Swap Agreement, on
                               each  Distribution  Date the Issuer and the Swap
                               Counterparty will be  obligated to make payments
                               to   one  another  as  described   herein.   See
                               "Description of the Swap Agreement."

Swap Counterparty...........   Westdeutsche  Landesbank  Girozentrale, New York
                               Branch (the "Swap Counterparty").


THE NOTES

Interest....................   Interest will accrue on each  Note on the unpaid
                               principal  amount  thereof (the "Note  Principal
                               Amount") at the fixed  rate  of 6.688% per annum
                               (the  "Note Interest Rate"), calculated  on  the
                               basis of a 360-day year consisting of twelve 30-
                               day months,  and  will be payable monthly on the
                               15th day of each month  (or, if any such date is
                               not a Business Day, then  on the next succeeding
                               Business  Day),  commencing  October   15,  1997
                               (each,  a "Distribution Date"). Accrued interest
                               in respect  of each Interest Accrual Period will
                               be   payable   in   arrears   on   the   related
                               Distribution Date  and  on  the  Scheduled Final
                               Distribution    Date    (as   defined   herein).
                               "Interest Accrual Period" means, with respect to
                               any  Distribution  Date,  the  period  from  and
                               including the preceding Distribution  Date  (or,
                               in  the  case  of the initial Distribution Date,
                               from and including  the  Original Issuance Date)
                               to but excluding such Distribution  Date.   If a
                               Distribution Date as originally scheduled is not a Business Day and interest is to be paid on the next succeeding Business Day, no additional interest shall accrue in the related Interest
                               Accrual Period for the number of additional days to such succeeding Business Day.

                               In certain circumstances described herein under "Description of the Notes - Deferred Interest," interest on the Notes may be deferred. Noteholders will not be entitled to any additional payment in respect of any such delay.

Principal...................   The outstanding  principal  amount of the Notes,
                               consisting  of  the  portion,  if  any,  of  the
                               principal of the Notes that has not been prepaid
                               as described under "Mandatory Prepayment  of the
                               Notes,"  will  be  payable  on November 15, 2003
                               (or, if such day is not a Business Day, the next
                               succeeding Business Day) (the  "Scheduled  Final
                               Distribution  Date").  However, all or a portion
                               of the principal  of  the  Notes  is  subject to
                               prepayment  in  the  circumstances  and  in  the
                               manner   described   herein.    See   "Mandatory
                               Prepayment of the Notes." If an Indenture  Event
                               of  Default  (as  defined herein) occurs (in the
                               absence  of  any  Swap   Early  Termination  (as
                               defined herein)), the Indenture Trustee may, and
                               at the written request of  the  holders  of  not
                               less than a majority in Note Principal Amount of
                               the   Notes   will,  declare  the  Notes  to  be
                               immediately due  and  payable,  subject  to  the
                               prior  written  consent of the Swap Counterparty
                               under certain circumstances.  If  a  Swap  Early
                               Termination  occurs, the entire unpaid principal
                               amount of the  Notes  will  become automatically
                               immediately   due  and  payable.    In   certain
                               circumstances, principal repayment of the Notes may be adversely affected by loss experience of the Term Assets. See "Description of the Notes
                               -- Principal."

Payments....................   Payments  on  the Notes will  be  made  on  each
                               Distribution Date  and  (unless earlier paid) on
                               the    Scheduled   Final   Distribution    Date.
                               Payments  on  the  Notes  will  be  made  to the
                               Noteholders   in  whose  names  the  Notes  were
                               registered on the day immediately preceding each
                               Distribution  Date,   except   in   the  limited
                               circumstances in which Definitive Notes are issued as described herein.

Mandatory Prepayment
  of the Notes..............   The  Notes  will  be  subject to prepayment,  in
                               whole  or  in part, on each  Distribution  Date,
                               commencing on  the Distribution Date in February
                               1999,  as  described   herein   in   an   amount
                               determined    based    on   applicable   Monthly
                               Amortization Rate set forth  in  the  Prepayment
                               Calculation Table (each as defined herein).  The
                               Monthly  Amortization Rate for any month will be
                               derived from  the  PSA  Index  Rate  (as defined
                               herein)  for  the aggregate outstanding  30-year
                               Federal Home Loan Mortgage Corporation ("FHLMC")
                               Gold  8.0% mortgage  participation  certificates
                               issued  in  calendar  year  1995 (the "Reference
                               Securities").  See "Mandatory  Prepayment of the
                               Notes."  Variations in the rate of prepayment of
                               the   Notes  may  be  significant.   See   "Risk
                               Factors."

Optional Redemption.........   At  its   option,   the  Swap  Counterparty  may
                               purchase  all of the Term  Assets  and  Eligible
                               Investments  of  the Issuer, at a price equal to
                               the amount that is sufficient to pay 100% of the
                               principal of and all  accrued  interest  on  the
                               Notes and the Certificates, whereupon the Issuer
                               shall   redeem   the   Notes  in  full,  on  any
                               Distribution   Date  on  which   the   aggregate
                               principal amount of the Term Assets remaining in
                               the  Trust  (before   giving   effect   to   any
                               distributions on such date) would be less than 10% of the aggregate principal amount of the Term Assets as of the Original Issuance Date See
                               "Description of the Notes-Optional Redemption."

Form of Notes...............   Book-entry   certificates  with  The  Depository
                               Trust Company ("DTC"), except in certain limited
                               circumstances.     See   "Description   of   the
                               Notes-Definitive Notes."   Distributions thereon
                               will be settled in immediately  available funds.
                               See "Description of the Notes - Global Notes."

Security Interests             All of the Issuer's right, title and interest in
                               and to the Term Assets and Eligible  Investments
                               will  be  pledged by the Issuer to the Indenture
                               Trustee  for  the  holders  of  the  Notes  (the
                               "Noteholders")  and for the Swap Counterparty in
                               order to secure the  Issuer's  obligations under
                               the Notes and the Swap Agreement.   The Issuer's
                               rights under the Swap Agreement will be pledged to the Indenture Trustee for the Noteholders to secure the Issuer's obligations on the Notes.

Indenture Trustee...........   First  Trust  of  New York, National Association
                               will act as trustee (the "Indenture Trustee") pursuant to the Indenture.

Rating......................   It  is a condition to the issuance of the  Notes
                               that  they  be  rated "Aaa" by Moody's Investors
                               Service, Inc. ("Moody's").   The  rating  of the
                               Notes by Moody's addresses the likelihood of the
                               timely payment of principal and interest on  the
                               Notes.   There  is no assurance that such rating
                               will continue for any period of time or that it will not be revised or withdrawn entirely by the rating agency if, in its judgment, circumstances
                               (including, without limitation, the rating of the Swap Counterparty) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Notes. A security rating is not a recommendation to buy, sell or hold securities.

Certain Federal Income
  Tax Consequences..........   The  Trust  will be provided with an opinion  of
                               Federal Tax Counsel (as defined herein) that the
                               Notes constitute indebtedness for Federal income
                               tax purposes.   Such  opinion  is subject to the
                               conditions,  qualifications and the  assumptions
                               specified in the  opinion  and  this  Prospectus
                               Supplement.   See  "Certain  Federal Income  Tax
                               Consequences."

ERISA Considerations........   Plans  (as  defined  herein) will  generally  be
                               permitted to purchase the Notes. However, any Plan fiduciary considering whether to purchase the Notes on behalf of a Plan should consult with its counsel and other advisors regarding the applicability of the relevant provisions of the Employee Retirement Income Security Act of
                               1974, as amended, and the Internal Revenue Code of 1986, as amended, and the availability of any exemptions. See "ERISA Considerations."


THE SWAP AGREEMENT

Calculation Agent...........   The Swap Counterparty.

Swap Payments...............   Under the Swap Agreement, the Issuer will pay to
                               the Swap Counterparty amounts equal to the payments of interest received on the Term Assets
                               (including any deferred interest), and the  Swap
                               Counterparty will pay to the Issuer on each Distribution Date amounts equal to the interest payable on the Notes on such date. If on any Distribution Date the amount received by the Issuer on the Term Assets and paid to the Swap
                               Counterparty is less than the scheduled interest thereon, the Swap Counterparty shall reduce its payment to the Issuer by the amount of such deficiency.

                               In addition, on each Distribution Date on which a Mandatory Prepayment Amount (as defined herein) is due, the Issuer will pay to the Swap Counterparty an amount equal to the proceeds received from the sale of Term Assets or Eligible Investments or any combination thereof, at the direction of the Swap Counterparty, having an aggregate principal balance equal to that month's Mandatory Prepayment Amount and the Swap Counterparty will pay to the Issuer an amount equal to such Mandatory Prepayment Amount.

Early Amortization of the
  Term Assets; Eligible
  Investments...............   In  the  event  of a  Term  Assets  Amortization
                               Event, the Indenture  Trustee  will reinvest the
                               principal proceeds, if any, of the  Term  Assets
                               in Eligible Investments at the direction of  the
                               Swap Counterparty.  Unless there is an Indenture
                               Event  of  Default, the proceeds of the Eligible
                               Investments   will   not  be  available  to  pay
                               interest on the Notes  (including  any  deferred
                               interest),  but  will  be retained by the Issuer
                               until liquidated in connection  with a mandatory
                               prepayment   of   the   Notes.   See  "Mandatory
                               Prepayment  of  the  Notes".    The   Issuer  is
                               required under the Swap Agreement to pay all earnings on Eligible Investments to the Swap
                               Counterparty.

Asset Impairment Event......   If  an  Asset   Impairment   Event  occurs,  the
                               Indenture Trustee will be obligated  to sell the
                               Term  Assets  and to use the proceeds from  such
                               sale (and the amount  of  any  scheduled payment
                               received from the Swap Counterparty)  to: FIRST,
                               pay  to  the  Swap  Counterparty  any  scheduled
                               payment  then  due  under  the  Swap  Agreement;
                               SECOND,  to redeem the Notes, together with  any
                               accrued interest  thereon;  and  THIRD, to remit
                               the   balance,   if  any,  to  the  Issuer   for
                               application  in  accordance   with   the   Trust
                               Agreement.   "Asset  Impairment  Event"  will be
                               defined  in  the Swap Agreement to mean that  on
                               the Scheduled  Final  Distribution  Date for the
                               Term  Assets,  the  Note  Notional  Amount   (as
                               defined  herein  under  "Mandatory Prepayment of
                               the  Notes  --  Monthly Prepayment"),  less  all
                               losses  (if any) on  Eligible  Investments  that
                               became defaulted  investments while owned by the
                               Issuer,  is  less  than   the   aggregate   Note
                               Principal Amount of the Notes on such date.   If
                               such an Asset Impairment Event occurs, the Noteholders will not recover the full principal amount of their Notes.
THE TERM ASSETS

Term Assets.................   Chase Credit Card Master Trust, Class A Floating
                               Rate Asset Backed  Certificates,  Series  1996-4
                               (the   "Term  Assets").   The  Term  Assets  are
                               denominated  and  payable  in  U.S. dollars (the
                               "Term Assets Currency") and were issued in minimum denominations of $1,000 and integral multiples in excess thereof.

Term Assets Issuer..........   Chase Credit Card Master Trust (the "Term Assets
                               Issuer").   The  Term  Assets  were   issued  on

                               November 14, 1996 (the "Term Assets Original Issue Date") pursuant to a pooling and servicing agreement, as supplemented by a series supplement, each dated as of November 6, 1996 (the "Term Assets Agreement"), among Chase Manhattan Bank USA, National Association (the "Term Assets Seller"), The Chase Manhattan Bank (the "Term Assets Servicer") and The Bank of New York, as trustee (the "Term Assets Trustee").

Term Assets Interest........   The Term Assets  will  accrue interest at a rate
                               equal to 0.13% per annum  above  one-month LIBOR
                               (the "Term Assets Rate") during each monthly accrual period (each, a "Term Assets Interest
                               Accrual Period"). Interest on the Term Assets is payable on the 15th day of each month (or, if such 15th day is not a Business Day, the next succeeding Business Day) (each, a "Term Assets
                               Distribution Date").

Term Assets Distributions...   Principal of the Term Assets  is scheduled to be
                               repaid  on  the  Term  Assets  Scheduled   Final
                               Distribution   Date.    Prior   to   such  date,
                               collections  on the underlying Receivables  will
                               be held during the period commencing October 31,
                               2002 (the "Term  Assets  Controlled Accumulation
                               Period")   for  distribution   in   respect   of
                               principal in  accordance  with  the  Term Assets
                               Agreement,  unless the Term Assets Servicer  has
                               elected to postpone the commencement of the Term
                               Assets   Controlled   Accumulation   Period   in
                               accordance  with  the  terms  of the Term Assets
                               Agreement.     As   used   herein,   the    term
                               "Receivables" has the meaning specified in the Term Assets Agreement.

                                 RISK FACTORS

      LIMITED LIQUIDITY. There is currently no secondary market for the Notes. While the Underwriter intends to make a market in the Notes upon their issuance, it is under no obligation to do so. There can be no assurance that any secondary market for the Notes will develop or, if a secondary market does develop, that it will provide the holders of Notes with liquidity of investment or that it will continue for the life of the Notes.

      LIMITED ASSETS. The Notes are obligations of the Issuer only and are payable solely from payments made on, or other proceeds of, the Deposited Assets. None of the Depositor, the Swap Counterparty, the holders of the Certificates or any of their affiliates or any other person or entity will be obligated to make payments on the Notes. Consequently, the holders of the Notes must rely solely on collections in respect of the Deposited Assets for payments on the Notes. If collections in respect of the Deposited Assets, net of any amounts owed by the Issuer to the Swap Counterparty, the Indenture Trustee and the Owner Trustee, are insufficient to make all payments and distributions due in respect of the Notes, there will be no other assets of the Issuer available for payment of any shortfall and, following realization on the Deposited Assets, any obligation of the Issuer to pay such shortfall will be extinguished.

      THE SWAP AGREEMENT. The purchase of the Notes involves risks associated with the Swap Agreement and the Swap Counterparty. If the Swap Counterparty fails to make payments due to the Issuer under the Swap Agreement, the Issuer will be unable to meet its obligations in respect of the Notes. The Swap Agreement may be terminated early in accordance with its terms upon the occurrence of certain "Events of Default" or "Termination Events" thereunder (as described herein) (each, a "Swap Termination Event").

      Upon the occurrence of certain Swap Termination Events under the Swap Agreement, the Issuer or the Swap Counterparty may be liable to make a termination payment to the other (regardless, if applicable, of which of such parties may have caused such termination). The amount of any such termination payment will be based on the market value of the Swap Agreement computed on the basis of market quotations of the cost of entering into swap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Swap Agreement. Any such termination payment could, if interest rates have changed significantly, be substantial.

      Upon the occurrence of a Swap Termination Event, the principal of the Notes will be declared or become automatically due and payable and the Indenture Trustee will be obligated to sell the Term Assets (and any Eligible Investments) as described under "Description of the Indenture -- Liquidations of Term Assets and Eligible Investments." In any such event, the ability of the Issuer to pay principal and interest on the Notes will depend on (a) the prices at which the Term Assets and Eligible Investments are liquidated, (b) the amount of the termination payment (if any) which may be due to the Swap Counterparty from the Issuer under the Swap Agreement, and (c) the amount of the termination payment, if any, which may be due to the Issuer from the Swap Counterparty under the Swap Agreement. If the net proceeds from liquidation of the Term Assets and Eligible Investments are not sufficient to make all payments due in respect of the Notes and for the Issuer to meet its obligations, if any, in respect of the termination of the Swap Agreement, then such amounts will be applied in accordance with the priority of payments described herein and the claims of the Swap Counterparty in respect of such net proceeds will rank higher in priority than the claims of the Noteholders. See "Description of the Notes-Priority of Payments."

      THE TERM ASSETS. The Term Assets represent interests in the Term Assets Issuer only and do not represent interests in or obligations of the Issuer or any affiliate of the Issuer. If the Term Assets Issuer fails to pay any amounts due on the Term Assets, then investors in the Notes could incur losses, inasmuch as the Deposited Assets of the Issuer available for payment of the Notes will be limited as described above under "Limited Assets." Prospective investors should avail themselves of the same information concerning the Term Assets Seller, the Term Assets Servicer and the Term Assets as they would if they were purchasing the Term Assets or similar investments backed by or representing interests in Receivables. Certain factors in respect of the Term Assets that should be specially considered by prospective investors are discussed under "Risk Factors" in Appendix A.

      MATURITY ASSUMPTIONS. The risk of uncertainty in the timing of prepayment of principal of the Notes is dependent on, among other things, the rate of principal prepayments of the Base Mortgage Loans (as defined herein) underlying the Reference Securities. See "The Reference Securities." In deciding whether to purchase the Notes, investors should satisfy themselves that they understand the prepayment risks associated with mortgage securities. In addition, an investor should purchase Notes only after performing an analysis of the Reference Securities based upon the investor's own assumptions as to future rates of prepayment and the effect of the Prepayment Calculation Table. See "The Reference Securities."

      EARLY PREPAYMENT RISK. The principal of the Notes will be prepaid as described herein, in whole or in part, on any Distribution Date on or after February 15, 1999. The Monthly Amortization Rate for any month will depend on the rate of prepayment of the Base Mortgage Loans, the effect of the Prepayment Calculation Table and on other factors described herein. The formula for calculating prepayments on the Notes may result in a rate of prepayment on the Notes for any Distribution Date that differs significantly from the prepayment rate on the Reference Securities. In addition, the Notes are subject to early redemption in whole at the option of the Swap Counterparty (the "Optional Redemption") in certain circumstances. See "Description of the Notes -- Optional Redemption."

      EFFECT OF PREPAYMENT CALCULATION TABLE. The PSA Index Rate and the Prepayment Calculation Table will determine the rate of prepayment of the Notes. As illustrated in the Prepayment Calculation Table, if the PSA Index Rate for any month is equal to or less than 100%, the Monthly Amortization Rate for such month will be 0%. At PSA Index Rates above 100%, the corresponding Monthly Amortization Rates will increase. If the PSA Index Rate for any month is equal to or greater than 575%, the Monthly Amortization Rate for such month will be 22.50%.

      YIELD CONSIDERATIONS. The yield to maturity for each of the Notes will depend upon the purchase price thereof, the rate of principal prepayments on the Base Mortgage Loans, the effect of the Prepayment Calculation Table, the Optional Redemption and the actual characteristics of the Base Mortgage Loans. Generally, if the actual rate of prepayments on the Base Mortgage Loans is slower than the rate anticipated by an investor who purchased Notes at a discount, the actual yield to such investor may be lower than such investor's anticipated yield. If the actual rate of prepayments on the Base Mortgage Loans is faster than the rate anticipated by an investor who purchased Notes at a premium, the actual yield to such investor also may be lower than such investor's anticipated yield. As described above, beginning in February 1999, variations in the rate of prepayment of the Notes may be significant.

      The timing of changes in the rate of principal prepayments on the Base Mortgage Loans (and, thus, the rate of prepayment of the Notes) also may significantly affect the yield to an investor, even if the average rate of principal prepayments is consistent with such investor's expectations. In general, the earlier the payment of principal, the greater the effect on an investor's yield to maturity. Investors must make their own decisions as to the appropriate assumptions, including payment assumptions, to be used in deciding whether to purchase the Notes. See " -- Effect of Prepayment Calculation Table" above.

      PREPAYMENT CONSIDERATIONS AND RISKS RELATING TO THE REFERENCE SECURITIES. The rate of principal prepayments on the Reference Securities (as reflected in the PSA Index Rate) will include prepayments and liquidations resulting from default, casualty or condemnation and payments made pursuant to any guaranty of payment by, or option to repurchase of, FHLMC. In general, when the level of prevailing interest rates declines sufficiently relative to the interest rates on fixed rate mortgage loans, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Based upon published information, the rate of prepayments on 30-year single-family mortgage loans has fluctuated significantly in recent years. Accordingly, the Issuer cannot estimate what the prepayment experience of the Base Mortgage Loans will be.

      Acceleration of mortgage payments as a result of transfers of the mortgaged property is another factor affecting prepayment rates. The FHLMC PC Offering Circular (as defined herein) indicates under "Mortgage Purchase and Servicing Standards -- Mortgage Servicing -- Assumption and Due-on-Transfer

Policies" therein that most of the mortgage loans that FHLMC purchases contain "due-on-transfer" clauses permitting automatic acceleration upon a transfer of the mortgaged property or an interest therein regardless of the creditworthiness of the transferee. The FHLMC PC Offering Circular also indicates that, except in the case of certain as of transfers described therein, FHLMC generally requires its servicers to enforce such due-on-transfer clauses and to demand full payment of the remaining principal balance of the related mortgage to the extent permitted under the securities instrument and state and federal law.

      REINVESTMENT RISK. As described herein, the rate of prepayment of the Notes depends on a number of factors, including the PSA Index Rate (which in turn reflects the rate of prepayments on the Reference Securities), the effect of the Prepayment Calculation Table and the Optional Redemption. Accordingly, it is not possible to predict the rate at which the principal amount of the Notes will be redeemed. Moreover, since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Notes will be able to reinvest the payments thereon at yields equalling or exceeding the yield on the Notes. It is possible that yields on such reinvestments will be lower, and may be significantly lower, than the yield on the Notes. Investors in the Notes should consider the related reinvestment risk in light of other investments that may be available to such investors.


                        DESCRIPTION OF THE TERM ASSETS

            The Term Assets consist of the Class A Floating Rate Asset Backed Certificates, Series 1996-4 issued by Chase Manhattan Credit Card Master Trust (the "Term Assets Issuer"). The table below sets forth certain characteristics of the Term Assets. The table does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Term Assets Prospectus pursuant to which the Term Assets were offered and sold.

Term Assets Issuer..................................   Chase Credit Card Master Trust
Term Assets Seller..................................   Chase Manhattan Bank USA, National Association
Term Assets Servicer................................   The Chase Manhattan Bank
Term Assets Trustee.................................   The Bank of New York
Designation.........................................   Series 1996-4, Class A
Percentage of total Term Assets pool................   100%
Term Assets Scheduled Final Distribution Date.......   Term Assets Distribution Date in November 2003
Term Assets Certificate Rate........................   LIBOR + 0.13%
Term Assets Distribution Date.......................   15th day of each month
Commencement of Controlled
   Accumulation Period..............................   October 31, 2002
Term Assets Ratings.................................   Aaa by Moody's and AAA by Standard & Poor's

      This Prospectus Supplement, together with the accompanying Prospectus, sets forth certain relevant terms with respect to the Term Assets, but does not provide detailed information with respect to the Term Assets. Appendix A to this Prospectus Supplement contains excerpts from the Term Assets prospectus and supplement thereto, each dated November 6, 1996 (the "Term Assets Prospectus"), pursuant to which the Term Assets were offered and sold. This Prospectus Supplement and the accompanying Prospectus relate only to the Notes offered hereby and do not relate to the Term Assets.

      The Term Assets Issuer is subject to the information requirements of the Exchange Act. Accordingly, the Term Assets Issuer is required to file reports and other information with respect to the Term Assets Issuer, including monthly servicer reports ("Term Assets Servicer Reports") regarding the Receivables, with the Commission. Copies of such reports and other information may be inspected and copies are available at certain offices of the Commission at the address listed under "Available Information" in the Term Assets Prospectus.

      Neither the Company nor the Underwriter participated in the preparation of the Term Assets Servicer Reports. Such reports and information will have been prepared by the Term Assets Issuer and will not be independently verified by the Company or the Underwriter. There can be no assurance that events have not occurred which would affect the accuracy or completeness of any statements included in the Term Assets Servicer Reports or in the publicly available documents filed by or on behalf of the Term Assets Issuer.

      Although the Company has no reason to believe the information concerning the Term Assets, the Term Assets Issuer, or the Term Assets Prospectus is not reliable, the Company has not verified either its accuracy or its completeness. Such information is as of the date of the Term Assets Prospectus and comparable information if given as of the date hereof may be different.

      Set forth below is certain information excerpted and summarized from the Term Assets Prospectus relating to the Term Assets.

GENERAL

      The Term Assets have been issued pursuant to the master pooling and servicing agreement, as supplemented by a series supplement, each dated as of November 6, 1996 (the "Term Assets Agreement"), entered into among Chase Manhattan Bank USA, National Association (the "Term Assets Seller"), The Chase Manhattan Bank (the "Term Assets Servicer") and The Bank of New York, as trustee (the "Term Assets Trustee"). See Appendix A for further description of the Term Assets Issuer. The following summary describes certain general terms of such Term Assets Agreement, but investors should refer to the Term Assets Agreement itself for all the terms governing the Term Assets.

      The Term Assets represent an undivided interest in the Term Assets Issuer, including the right to a percentage of cardholder payments on the Receivables underlying such issue of the Term Assets. The assets of the Term Assets Issuer include a pool of credit card Receivables arising under the Accounts, funds due or to become due in respect of the Receivables, monies on deposit in certain accounts of the Term Assets Issuer, the right to draw upon various enhancements and the right to receive certain interchange fees attributed to cardholder charges for merchandise. The Term Assets represent the right to receive payments of interest for the related Term Assets Interest Accrual Period at the applicable Term Assets Certificate Rate (as defined herein) for each interest period from Finance Charge Receivables and other amounts available; therefor, and payments of principal on the Term Assets Scheduled Final Distribution Date (or, under certain limited circumstances, during the period commencing with a Term Assets Amortization Event) from principal collections of the Receivables.

      The Term Assets Seller holds the interest in the Receivables of the Term Assets Issuer not represented by the Term Assets and any other series of securities issued by the Term Assets Issuer. The Term Assets Seller holds an undivided interest in the Term Assets Issuer (the "Seller's Interest"), including the right to a percentage of all cardholder payments on the Receivables.

INTEREST DISTRIBUTIONS

      The Term Assets bear interest at a rate (the "Term Assets Certificate Rate") equal to 0.13% per annum above the London interbank offered quotations for one-month United States dollar deposits ("LIBOR"). LIBOR is determined according to Telerate Page 3750 of the Dow Jones Telerate Service (or such other page as may replace Telerate Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). Interest on the Term Assets is calculated on the basis of the actual number of days in the related interest period and a 360-day year. Interest at the applicable rate is required to be distributed to the holders of the Term Assets.

PRINCIPAL DISTRIBUTIONS

      Principal distributions due to the holders of the Term Assets are scheduled to be paid on the Term Assets Distribution Date in November, 2003, but may be distributed earlier or later than such date under certain circumstances. If a Pay Out Event (as such term is defined in the Term Assets

Prospectus) (a "Term Assets Amortization Event") occurs with respect to the Term Assets, monthly distributions of principal to the holders of the Term Assets will begin on the first Term Assets Distribution Date following the occurrence of such Term Assets Amortization Event. See "Term Assets Amortization Events" below.

OPTIONAL REPURCHASE BY TERM ASSETS SELLER

      The Term Assets are subject to optional repurchase by the Term Assets Seller on or after any Term Assets Distribution Date on which the investor interest of the holders of the Term Assets is reduced to an amount less than or equal to 5% of the initial amount of such investor interest.

INVESTOR PERCENTAGE AND SELLER'S PERCENTAGE

      Pursuant to the Term Assets Agreement, all amounts collected on the Receivables will be allocated between the investor interest of the holders of the Term Assets, the investor interest of any other non-seller interests in the Term Assets Issuer, the investor interest of any other series, and the seller's interest by reference to the investor percentage of the holders of the Term Assets, the investor percentage of such other non-seller interests, the investor percentage of any other series, and the Seller's Percentage.

      The "Seller's Percentage" in all cases means the excess of 100% over the aggregate investor percentages of all Series then outstanding.

REDUCTION OF INVESTOR INTEREST

      Receivables in defaulted Accounts may result in reductions of the investor interest of the holders of the Term Assets, depending on the sufficiency of excess spread, reallocated principal collections and credit enhancement available therefor. If the investor interest of the holders of the Term Assets has been so reduced, it will be reimbursed on any Transfer Date by the amount of excess spread allocated and available for such purpose, as described in the Term Assets Prospectus.

ALLOCATION OF COLLECTIONS

      The Term Assets Servicer will deposit any payments collected by the Term Assets Servicer with respect to the Receivables and will generally allocate, deposit and distribute such amounts as follows:

            (a) an amount equal to the applicable Seller's Percentage of the aggregate amount of deposits in respect of Principal Receivables and Finance Charge Receivables, respectively, will be paid to the holder of the Seller's Certificate;

            (b) an amount equal to the applicable investor percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be deposited into an account for the benefit of the holders of the Term Assets and the other holders of the investor interests in the Term Assets Issuer;

            (c) during the revolving period, an amount generally equal to the applicable investor percentage of collections in respect of Principal Receivables will be paid to the holder of the Collateral Interest, with the balance treated as "Shared Principal Collections" and applied as set forth in the Term Assets Prospectus;

            (d)   during  the  Term Assets Controlled Accumulation  Period,  an
                  amount  equal  to   the  applicable  investor  percentage  of
                  collections in respect of Principal Receivables will be deposited into the Principal Funding Account (as defined in the Term Assets Prospectus);

            (e) after the occurrence of a Term Assets Amortization Event, an amount equal to the applicable investor percentage of collections in respect of Principal Receivables will be distributed to the holders of the Term Assets.

      "Principal Receivables" generally consist of amounts charged by cardholders for goods and services, cash advances and consolidation or transfer of balances from other credit cards. "Finance Charge Receivables" generally consist of monthly periodic charges and amounts charged to Accounts in respect of certain credit card fees, including cash advance fees, late fees, over-limit fees, annual membership fees and all other fees billed to cardholders, including administrative fees.

CREDIT ENHANCEMENT

      The Class B Floating Rate Asset Backed Certificates, Series 1996-4 (the "Class B Certificates") issued by the Term Assets Issuer, and the collateral interest (the "Collateral Interest") deposited by the Term Assets Seller, contemporaneously with the issuance of the Term Assets constitute credit enhancement for the Term Assets. The Class B Certificates and the Collateral Interest are subordinated to the extent necessary to fund certain payments with respect to the Term Assets.

TERM ASSETS AMORTIZATION EVENTS

      The following is a summary of the Term Assets Amortization Events (all of which are "Pay-Out Events" as described in the Term Assets Prospectus):

            (a) failure on the part of the Term Assets Seller to make any payment or deposit on the date required under the Term Assets Agreement (or within five days thereafter), or a material failure by the Term Assets Seller to perform covenants and agreements of the Term Assets Seller in the Term Assets Agreement within the time periods given in the Term Assets Agreement;

            (b) material breaches of certain representations, warranties or covenants or failure to observe or perform in a material respect (after applicable grace periods) any covenant or agreement under the Term Assets Agreement;

            (c) any reduction of the portfolio yield or excess spread (averaged over any three consecutive months) to a rate below a certain rate provided in the Term Assets Agreement for such period;

            (d) a failure by the Term Assets Seller to convey Receivables to the Term Assets Issuer when required by the Term Assets Agreement;

            (e) occurrence of a material default (after applicable grace periods) by the Term Assets Servicer in connection with its acting as the Servicer for the Receivables underlying the Term Assets;

            (f) insufficient funds in the account maintained by the Term Assets Trustee to pay the Term Assets on the Term Assets Scheduled Final Distribution Date;

            (g) certain events of bankruptcy, conservatorship, insolvency or receivership relating to the Term Assets Seller;

            (h) the Term Assets Seller becomes unable for any reason to transfer Receivables to the Term Assets Issuer in accordance with the provisions of the Term Assets Agreement; or

            (i) the Term Assets Issuer becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Term Assets Servicer is paid a monthly fee for its servicing activities and to reimburse to it for its expenses (a "Term Assets Servicing Fee"). The Term Assets Servicing Fee will be allocated among the Seller's Interest and the investor interests of all series issued by the Term Assets Issuer.

      The Term Assets Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Term Assets Trustee and independent accountants and other fees which are not expressly stated in the related Term Assets Agreement to be payable by the Term Assets Issuer or the holders of Term Assets.

TAX CONSIDERATIONS RELATING TO THE TERM ASSETS

      The Term Assets evidence an interest in a trust fund created by the Term Assets Agreement. Prospective investors should be aware that the purchase, ownership or disposition of the Term Assets or any interest therein involves certain United States Federal income tax consequences not described herein and as to which Rogers & Wells, special tax counsel to the Depositor, has not provided any opinions. In particular, an opinion was rendered by the respective tax counsel to the underlying transaction that the Term Assets would be treated as debt instruments for federal income tax purposes and, in the discussion set forth herein and for purposes of its opinion described below, Federal Tax Counsel has relied upon the description of such opinions in the Term Assets Prospectus. Prospective investors are urged to consider the discussion of Federal income tax consequences in the Term Assets Prospectus relating to the Term Assets for a discussion of the United States Federal income tax consequences of the purchase, ownership and disposition of the Term Assets and of the tax treatment of the Term Assets Issuer.

RATINGS OF THE TERM ASSETS

      The Term Assets have been rated "Aaa" by Moody's and "AAA" by Standard & Poor's. Any rating of the Term Assets is not a recommendation to purchase, hold or sell the Term Assets or the Notes, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be revised or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant.

THE TERM ASSETS SELLER

      Chase Manhattan Bank, USA, National Association ("Chase USA"), a wholly-owned banking subsidiary of The Chase Manhattan Corporation ("Chase"), was originally incorporated under the laws of Delaware in 1982 and is headquartered in Wilmington, Delaware. Chase USA is currently chartered as a national bank and as such is regulated primarily by the Comptroller of the Currency. Chase USA's activities are predominantly related to credit card lending and other forms of unsecured consumer lending.

      Chase is a bank holding company the principal bank subsidiary of which is The Chase Manhattan Bank, a New York State bank.

      The principal executive office of Chase USA is located at 802 Delaware Avenue, Wilmington, Delaware 19801, telephone number (302) 575-5000.

SALOMON BROTHERS INC AND THE TERM ASSETS SELLER

      From time to time, Salomon Brothers Inc may be engaged by the Term Assets Seller or affiliates thereof as an underwriter or placement agent, in an advisory capacity or in other business arrangements. In addition, Salomon Brothers Inc or another affiliate of the Company may make a market in other outstanding securities of the Term Assets Issuer.


                                  THE ISSUER

GENERAL

      TIERS Asset-Backed Securities, Series CHAMT Trust 1997-7 will be formed as a business trust established under the laws of the State of Delaware pursuant to the Trust Agreement, dated as of September 15, 1997, as supplemented by the Series CHAMT 1997-7 Supplement dated as of September 15, 1997 (together, the "Trust Agreement"), between the Company and Delaware Trust Capital Management, Inc. (the "Owner Trustee"). The Issuer is being formed for the principal purposes of issuing the Notes and the Certificates, purchasing the Term Assets and Eligible Investments (as defined herein), entering into and performing the Swap Agreement, collecting and making payments, and activities incidental to the foregoing. The Trust Agreement (and the Certificates issued thereunder) will be governed by and construed in accordance with the laws of the State of Delaware.

      Concurrently with the execution and delivery of the Trust Agreement, the Company will sell the Term Assets to the Issuer. The Issuer will issue the Notes and the Certificates and apply the net proceeds thereof to purchase such Term Assets and will pledge the Term Assets to the Indenture Trustee pursuant to the Indenture.

      The Term Assets will have been purchased by the Company in the secondary market (either directly or through an affiliate of the Company). The Term Assets will not be acquired from the Term Assets Issuer as part of any distribution by or pursuant to any agreement with the Term Assets Issuer. The Term Assets Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Term Assets to the Company.

OWNER TRUSTEE

      Delaware Trust Capital Management, Inc. is the Owner Trustee under the Trust Agreement. The address of the Owner Trustee is 900 Market Street, 2nd Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.

ADMINISTRATION

      First Trust of New York, National Association will enter into an Administration Agreement with the Issuer pursuant to which it will act as administrator (the "Administrator"). The Administrator will agree, to the extent provided in such Administration Agreement, to enforce the Swap Agreement at the direction of the Issuer and to provide and perform other administrative services for the Issuer. The Administrator will be appointed in lieu of any other administrative agent or custodian and no Administrative Agent or Sub-Administrative Agent (each as defined in the Prospectus) will be appointed by the Issuer. Fees of the Administrator will be paid by the Company and will not constitute a claim on the Deposited Assets of the Issuer.


                           DESCRIPTION OF THE NOTES

      THE FOLLOWING SUMMARIES DESCRIBING CERTAIN PROVISIONS OF THE NOTES DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE PROSPECTUS AND TO THE PROVISIONS OF THE INDENTURE.

      The Notes will be issued pursuant to an Indenture, to be dated as of September 15, 1997, as supplemented by a supplemental indenture thereto dated as of September 15, 1997 (together, the "Indenture"), between the Issuer and First Bank of New York, National Association, as trustee (the "Indenture Trustee").

      The Notes will be issued as a single Class of Notes, designated as the Fixed Rate Notes, Class A, on the Original Issuance Date. The Notes will be denominated, and distributions with respect thereto will be payable, in U.S. dollars (the "Specified Currency"). The Notes will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $1,000 and multiples of $1,000 in excess thereof.

INTEREST

      Interest will accrue on each Note on the unpaid principal amount thereof (the "Note Principal Amount") at the fixed rate of 6.688% per annum (the "Note Interest Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months and will be payable monthly on the 15th day of each month (or, if any such date is not a Business Day, then on the next succeeding Business Day), commencing October 15, 1997 (each, a "Distribution Date"). Accrued interest in respect of each Interest Accrual Period will be payable in arrears on the related  Distribution Date and on the Scheduled  Final  Distribution  Date  (as
defined herein). "Interest Accrual Period" means, with respect to any Distribution Date, the period from and including the preceding Distribution Date (or, in the case of the initial Distribution Date, from and including the Original Issuance Date) to but excluding such Distribution Date. If a Distribution Date as originally scheduled is not a Business Day and interest is to be paid on the next succeeding Business Day, no additional interest shall accrue in the related Interest Accrual Period for the number of additional days to such succeeding Business Day.

      A failure to pay interest due on the Notes on any Distribution Date, which failure continues for five Business Days, constitutes an Indenture Event of Default, provided that if interest on the Notes is deferred in accordance with the provisions described below under "Deferred Interest," such deferred interest will not be considered to be "due" until the Distribution Date following the date when the related deferred interest on the Terms Assets is received by the Issuer.

DEFERRED INTEREST

      If any amount of interest which would otherwise be payable on the Term Assets is deferred under the terms and conditions thereof, an equivalent amount (determined by the Calculation Agent in accordance with the Swap Agreement) of interest in respect of the Notes and Certificates will be deferred. Any deferred interest on the Notes will become payable on the Distribution Date following the date when the related deferred interest on the Term Assets is received by the Issuer. Noteholders will not be entitled to any additional payment in respect of any such delay.

PRINCIPAL

      The outstanding principal amount of the Notes, consisting of the portion, if any, of the principal of the Notes that has not been prepaid as described under "Mandatory Prepayment of the Notes", will be paid on November 15, 2003 (or, if such day is not a Business Day) the next succeeding Business Day (the "Scheduled Final Distribution Date"). However, all or a portion of the principal of the Notes is expected to be prepaid in the circumstances and in the manner described herein. See "Mandatory Prepayment of the Notes." Further, if an Indenture Event of Default occurs (in the absence of any Swap Early Termination (as defined herein)), the Indenture Trustee may, and at the written request of the holders of a majority of the principal of the Notes will, declare the Notes to be immediately due and payable, subject to the prior written consent of the Swap Counterparty under certain circumstances. If a Swap Early Termination occurs, the entire unpaid principal amount of the Notes will automatically become immediately due and payable. Notwithstanding the foregoing, the occurrence of chargeoffs on Receivables underlying the Term Assets, unless offset by recoveries or other credit support features, would reduce amounts owed by the Swap Counterparty and could cause ultimate receipt of principal by the Noteholders to be less certain and, if net chargeoffs were material, could result in receipt of less than all principal by Noteholders by the Scheduled Final Distribution Date. See "Risk Factors" and "Mandatory Prepayment of the Notes."

PAYMENTS

      Payments on the Notes will be made to the Noteholders in whose name the Notes were registered on the day immediately preceding each Distribution Date, except in the limited circumstances in which Definitive Notes are issued as described herein (each, a "Record Date"). See "Definitive Notes."

OPTIONAL REDEMPTION

      At its option, the Swap Counterparty may purchase all of the Term Assets and Eligible Investments of the Issuer, at a price equal to the amount that is sufficient to pay 100% of the principal and all accrued interest on the Notes and the Certificates, whereupon the Issuer shall redeem the Notes in full, on any Distribution Date on which the aggregate principal amount of the Term Assets remaining in the series of the Trust is less than 10% of the aggregate principal amount of the Term Assets as of the Original Issuance Date (before giving effect to distributions to be made on such date).

PRIORITY OF PAYMENTS

      Amounts received in respect of the Term Assets (other than payments received in respect of a Term Assets Amortization Event, which shall be allocated to Eligible Investments and applied as described herein solely in respect of payments of principal) and amounts received in respect of the Swap Agreement will be applied on each Distribution Date to the following distributions in the following order of priority (the "Priority of Payments"), solely to the extent of Available Funds (as defined below) on such Distribution
Date:

      FIRST, to the Swap Counterparty, any amounts due pursuant to the Swap Agreement;

      SECOND, to the Noteholders, any interest due on the Notes;

      THIRD, to the Noteholders, any principal due on the Notes;

      FOURTH, to the Issuer, to be distributed to the holders of the Certificates, any interest due on the Certificates; and

      FIFTH,  to  the  Issuer,  to  be  distributed   to  the  holders  of  the
Certificates, any principal due on the Certificates.

      There can be no assurance that the Available Funds on any Distribution Date will be sufficient to make all required distributions on the Notes. To the extent Available Funds are not sufficient to make any such distributions due on the Notes, any shortfall will be carried over and will be distributable on the next Distribution Date on which sufficient funds exist to pay such shortfalls. For purposes hereof, "Available Funds" means, for any Distribution Date, the sum of all amounts received on or with respect to the Term Assets and the Swap Agreement on such Distribution Date (and on any other day since the preceding Distribution Date).

ALLOCATION OF LOSSES; SUBORDINATION

      The subordination provided by the Certificates is designed to protect holders of the Notes from certain losses and other shortfalls with respect to the Deposited Assets. As a result, losses and other shortfalls with respect to the Deposited Assets will be borne by the Notes only if such losses and other shortfalls are not so covered or if the coverage in respect thereof has been exhausted.

GLOBAL NOTES

      The Notes will initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Company, the "Clearing Agency"), except as provided below. The Company has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No holder of any such Note (a "Note Owner") will be entitled to receive a certificate representing such persons's interest, except as set forth below under "Definitive Notes." Unless and until Definitive Notes are issued under the limited circumstances described herein, all references to actions by holders with respect to any such Notes shall refer to actions taken by DTC upon instructions from its Participants. See "Definitive Notes" below and "Description of Securities-Global Securities" in the Prospectus.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a "Note Owner" only at the direction of one or more Participants to whose DTC account such Notes are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such Notes evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Notes evidence such Voting Rights, authorize divergent action.

DEFINITIVE NOTES

      Definitive Notes will be issued to Note Owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Company advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to a class of Notes and the Company is unable to locate a qualified successor or
(ii) the Company, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee is required to notify all Participants of the availability through DTC of Definitive Notes. Upon surrender by DTC of the definitive global certificates representing the Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue such Notes as Definitive Notes issued in the respective principal amounts owned by the individual owners of such Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as holders under the Indenture.

      If Definitive Notes are issued, payments or distributions of principal and interest on the Definitive Notes will be made by the Indenture Trustee directly to the holders in whose names the Definitive Notes were registered on the related Record Date. For purposes of any Definitive Notes, "Record Date" means the last Business Day of the month prior to the month in which such payment occurs (or, with respect to the first Distribution Date, the Original Issuance Date). Payments or distributions will be made by wire transfer to an account specified in writing by the holder and reasonably satisfactory to the Indenture Trustee or by check mailed to the address of each holder as it appears on the register maintained by the Indenture Trustee, except that the final payment on any Definitive Note will be made only upon presentation and surrender of such Definitive Note on the date for such final payment or distribution at such office or agency as is specified in the notice of final distribution to holders. The Indenture Trustee will provide such notice to holders not later than the fifth day of the month of the final distribution. The holder of such a Definitive Note may transfer such Note by surrendering it at the office or agency maintained by the Indenture Trustee.


                       MANDATORY PREPAYMENT OF THE NOTES

MONTHLY PREPAYMENT

      Beginning on the February 15, 1999 Distribution Date and on each Distribution Date thereafter until the principal amount of the Notes is paid in full, the Issuer will prepay a pro rata portion of the then outstanding principal amount of each Note (which prepayment may range from 0.00% to 22.50% of such outstanding principal amount) on the basis of calculations described in the following paragraph. The principal amount of the Notes to be prepaid on any applicable Distribution Date as described herein (the "Mandatory Prepayment Amount") will vary based in part on the monthly prepayment rate (the "Monthly Amortization Rate") specified in the Prepayment Calculation Table that corresponds to the PSA Index Rate for such month. The PSA Index Rate for any month reflects the unscheduled rate of reduction in aggregate principal amount of outstanding 30-year Federal Home Loan Mortgage Corporation ("FHLMC") Gold 8.0% mortgage participation certificates issued in calendar year 1995 (the "Reference Securities"). The Mandatory Payment Amount may also vary depending on the amount of the Class A Investor Charge-Offs (as defined in the Term Assets Prospectus) through such date.

      CALCULATION OF PREPAYMENT AMOUNTS. On each Distribution Date beginning with the February 15, 1999 Distribution Date, the Issuer will prepay Notes in an amount equal to the Mandatory Prepayment Amount. "Mandatory Prepayment Amount" means, for any Distribution Date, an amount equal to the product of (i) the Note Notional Amount on such Distribution Date (before giving effect to any distributions on such date) multiplied by (ii) the Monthly Amortization Rate that corresponds to the PSA Index Rate for the month in which such Distribution Date occurs. "Note Notional Amount" will be defined in the Indenture to mean, with respect to any Distribution Date, the amount of principal that the Noteholder of such Note would receive on such date (taking into account the subordination of the Certificates) if all of the principal of the Receivables underlying the Term Assets owned by the Issuer were to be paid on such date, excluding charge-offs, but including recoveries, computed (in each case) as contemplated by the Term Assets Agreement. See Appendix A hereto and the Term Assets Prospectus. The Note Principal Amount immediately following any such Distribution Date will be calculated by multiplying the original principal amount of the Notes by the Note Current Factor (as defined herein). In connection with the calculation of prepayment amounts, the determination of the PSA Index Rate, Monthly Amortization Rate, prepayment amounts, Note Current Factor, and outstanding principal amount of Notes each month by the Calculation Agent, the Indenture Trustee or the Administrator, as applicable, on behalf of the Issuer will, absent manifest error, be final and binding.

      As illustrated in the Prepayment Calculation Table below, an increase in the PSA Index Rate for the month of a particular Distribution Date generally results in an increase in the Monthly Amortization Rate (and thus an increase in the percentage of the then outstanding principal amount of the Notes to be prepaid on such date). Conversely, a decrease in the PSA Index Rate for the month of a particular Distribution Date generally results in a decrease in the Monthly Amortization Rate (and thus a decrease in the percentage of the then outstanding principal amount of the Notes to be prepaid on such date). If on any Distribution Date the Optional Redemption takes effect, the entire outstanding principal amount of the Notes will be prepaid on such date. Thus, variations in the rate of prepayment of the Notes from month to month may be significant.

PREPAYMENT CALCULATION TABLE


                   Monthly                      Monthly                      Monthly
    PSA Index    Amortization   PSA Index    Amortization    PSA Index     Amortization
     Rate(%)        Rate(%)       Rate(%)      Rate (%)       Rate (%)       Rate (%)
    ---------    ------------   ---------    ------------    ---------     -------------
      0-100          0.000         157           1.596            214        3.192
       101           0.028         158           1.624            215        3.220
       102           0.056         159           1.652            216        3.248
       103           0.084         160           1.680            217        3.276
       104           0.112         161           1.708            218        3.304
       105           0.140         162           1.736            219        3.332
       106           0.168         163           1.764            220        3.360
       107           0.196         164           1.792            221        3.388
       108           0.224         165           1.820            222        3.416
       109           0.252         166           1.848            223        3.444
       110           0.280         167           1.876            224        3.472
       111           0.308         168           1.904          225-325      3.500
       112           0.336         169           1.932            326        3.570
       113           0.364         170           1.960            327        3.640
       114           0.392         171           1.988            328        3.710
       115           0.420         172           2.016            329        3.780
       116           0.448         173           2.044            330        3.850
       117           0.476         174           2.072            331        3.920
       118           0.504         175           2.100            332        3.990
       119           0.532         176           2.128            333        4.060
       120           0.560         177           2.156            334        4.130
       121           0.588         178           2.184            335        4.200
       122           0.616         179           2.212            336        4.270
       123           0.644         180           2.240            337        4.340
       124           0.672         181           2.268            338        4.410
       125           0.700         182           2.296            339        4.480
       126           0.728         183           2.324            340        4.550
       127           0.756         184           2.352            341        4.620
       128           0.784         185           2.380            342        4.690
       129           0.812         186           2.408            343        4.760
       130           0.840         187           2.436            344        4.830
       131           0.868         188           2.464            345        4.900
       132           0.896         189           2.492            346        4.970
       133           0.924         190           2.520            347        5.040
       134           0.952         191           2.548            348        5.110
       135           0.980         192           2.576            349        5.180
       136           1.008         193           2.604            350        5.250
       137           1.036         194           2.632            351        5.320
       138           1.064         195           2.660            352        5.390
       139           1.092         196           2.688            353        5.460
       140           1.120         197           2.716            354        5.530
       141           1.148         198           2.744            355        5.600
       142           1.176         199           2.772            356        5.670
       143           1.204         200           2.800            357        5.740
       144           1.232         201           2.828            358        5.810
       145           1.260         202           2.856            359        5.880
       146           1.288         203           2.884            360        5.950
       147           1.316         204           2.912            361        5.020
       148           1.344         205           2.940            362        6.090
       149           1.372         206           2.968            363        6.160
       150           1.400         207           2.996            364        6.230
       151           1.428         208           3.024            365        6.300
       152           1.456         209           3.052            366        6.370
       153           1.484         210           3.080            367        6.440
       154           1.512         211           3.108            368        6.510
       155           1.540         212           3.136            369        6.580
       156           1.568         213           3.164            370        6.650

        				S-19

                   Monthly                      Monthly                      Monthly
    PSA Index    Amortization   PSA Index    Amortization    PSA Index     Amortization
     Rate(%)        Rate(%)       Rate(%)      Rate (%)       Rate (%)       Rate (%)
    ---------    ------------   ---------    ------------    ---------     -------------
       371           6.720         431          11.200            491       15.780
       372           6.790         432          11.275            492       15.860
       373           6.860         433          11.350            493       15.940
       374           6.930         434          11.425            494       16.020
       375           7.000         435          11.500            495       16.100
       376           7.075         436          11.575            496       16.180
       377           7.150         437          11.650            497       16.260
       378           7.225         438          11.725            498       16.340
       379           7.300	   439		11.800		  499       16.420
       380           7.375	   440		11.875		  500	    16.500
       381           7.450	   441		11.950		  501	    16.580
       382           7.525	   442		12.025		  502	    16.660
       383           7.600	   443		12.100		  503	    16.740
       384           7.675	   444		12.175		  504	    16.820
       385           7.750	   445		12.250		  505	    16.900
       386           7.825	   446		12.325		  506	    16.980
       387           7.900	   447		12.400		  507	    17.060
       388           7.975	   448		12.475		  508	    17.140
       389           8.050	   449		12.550		  509	    17.220
       390           8.125	   450		12.625		  510	    17.300
       391           8.200	   451		12.700		  511	    17.380
       392           8.275	   452		12.775		  512	    17.460
       393           8.350	   453		12.850		  513	    17.540
       394           8.425	   454		12.925		  514	    17.620
       395           8.500	   455		12.000		  515	    17.700
       396           8.575	   456		13.075		  516	    17.780
       397           8.650	   457		13.150		  517	    17.880
       398           8.725	   458		13.225		  518	    17.940
       399           8.800	   459		13.300		  519	    18.020
       400           8.875	   460		13.375	          520	    18.100
       401           8.950	   461		13.450		  521	    18.180
       402           9.025	   462		13.525		  522	    18.260
       403           9.100	   463		13.800	          523	    18.340
       404           9.175	   464		13.675		  524	    18.420
       405           9.250	   465		13.750		  525	    18.500
       406           9.325	   466		13.825		  526	    18.580
       407           9.400	   467		13.900		  527	    18.660
       408           9.475	   468		13.975		  528	    18.740
       409           9.550	   469		13.050		  529	    18.820
       410           9.625	   470		14.125	          530       18.900
       411           9.700	   471		14.200		  531	    18.980
       412           9.775	   472		14.275		  532	    19.060
       413           9.860	   473		14.350		  533       19.140
       414           9.925	   474		14.425		  534	    19.220
       415          10.000	   475		14.500		  535	    19.300
       416          10.075	   476		14.580		  536	    19.380
       417          10.150	   477		14.660		  537	    19.460
       418          10.225	   478		14.740	          538	    19.540
       419          10.300	   479		14.820		  539	    19.620
       420          10.375	   480		14.900		  540	    19.700
       421          10.450	   481		14.980		  541	    19.780
       422          10.525	   482		14.060		  542	    19.860
       423          10.600	   483		15.140		  543       19.940
       424          10.675	   484		15.220		  544	    20.020
       425          10.750	   485		15.300		  545       20.100
       426          10.825	   486		15.380            546       20.180
       427          10.900	   487		15.460		  547       20.260
       428          10.975	   488		15.540		  548	    20.340
       429          11.050	   489		15.620		  549	    20.420
       430          11.125	   490		15.700		  550	    20.500

                   Monthly                      Monthly                      Monthly
    PSA Index    Amortization   PSA Index    Amortization    PSA Index     Amortization
     Rate(%)        Rate(%)       Rate(%)      Rate (%)       Rate (%)       Rate (%)
    ---------    ------------   ---------    ------------    ---------     -------------
       551          20.580         560          21.300            569       21.020
       552          20.660         561          21.380            570       22.100
       553          20.740         562          21.460            571       21.180
       554          20.820         563          21.540            572       21.260
       555          20.900         564          21.620            573       21.340
       556          20.980         565          21.700            574       22.420
       557          20.060         566          21.780            575       22.500
       558          21.140         567          21.860
       559          21.220         568          21.940


      The "Note Current Factor" is a number (carried to eight decimal places) that represents the portion of the aggregate original Note Principal Amount of the Notes then outstanding. The Note Principal Amount of any Note at any time will be equal to the denomination of such Note multiplied by the Note Current Factor. Until any portion of the Note Principal Amount of the Notes has been prepaid, the Note Current Factor will be 1.00000000. Commencing on the February 15, 1999 Distribution Date, the Note Current Factor for any Distribution Date will represent the portion of the aggregate original Note Principal Amount of the Notes then outstanding after giving effect to the amount to be prepaid on such Distribution Date. The Indenture Trustee will maintain the Note Current Factor and will adjust it in connection with each prepayment of the Notes.

      DETERMINATION OF PSA INDEX RATE. The "PSA Index Rate" means, with respect to any Distribution Date (in the following order of priority):

      (i) the rate that appears as of 3:00 p.m. (New York City time) on the related Prepayment Determination Date (as defined below) on the Reference Bloomberg Page (as defined below) under the column heading "1 MO" opposite the row "PSA";

      (ii) if such rate does not appear on the Reference Bloomberg Page as of 3:00 p.m. (New York City time) on such Prepayment Determination Date, the Calculation Agent will request FHMLC to provide a quotation of the monthly prepayment speed (calculated according to the PSA Standard Prepayment Model (as defined herein)) for the Reference Securities for the applicable month. If FHMLC provides such quotation, the PSA Index Rate will be the quotation provided by FHMLC;

      (iii) if the Calculation Agent determines that FHMLC has not provided such quotation by 5:00 p.m. on the second Business Day following such Prepayment Determination Date, the Calculation Agent will request five major securities dealers selected by the Calculation Agent to provide a quotation of the monthly prepayment speed (calculated according to the PSA Standard Prepayment Model) for the Reference Securities for the applicable month. If at least two such quotations are so provided, then the PSA Index Rate will be the arithmetic mean (rounded to the nearest whole integer and rounding up in the event the fractional amount is equal to or greater than 0.5) determined by the Calculation Agent of the quotations so obtained (and, if five such quotations are provided, eliminating the highest quotation (or, in the event of equality, one of the highest) and lowest quotation (or, in the event of equality, one of the lowest)). If only one quotation is so provided, the PSA Index Rate will be the quotation so provided; and

      (iv) If no such quotation is provided as requested in clause (iii) above, then the PSA Index Rate will be the PSA Index Rate determined with respect to the Distribution Date preceding the applicable Distribution Date (or, in the case of the first Distribution Date, the monthly prepayment speed (calculated according to the PSA Standard Prepayment Model) for the Reference Securities obtained from the sources specified in clauses (i)-(iii) above, in that order, with respect to the most recent month for which such information is available.

      "Reference Bloomberg Page" means the display designated as page "A013" and titled "Reference Collateral 30-year Gold 8.00, Issued in 1995" (or such other page selected by the Calculation Agent as may replace page "A013" for the purpose of displaying the monthly prepayment speed (calculated based on the PSA Standard Prepayment Model) for the Reference Securities) on the Bloomberg Financial Markets Service (or such other service selected by the Calculation Agent as may replace such service).

      "PSA Standard Prepayment Model" or "PSA" means the methodology set forth under "Mortgage Prepayment Models -- THE PSA STANDARD PREPAYMENT MODEL" in the "Uniform Practices for the Clearance and Settlement of Mortgage-Backed Securities and Other Related Securities of the Public Securities Association."

      The "Prepayment Determination Date" for any Distribution Date on which a payment or prepayment of principal on the Notes is due will be the first Business Day of the month in which such Distribution Date occurs.

      The calculation of the PSA Index Rate, which involves numerous mortgage pools, may differ among dealers and other market participants, which differences may be significant. The Issuer reserves the right, exercisable by the Indenture Trustee in its sole discretion on behalf of the Issuer, to determine whether any modification in PSA methodology or in the timing or procedures affecting publication or dissemination of the PSA prepayment rate for the Reference Securities warrants an adjustment to the foregoing calculation procedures, whereupon such procedures will be deemed to be amended as so determined by the Indenture Trustee; provided that no change in such procedures will be effective without the written consent of the Swap Counterparty.

      CERTAIN ADDITIONAL INFORMATION ABOUT THE PSA STANDARD PREPAYMENT MODEL. Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used herein with respect to the Base Mortgage Loans is the PSA Standard Prepayment Model. 100% PSA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 150% PSA assumes prepayment rates will be 0.3% per annum in month one, 0.6% per annum in month two, and increasing by 0.3% in each succeeding month until reaching a rate of 9% per annum in month 30 and remaining constant at 9% per annum thereafter. Similarly, 200% PSA assumes prepayment rates will be 0.4% per annum in month one, 0.8% per annum in month two, and increasing by 0.4% in each succeeding month until reaching a rate of 12% per annum in month 30 and remaining constant at 12% per annum thereafter. 0% PSA assumes no prepayments. Having the PSA Standard Prepayment Model as an industry standard allows actual prepayment experiences of pools of mortgage loans to be expressed by reference to such model.

      THE PSA STANDARD PREPAYMENT MODEL DOES NOT PURPORT TO BE AN HISTORICAL DESCRIPTION OF THE PREPAYMENT EXPERIENCE OF ANY POOL OF MORTGAGE LOANS OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS, INCLUDING THE BASE MORTGAGE LOANS. IT IS HIGHLY UNLIKELY THAT THE BASE MORTGAGE LOANS WILL PREPAY AT ANY CONSTANT PERCENTAGE OF PSA OR AT ANY OTHER CONSTANT RATE.

LIQUIDATIONS OF TERM ASSETS AND ELIGIBLE INVESTMENTS

      In connection with any Distribution Date on which a Mandatory Prepayment Amount will be due, the Administrator is required to sell in accordance with the Sale Procedures (as defined herein) Term Assets and Eligible Investments, or any combination thereof, at the direction of the Swap Counterparty, having an aggregate principal balance equal to that month's Mandatory Prepayment Amount. The proceeds of such sale will be paid to the Swap Counterparty and the Swap Counterparty, pursuant to the Swap Agreement, will pay to the Issuer an amount equal to the Mandatory Prepayment Amount. See "Description of the Indenture- Liquidations of Term Assets & Eligible Investments".

NOTICE OF PREPAYMENT

      No notice of prepayment will be given to the Noteholders in connection with the payment of any Mandatory Prepayment Amount.


                         DESCRIPTION OF THE INDENTURE

      THE FOLLOWING SUMMARY OF CERTAIN PROVISIONS OF THE INDENTURE DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE PROVISIONS OF THE INDENTURE. SEE "DESCRIPTION OF THE NOTES" HEREIN AND "DESCRIPTION OF THE INDENTURE" IN THE PROSPECTUS.

COLLECTION ACCOUNT

      All interest distributions on the Term Assets and each payment received by the Indenture Trustee under the Swap Agreement will be deposited promptly in the Collection Account and distributed on each Distribution Date in accordance with the Priority of Payments.

COLLATERAL ACCOUNT

      Any principal distributions on the Term Assets will be deposited promptly in the Collateral Account and invested by the Indenture Trustee in Eligible Investments, as identified by the Swap Counterparty. Neither the Term Assets nor any Eligible Investments held in the Collateral Account will be available to pay interest due on the Notes if amounts in the Collection Account are at any time insufficient to make such payments. Rather, such amounts are intended to be liquidated only in connection with the payment of Mandatory Prepayment Amounts or upon the occurrence of an Indenture Event of Default.

      "Eligible Investments" means any one or more of the following obligations or securities, provided that the total return specified by the terms of each such obligation or security is at least equal to the purchase price thereof:
(i) direct obligations of, and obligations fully guaranteed by, the United States; (ii) demand and time deposits in, certificates of deposit of, or banker's acceptances issued by any depository institution or trust company (including the Indenture Trustee or any agent or affiliate of the Indenture Trustee acting in their respective commercial capacities) incorporated under the laws of the United States or any State and subject to supervision and examination by Federal and/or State banking authorities so long as the commercial paper and/or the short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment rated not less than A-1+ from Standard & Poor and P1 from Moody's; (iii) commercial paper having at the time of such investment, a rating of not less than A-1+ from Standard & Poor and P1 from Moody's; (iv) investments in money market funds having a rating from the Rating Agency in the highest investment category granted thereby (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor or otherwise may have an interest) at the time such investment; and (v) investments in asset-backed securities issued pursuant to a pooling and servicing agreement, master pooling agreement, trust agreement or indenture, having at the time of such investment ratings of AAA from S&P and Aaa from Moody's.

      Eligible Investments may include, without limitation, those investments for which the Indenture Trustee, the Owner Trustee or an affiliate thereof provides services. All Eligible Investments shall mature no later than the Scheduled Final Payment Date for the Notes.

LIQUIDATIONS OF TERM ASSETS AND ELIGIBLE INVESTMENTS

      In connection with any Distribution Date on which a Mandatory Prepayment Amount will be due on the Notes, Term Assets or Eligible Investments or a combination thereof, in each case as designated by the Swap Counterparty, will be liquidated and sold by the Indenture Trustee pursuant to the Sale Procedures as specified in the Indenture in an aggregate principal amount equal to the principal amount of the Notes to be prepaid on such date as described under "Mandatory Prepayment -- Monthly Prepayment." "Sale Procedures" means, in connection with any sale of Term Assets or Eligible Investments, procedures pursuant to which the Administrator, on behalf of the Issuer, shall sell such securities to the highest bidders among not less than three solicited bidders in the relevant markets for such securities (one of which bidders may (but need not) be Salomon Brothers Inc, SwapCo. Inc., the Swap Counterparty or any of their respective affiliates and which bidders need not be limited to recognized broker dealers). In the sole, good faith judgement of the Administrator, bids may be evaluated on the basis of bids for all or any portion of the securities being sold or any other basis selected in good faith by the Administrator.

REPORTS TO NOTEHOLDERS

      The Indenture Trustee will mail to each Noteholder, at such Noteholder's written request, at its address listed on the Note Register maintained with the Indenture Trustee a monthly report stating (i) the amounts of principal and interest, respectively, paid on each $1,000 in Note Principal Amount of Notes,
(ii) the aggregate Note Principal Amount, (iii) the Note Current Factor, and
(iv) the outstanding balance of the Term Assets and the Eligible Investments, if any.

INDENTURE EVENTS OF DEFAULT

      With respect to the Notes, an "Event of Default" under the Indenture (each, an "Indenture Event of Default") will consist of the following: (i) a default for five Business Days or more in the payment of any interest on any Note when the same becomes due and payable; provided that if interest on the Notes is deferred in accordance with the provisions described under "Description of the Notes -- Deferred Interest," such deferred interest will not be considered "due and payable" within the meaning of this clause (i) until the Distribution Date following the date when the related deferred interest on the Term Assets is received by the Issuer; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable by reason of mandatory prepayment or otherwise; (iii) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Issuer by the Indenture Trustee or the Swap Counterparty or to the Issuer, the Swap Counterparty and the Indenture Trustee by the holders of at least 25% of the Note Principal Amount of the Notes; (iv) any representation or warranty made by the Issuer in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty was incorrect not having been cured within 30 days after notice thereof is given to the Issuer by the Indenture Trustee or the Swap Counterparty or to the Issuer, the Swap Counterparty and the Indenture Trustee by the holders of at least 25% of the Note Principal Amount of the Notes then outstanding; (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer, or (vi) the occurrence of a Swap Early Termination.

RIGHTS UPON INDENTURE EVENT OF DEFAULT

      If is an Indenture Event of Default occurs due to late payment or nonpayment of interest due on the Notes, additional interest will accrue on such unpaid interest at the interest rate on the Notes (to the extent lawful) until such interest is paid. Such additional interest on unpaid interest will be due at the time such interest is paid. If there is an Event of Default due to late payment or nonpayment of principal on the Notes, interest will continue to accrue on such principal at the interest rate on the Notes until such principal is paid.

      If an Indenture Event of Default occurs and is continuing (other than an Indenture Event of Default that constitutes a Swap Early Termination), the Indenture Trustee may and, at the written request of the holders of a majority of the principal of the Notes then outstanding will, declare the principal of the Notes to be immediately due and payable, subject to the prior written consent of the Swap Counterparty. Such declaration may, under certain circumstances, be rescinded by the holders of a majority of the outstanding principal of the Notes then outstanding, subject to the prior written consent of the Swap Counterparty. If a Swap Early Termination occurs, the entire unpaid principal amount of the Notes will become immediately due and payable automatically.

      If an Indenture Event of Default occurs and is continuing (other than by reason of a Swap Early Termination), the Indenture Trustee (subject to the next paragraph) may institute proceedings to collect amounts due or foreclose on property of the Issuer, exercise remedies as a secured party, sell the Term Assets or elect to have the Issuer maintain possession of the Term Assets and continue to apply collections on the Term Assets; provided, however, that (i) the Indenture Trustee shall not be obligated to act on behalf of any Term Assets obligor and (ii) if the Swap Counterparty has given instructions to the Indenture Trustee with respect to such proceedings, remedies or actions, and no Swap Default as to which the Swap Counterparty is the defaulting party or Termination Event as to which the Swap Counterparty is the Affected Party shall have occurred, the Indenture Trustee shall follow such instructions and shall disregard any contrary instructions. If an Indenture Event of Default due to a Swap Early Termination occurs and is continuing or upon an acceleration of the Notes, the Indenture
Trustee is required to liquidate the Term Assets and any Eligible Invest-ments in compliance with the Indenture. The amount distributed to any Noteholder upon such liquidation will equal the lesser of (i) its Pro Rata Share of (A) the proceeds of the liquidation of the Term Assets and the Eligible Investments minus (B) the sum of (1) any termination payment owed by the Issuer to the Swap Counterparty under the Swap Agreement and (2) any other unpaid expenses incurred by the Issuer; and (ii) 100% of the outstanding principal amount of such Note plus accrued interest thereon (such lesser amount, the "Liquidation Price"). "Pro Rata Share" means the percentage obtained by dividing (i) the outstanding principal amount of such Note by (ii) the outstanding principal amount of all of the Notes plus the aggregate principal amount of all of the Certificates.

      The Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes or the Swap Counterparty, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to certain limitations contained in the Indenture, if a Swap Default as to which the Swap Counterparty is the defaulting party or a Termination Event as to which the Swap Counterparty is the Affected Party shall have occurred. the holders of a majority of the outstanding principal of the Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee. With the prior written consent of the Swap Counterparty, the holders of a majority of the principal of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except (i) a default in the payment of principal or interest, (ii) a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding principal of the Notes or (iii) the occurrence of a Swap Early Termination.

      No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given the Indenture Trustee written notice of a continuing Indenture Event of Default,
(ii) the holders of not less than 25% of the outstanding principal of the Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity satisfactory to the Indenture Trustee, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding, (v) no direction inconsistent with such written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority of the outstanding principal of the Notes and (vi) the Swap Counterparty's prior written consent has been obtained (unless a Swap Default on its part has occurred). Notwithstanding the foregoing, the Swap Contemporary will agree, and each Noteholder, by its acceptance of its Note, will be deemed to have agreed, that, prior to the date that is one year and one day after payment in full of the Notes, it will not institute, nor join in the institution of, any insolvency proceeding against or affecting the Issuer.

      In addition, each of the Indenture Trustee and each Noteholder, by its acceptance of Notes, will covenant that they will not at any time institute against the Issuer or the Company any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law in connection with the Notes, the Swap Agreement, the Indenture, the Trust Agreement or any related agreement.

      With respect to the Issuer, neither the Indenture Trustee nor the Owner Trustee in their capacities as trustees, nor any holder of a Certificate representing an ownership interest in the Issuer, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuer contained in the Indenture.

CERTAIN COVENANTS

      The Issuer will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer unless directed to do so by the Indenture Trustee, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Issuer, (iii) except as contemplated pursuant to the Indenture, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or the proceeds thereof, except as permitted by the Trust Agreement or the Indenture.

      The Issuer may not engage in any activity other than as specified under "The Issuer" herein. The Issuer will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Trust Agreement and the Indenture.

SATISFACTION AND DISCHARGE OF INDENTURE

      The Indenture will be discharged (subject to surviving rights of indemnity) with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of the Notes, and any amounts due to the Swap Counterparty.

MODIFICATION OF INDENTURE

      With the consent of the holders of a majority of the outstanding principal amount of the Notes and the consent of the Swap Counterparty, the Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders.

      Without the consent of the holder of each outstanding Note affected thereby and the consent of the Swap Counterparty, however, no supplemental indenture will: (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the Term Assets to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor, as provided in the Indenture, to the payment of any such amount due on the Notes on or after the respective due dates thereof, (ii) reduce the percentage of the outstanding principal of the Notes required to direct the Indenture Trustee to sell or liquidate the Term Assets pursuant to the terms of the Indenture; (iii) reduce the percentage of the outstanding principal amount of the Notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;
(iv) modify or alter the provisions of the Indenture regarding the definition of the term "Outstanding"; (v) decrease the percentage of the aggregate principal amount of Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; (vi) permit any modification of the provisions of the Indenture in such a manner to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

      The Issuer and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders; provided that such action will not materially and adversely affect the interest of any Noteholder or the Swap Counterparty as evidenced by a legal opinion satisfactory to the Swap Counterparty and the Indenture Trustee.

VOTING RIGHTS

      At all times, the voting rights of Noteholders under the Indenture will be allocated among the Notes pro rata in accordance with their respective Note Principal Amounts.

GOVERNING LAW

      The Notes and the Indenture will be governed by and construed in accordance with the laws of the state of New York.

THE INDENTURE TRUSTEE

      First Trust of New York, National Association, a national banking corporation, will act as trustee pursuant to the Indenture. The Indenture Trustee's offices are located at 100 Wall Street, Suite 1600, New York, New York 10005 and its telephone number is (212) 361-2510.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE COMPANY

      Neither the Company, the Indenture Trustee nor any director, officer or employee of the Company or the Indenture Trustee will be under any liability to the Issuer or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee, the Company and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. The Indenture Trustee and/or its affiliates may receive compensation in connection with the Indenture Trustee's investment of proceeds of Term Assets in certain Eligible Investments as provided in the Indenture.

      All persons into which the Indenture Trustee may be merged or with which it may be consolidated, or to whom its assets may be sold substantially as an entirety, or any person resulting from such merger, consolidation, or sale, will be the successor of the Indenture Trustee under the Indenture.

                       DESCRIPTION OF THE SWAP AGREEMENT

      THE FOLLOWING SUMMARY DESCRIBES CERTAIN TERMS OF THE SWAP AGREEMENT. THE SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE PROVISIONS OF THE SWAP AGREEMENT.

PAYMENTS UNDER THE SWAP AGREEMENT

      On the Original Issuance Date, the Issuer will enter into a 1992 International Swaps and Derivatives Association, Inc. ("ISDA") Master Agreement (Multi Currency-Cross Border) (such agreement, the "1992 Master Agreement") with the Swap Counterparty, as modified to reflect the transactions described below and certain terms of the Notes (the 1992 Master Agreement, as so modified, the "Swap Agreement"). The Swap Agreement will incorporate certain relevant standard definitions published by ISDA.

      Under the Swap Agreement, the Issuer will pay to the Swap Counterparty, on each Distribution Date, an amount equal to the payments of interest received on the Term Assets (including any deferred or penalty interest), and the Swap Counterparty will pay to the Issuer on each Distribution Date amounts equal to the interest payable on the Notes on such date. If, on any Distribution Date, the amount received by the Issuer on the Term Assets and paid to the Swap Counterparty is less than the scheduled interest thereon, the Swap Counterparty shall reduce its payment to the Issuer by the amount of such deficiency.

      In addition, on each Distribution Date on which a Mandatory Prepayment Amount is due, the Issuer will pay to the Swap Counterparty an amount equal to the proceeds from the sale of Term Assets or Eligible Investments (as defined herein) or any combination thereof (at the direction of the Swap Counterparty) having an aggregate principal balance equal to that month's Mandatory Prepayment Amount and the Swap Counterparty will pay to the Issuer an amount equal to the Mandatory Prepayment Amount.

      Unless the Swap Agreement is terminated early (a "Swap Early Termination") as described under "-- Swap Early Termination," the Swap Agreement will terminate on the earlier of (i) the Scheduled Final Distribution Date and (ii) the date on which the principal of all of the Notes is prepaid as described under "Mandatory Prepayment of the Notes -- Monthly Prepayment".

SCHEDULED FINAL DISTRIBUTION DATE; ASSET IMPAIRMENT EVENT

      On the Scheduled Final Distribution Date, unless an Asset Impairment Event has occurred, the Term Assets and Eligible Investments will be sold in accordance with the Sale Procedures and paid to the Swap Counterparty and the Swap Counterparty will pay to the Issuer the aggregate Note Principal Amount and Certificate principal balance, plus accrued interest on the Notes and Certificates. If, however, an Asset Impairment Event occurs, the Indenture Trustee will be obligated to sell the Term Assets and to use the proceeds from such sale (and the amount of any scheduled payment in respect of interest received from the Swap Counterparty) to: FIRST, pay to the Swap Counterparty any scheduled payment then due under the Swap Agreement; SECOND, to redeem the Notes, together with any accrued interest thereon; and THIRD, to remit the balance, if any, to the Issuer for application in accordance with the Trust Agreement. "Asset Impairment Event" will be defined in the Swap Agreement to mean that on the Scheduled Final Distribution Date for the Term Assets, the Note Notional Amount (as defined herein under "Mandatory Prepayment of the Notes -- Monthly Prepayment"), less all losses (if any) on Eligible Investments that became defaulted investments while owned by the Issuer, is less than the aggregate Note Principal Amount of the Notes on such date. If such an Asset Impairment Event occurs, the Noteholders will not recover the full principal amount of their Notes.

CONDITIONS PRECEDENT

      The respective obligations of the Swap Counterparty and the Issuer to pay any amount due under the Swap Agreement will be subject to the following conditions precedent: (i) no Swap Default (as defined below under "-Swap

Defaults") or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing and (ii) no Termination Event (as defined below under "Swap Termination Events") has occurred.

SWAP DEFAULTS

      "Events of Default" under the Swap Agreement (each, a "Swap Default") are limited to: (i) the failure of the Issuer or the Swap Counterparty to pay any amount when due under the Swap Agreement after giving effect to the applicable grace period, if any, (ii) the occurrence of certain events of insolvency or bankruptcy of the Issuer or the Swap Counterparty and (iii) an acceleration of the Notes upon an Indenture Event of Default.

SWAP TERMINATION EVENTS

      In addition to certain standard early termination events under the 1992 Master Agreement, including "Illegality" as described in Sections 5(b)(i) of the 1992 Master Agreement, "Termination Events" under the Swap Agreement consist of the following: (i) the occurrence of an Optional Redemption of the Notes, (ii) payment in full of the Note Principal Amount and the certificate principal balance (a "Prepayment Event").

SWAP EARLY TERMINATION

      Upon the occurrence of any Swap Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date (as defined in the Swap Agreement) upon the occurrence and continuance of such Swap Default. Upon the occurrence of a Swap Termination Event, an "Early Termination Date" (as defined in the Swap Agreement) may be designated by one of the parties (as specified in each case in the Swap Agreement) and will occur only upon notice and, in certain cases, after any Affected Party (as defined in the Swap Agreement) has used reasonable efforts to transfer its rights and obligations under the Swap Agreement to a related entity within a limited period after notice has been given of the Termination Event, all as set forth in the Swap Agreement. Upon the occurrence of (i) any Swap Default arising from any action taken, or failure to act, by the Swap Counterparty, or (ii) a Termination Event with respect to which the Swap Counterparty is the Affected Party, the Indenture Trustee may by notice to the Swap Counterparty designate an Early Termination Date with respect to the Swap Agreement.

      Upon an Early Termination Date under the Swap Agreement caused by a Swap Default or an Illegality, the Issuer or the Swap Counterparty may be liable to make a termination payment to the other (regardless, if applicable, of which of such parties may have caused such termination). Such termination payment will be calculated on the basis that the Issuer is the Affected Party (as defined in the Swap Agreement) except in the case of early termination by reason of default by the Swap Counterparty or an Illegality with respect to the Swap Counterparty. The amount of any such termination payment will be based on the market value of the Swap Agreement computed on the basis of market quotations of the cost of entering into swap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties in accordance with the procedures set forth in the Swap Agreement. Any such termination payment could, if interest rates have changed significantly, be substantial. No termination payment will be due if the Swap Termination Event is an Optional Redemption of the Notes or a Prepayment Event (as defined above).

      If an Early Termination Date occurs or is designated, the principal of the Notes will be declared or become automatically due and payable and the Indenture Trustee will be obligated to sell the Term Assets as described under "Description of the Indenture - Liquidations of Term Assets and Eligible Investments." In any such event, the ability of the Issuer to pay principal and interest on the Notes will depend (a) on the price at which the Term Assets and Eligible Investment are liquidated, (b) on the amount of the termination payment, if any, which may be due to the Swap Counterparty from the Issuer under the Swap Agreement, and (c) on the amount of the termination payment, if any, which may be due to the Issuer from the Swap Counterparty under the Swap Agreement. If the net proceeds from liquidation of the Term Assets and

Eligible Investments are not sufficient to make all payments due in respect of the Notes and for the Issuer to meet its obligations, if any, in respect of the termination of the Swap Agreement, then such amounts will be applied in accordance with the priority of payments described herein and the claims of the Swap Counterparty in respect of such net proceeds will rank higher in priority than the claims of the Noteholders. See "Description of the Notes -- Priority of Payments."

TAXATION

      Neither the Issuer nor the Swap Counterparty is obligated under the Swap Agreement to gross up payments if withholding taxes are imposed on payments made under the Swap Agreement.

      In the event that any withholding tax is imposed on payments due to the Issuer on the Term Assets or payments by the Issuer under the Swap Agreement, the Swap Counterparty will be entitled to deduct amounts in the same proportion (as calculated in accordance with the Swap Agreement) from subsequent payments due from it.

ASSIGNMENT

      Neither the Issuer nor the Swap Counterparty is permitted to assign, novate or transfer as a whole or in part any of its rights, obligations or interests under the Swap Agreement.

THE SWAP COUNTERPARTY

      Westdeutsche Landesbank Girozentrale ("WestLB"), which traces its history to 1832, was created by the merger of two central banks, or Landesbanks (German State Banks), in the State of North Rhine-Westphalia, the Federal Republic of Germany ("Germany") on January 1, 1969. As a German universal bank, WestLB provides commercial and investment banking services regionally, nationally and internationally to public, corporate and bank customers. West LB is the largest of the Landesbanks and, on the basis of total assets at December 31, 1996, was the third largest bank in Germany. At December 31, 1996, WestLB had total assets of approximately DM349.8 billion (approximately U.S. $225.0 billion).

      The New York Branch of WestLB ("West LB New York") is licensed and subject to supervision and regulation by the Superintendent of Banks of the State of New York. WestLB New York is examined by the New York State Banking Department and is subject to banking laws and regulations applicable to a foreign bank that operates a New York branch.

      Upon written request, WestLB will provide without charge to each person to whom this Prospectus is delivered a copy of its most recent annual report. Written request for such annual reports or any additional information concerning WestLB should be directed to Westdeutsche Landesbank Girozentrale, New York Branch, 1211 Avenue of the Americas, New York, New York 10036,
Attention:  Branch Management.


        WEIGHTED AVERAGE LIFE OF THE NOTES AND MATURITY CONSIDERATIONS

      Weighted average life refers to the average length of time, weighted by principal, that will elapse from the date of delivery of a security to the date each dollar of principal is repaid to the investor.

      The weighted average life of the Notes will be influenced by, among other factors, the rate at which principal prepayments (including principal prepayments, liquidations due to default, casualty and condemnation and payments made pursuant to any guaranty of payment by, or option to repurchase of, FHLMC) are made on the Base Mortgage Loans, the effect of the Prepayment Calculation Table and the Optional Redemption. Prepayments on the Base Mortgage Loans will be applied to principal distributions on the Reference Securities and, accordingly, will affect the PSA Index Rate (which, after giving effect to the Prepayment Calculation Table, will determine the rate of prepayment of the Notes as described herein). As illustrated in the Prepayment Calculation Table, if the PSA Index Rate for any month is equal to or less than 100%, the Monthly Amortization Rate for such month will be 0.00%. At PSA Index Rates above 225%, the corresponding Monthly Amortization Rates will increase.

If the PSA Index Rate for any month is equal to or greater than 575%, the Monthly Amortization Rate for such month will be 22.50%. Thus, variations in the rate of prepayment of the Notes from month to month may be significant. The effect of the foregoing factors on the Notes may vary at different times during the lives of the Notes. Accordingly, no assurance can be given as to the weighted average lives of the Notes.

      The Scheduled Final Distribution Date for the Notes is the date not later than which the principal amount of the Notes is required to be fully paid. As described above, the actual final payment of the Notes may occur earlier, and could occur significantly earlier, than the Scheduled Final Distribution Date. However, there can be no assurance that the final payment of principal of the Notes will occur prior to the Scheduled Final Distribution Date.

      In addition, if the aggregate outstanding principal amount of the Term Assets immediately after any Distribution Date would be less than 10% of the aggregate original principal amount of the Term Assets as of the Original Issuance Date, then the entire remaining principal amount of the Notes, together with accrued interest thereon, may be prepaid by the Issuer on such Distribution Date. See "Description of the Notes -- Optional Redemption."

                           THE REFERENCE SECURITIES

      The Offering Circular for FHLMC Mortgage Participation Certificates relating to the Reference Securities (the "FHLMC PC Offering Circular"), which sets forth the general characteristics of the Reference Securities, indicates that the Reference Securities represent undivided interests in pools of conventional, level payment, first-lien, single-family, fixed-rate residential mortgage loans having original maturities of up to 30 years (the "Base Mortgage Loans"). The FHLMC PC Offering Circular further provides that principal and interest on the Base Mortgage Loans are to be passed through monthly, commencing on the 15th day of the month following the month of the initial issuance of the Reference Securities (or, if such 15th day is not a business day, on the first business day next succeeding such 15th day). A description of the method for calculating the amount of principal to be passed through in a particular month in respect of the Reference Securities is set forth in the FHLMC PC Offering Circular under "PC Security Structure -- Payments on PCs - Calculation of Payments for Gold PCs."

      Based solely on information made available by FHLMC, the Base Mortgage Loans have the additional characteristics set forth in the table below as of August 1, 1997. The Issuer has made no independent verification of such information. Certain other data specific to the Reference Securities currently are made available by FHLMC through the FHLMC Investor Inquiry Department (telephone 800-336-3672).

      Approximate WAC(1)...................................8.576%
      Approximate WALA(2)...............................28 months
      Approximate WARM(3)..............................322 months

----------------
      (1) WAC is the weighted average coupon calculated by FHLMC, which is the average of the mortgage coupons of the Base Mortgage Loans, weighted by the corresponding principal balance.
      (2) WALA is the weighted average loan age calculated by FHLMC, which is the average of the number of months since origination of the Base Mortgage Loans, weighted by the corresponding principal balances. FHLMC measures the loan age of a mortgage loan by reference to the due dates of monthly payments. A mortgage loan that has not reached its first due date has a loan age of zero months (even if a month or more has elapsed since its actual date of origination); a mortgage loan that has reached its first due date but not its second has a loan age of one month; and so forth.
      (3) WARM is the weighted average remaining term to maturity calculated by FHLMC, which is the average of the remaining terms to maturity of the Base Mortgage Loans, weighted by the corresponding principal balance.

      ALTHOUGH THE PRINCIPAL AMOUNT OF NOTES PREPAYABLE ON A PARTICULAR DISTRIBUTION DATE IS RELATED TO PRINCIPAL PREPAYMENTS ON THE REFERENCE SECURITIES (AS REFLECTED IN THE PSA INDEX RATE FOR SUCH MONTH), THE NOTES ARE NOT SECURED BY THE REFERENCE SECURITIES.

               PREPAYMENT AND ADDITIONAL STRUCTURING ASSUMPTIONS
                              AND DECREMENT TABLE

      The following tables indicate the percentages of original principal amount of the Notes, respectively, that would be outstanding after each of the dates shown at various PSA Index Rates after application of the Prepayment Table and the corresponding weighted average lives of the Notes. The tables have been prepared on the basis of the Additional Structuring Assumptions (as defined below). However, the Base Mortgage Loans will not necessarily have the characteristics assumed, nor are the Base Mortgage Loans likely to prepay at a constant percentage of PSA. Moreover, diverse remaining terms to maturity of the Base Mortgage Loans could produce slower or faster principal payments than indicated in the table at the specified PSA Index Rates, even if the weighted average maturity of the Base Mortgage Loans is identical to the weighted average maturity specified in the Additional Structuring Assumptions.

      Unless otherwise specified, the information in the following tables has been prepared on the basis of the following assumptions (such assumptions, the "Additional Structuring Assumptions"):

<circle> the Base Mortgage Loans prepay at the PSA Index Rates specified in the related table;

<circle> the Original Issuance Date for the Notes is September 15, 1997;

<circle> the first payment of principal on the Notes occurs on February 15,
         1999; and

<circle> the Optional Redemption occurs upon the earliest permitted
         Distribution Date.

           PERCENT OF ORIGINAL PRINCIPAL AMOUNT OF NOTES OUTSTANDING

  PRINCIPAL
   PAYMENT                                        PSA Index Rate
    Date
                          100%          135%          175%          225%          325%        375%         475%         575%
  ---------               ----          ----          ----          ----          ----        ----         ----         ----
Initial Percent.....      100           100           100           100          100          100          100          100
September 15, 1998..      100           100           100           100          100          100          100          100
September 15, 1999..      100            92            84            75           75           56           29           13
September 15, 2000..      100            82            65            49           49           23            4            1
September 15, 2001..      100            73            51            32           32           10            1            0
September 15, 2002..      100            65            39            21           21            4            0            0
September 15, 2003..      100            58            30            14           14            2            0            0
September 15, 2004..        0             0             0             0            0            0            0            0
Weighted Average
 Life (years)*.....       6.2            5.0           4.1           3.4          3.4          2.5          1.9          1.7

____________
* Determined as specified under "Weighted Average Life of the Notes and Maturity Considerations" herein.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of certain Federal income tax consequences of the purchase, ownership, and disposition of the Notes by an initial Noteholder. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all Federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") and who do not hold their Notes as part of a "straddle," "hedging" or "conversion transaction." Investors should consult their own tax advisors to determine the Federal, state, local and other tax consequences of the purchase, ownership and disposition of the Notes.

      The Issuer will be provided with an opinion of Rogers & Wells ("Federal Tax Counsel") regarding certain Federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "Service") or the courts. Prospective investors should note that no rulings have been or will be sought from the Service with respect to any of the Federal income tax consequences discussed below, and no assurance con be given that the Service will not take contrary positions.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

      TREATMENT OF THE NOTES AS INDEBTEDNESS. Each Noteholder, by its acceptance of a Note, and the Indenture Trustee, in executing the Indenture, have agreed to treat the Notes as indebtedness for Federal and state income tax, franchise tax and transfer and similar tax purposes. Federal Tax Counsel will deliver its opinion that the Notes constitute indebtedness for Federal income tax purposes. The discussion below assumes that such characterization of the Notes is correct.

      GENERAL. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (I.E., any excess of the principal amount of the Notes over their issue price) is DE MINIMIS (I.E., less than 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations.

      INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a DE MINIMIS amount of OID must include such OID in income, as principal payments are made on the Note.

      It is possible, however, that interest on the Notes (together with any discount at the time of issuance) should be treated as OID because such interest is subject to deferral in certain limited circumstances. (See "Description of the Notes- Interest Deferral".) A Noteholder must include OID in income over the term of the Note under a constant interest method that takes into account the compounding of interest. Under the Code, OID is calculated and accrued using prepayment assumptions where payments on a debt instrument may be accelerated by reason of prepayments of other obligations securing such debt instrument (or, to the extent provided in regulations, by reason of other events). The legislative history to the provision of the Code provides that the same prepayment assumptions used to price a debt instrument be used to calculate OID, as well as to accrue market discount and amortize premium. Here, the Notes do not technically fit within the provisions of the Code that require the use of a prepayment assumption but there are no regulations extending this special OID rule to debt instruments similar to the Notes. Nevertheless, since the Notes' rate of prepayment is based upon the paydown of the Reference Securities and the rate of prepayment of the Reference Securities will be used in pricing the Notes, the Indenture Trustee intends to report income to Noteholders on the basis that the Notes have no OID, it will use that prepayment assumption in accordance with the PSA Standard Prepayment Model if required to do so. See "Certain Additional Information About the PSA Standard Prepayment Model" herein.

      SALE OR DISPOSITION. If a Noteholder sells a Note, the Noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Noteholder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the Noteholder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of principal payments previously received by such Noteholder with respect to such Note and the amount of interest payments representing OID previously included by such Noteholder. Any such gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains. Such capital gain or loss will be long-term capital gain or loss if the Noteholder is considered to have held a Note for more than eighteen months at the time of disposition. Individual Noteholders also may be subject to tax at a reduced rate on capital gain attributable Notes held for more than one year at the time of the disposition.

      FOREIGN NOTEHOLDERS. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and
(ii) provides the Indenture Trustee or other person who is otherwise required to withhold U.S. Federal income tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States Federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States Federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      BACKUP WITHHOLDING. Each Noteholder (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the Noteholder's name, address, correct Federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the Service as a credit against the holder's federal income tax liability.

      POSSIBLE ALTERNATIVE TREATMENT OF THE NOTES. If, contrary to the opinion of Federal Tax Counsel, the Service successfully asserted that one or more of the Notes did not represent debt for Federal income tax purposes the Notes may be treated as equity interests in a partnership. Under such characterization, the Issuer should not be subject to Federal income tax and should not be treated as a publicly traded partnership that is taxable as a corporation because the Trust would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt organizations (including pension funds) might be "unrelated debt financed income" (if the Trust had other indebtedness) or "unrelated business income." In addition, income to foreign Noteholders generally would be subject to Federal income tax and Federal income tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Issuer expenses.


                           STATE TAX CONSIDERATIONS

      In addition to the Federal income tax consequences described in "Certain Federal Income Tax Consequences" herein, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Notes offered hereunder. State income law may differ substantially from the corresponding Federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own advisors with respect to the various tax consequences of investments in the Notes offered hereunder.

                             ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, as applicable, impose certain requirements on (i) an employee benefit plan (as defined in Section 3(3) of ERISA), (ii) a plan described in Section 4975(e)(l) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Plan"). Before investing in Notes, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of, among other things, its overall investment policy and the composition and diversification of its portfolio. Any Plan fiduciary considering whether to purchase the Notes on behalf of a Plan should consult with its counsel and other advisors regarding the applicability of the provisions of ERISA and the Code. Based on the reasoning of the United States Supreme Court's decision in JOHN HANCOCK LIFE INS. CO. V. HARRIS TRUST AND SAVINGS BANK, 510 U.S. 86 (1993), an insurance company investing assets held in its general account might be treated as a Plan.

      Certain provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest") within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in a Note should specifically consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code, and whether any relevant exception from the prohibited transaction provisions of ERISA and the Code might apply.

      The United States Department of Labor has issued final regulations concerning the definition of what constitutes the assets of Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the Notes were deemed to be equity interests and no statutory, regulatory or administrative exemption apply, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes. Such plan assets would include an undivided interest in any assets held by the Trust. In such an event, the obligations and other responsibilities of Plan sponsors, Plan fiduciaries, Plan administrators, and parties in interest and disqualified persons under Parts 1 and 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code, as applicable, may be expanded, and there may be an increase in their liability under these and other provisions of ERISA and the Code (except to the extent (if any) that a favorable statutory or administrative exemption or exception applies). In addition, various providers of fiduciary or other services to the Trust, and any other parties with authority or control with respect to the Trust, could be deemed to be Plan fiduciaries or otherwise parties in interest or disqualified persons by virtue of their provision of such services. For example, the Owner Trustee and the Indenture Trustee and other persons, in providing services with respect to the Trust's subject to the fiduciary assets, may be parties in interest and disqualified persons with respect to such Plans. Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Assets Regulation is silent with respect to the question of which law constitutes "applicable local law" and which has no "substantial equity features." No assurance is given as to whether the assets of the Trust would be deemed to be the assets of Plans that become Note holders.

      ANY  PLAN  (AS WELL AS ANY EMPLOYEE BENEFIT PLAN NOT SUBJECT TO ERISA  OR
SECTION 4975 OF THE CODE) PROPOSING TO ACQUIRE NOTES SHOULD CONSULT WITH ITS OWN COUNSEL AND OTHER ADVISORS REGARDING ERISA AND SECTION 4975 OF THE CODE

(AND, IN THE CASE OF EMPLOYEE BENEFIT PLANS NOT SUBJECT TO ERISA, ANY ADDITIONAL CONSIDERATION ACTIVITY UNDER THE CODE AND UNDER STATE, LOCAL AND FOREIGN LAWS), AND ALL OTHER APPROPRIATE CONSIDERATIONS.


                            METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Underwriting Agreement, dated as of September 15, 1997 (the "Underwriting Agreement"), the Company has agreed to sell, and Salomon Brothers Inc (an affiliate of the Company) (the "Underwriter") has agreed to purchase, the Notes.

      Salomon Brothers Inc has agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all Notes offered hereby if any of such Notes are purchased.

      The Company has been advised by the Underwriter that it proposes to offer the Notes from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling Notes through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any dealers that participate with the Underwriter in the distribution of Notes may be deemed to be underwriters, and any profit on the resale of Notes by them may be deemed to be underwriting discounts or commissions under the Securities Act.

      The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

      Salomon Brothers Inc is an affiliate of the Company, and the participation by Salomon Brothers Inc in the offering of the Notes complies with Schedule E of the By-Laws of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.


                              RATING OF THE NOTES

      It is a condition to the issuance of the Notes that the Notes be rated Aaa by Moody's (the "Rating Agency"). The rating addresses the likelihood of the receipt by Noteholders of payments required under the Indenture, as applicable, and are based primarily on the credit quality of the Deposited Assets and of the Swap Counterparty, as well as on the rights of holders of the Notes with respect to collections and losses with respect to the Deposited Assets. The rating of the Notes does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Term Assets, the corresponding effect on yield to investors, or whether investors in the Notes may fail to recover fully their initial investment.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

      The Company has not requested a rating on the Notes by any rating agency other than the Rating Agency. However, there can be no assurance as to whether any other rating agency will rate the Notes, or, if does, what rating would be assigned by any such other rating agency. A rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes by the Rating Agency.

                                 LEGAL MATTERS

      Certain legal matters with respect to the Notes will be passed upon for the Company and the Underwriter by Rogers & Wells, New York, New York.

                            INDEX OF DEFINED TERMS


1992 Master Agreement ....................................................S-28
Additional Structuring Assumptions .......................................S-32
Asset Impairment Event ....................................................S-5
Available Funds ..........................................................S-16
Base Mortgage Loans .......................................................S-8
Business Day ..............................................................S-1
CEDE        ..............................................................S-17
Certificates ..............................................................S-1
Chase       ..............................................................S-13
Chase USA   ..............................................................S-13
Class B Certificates .....................................................S-12
Clearing Agency ..........................................................S-16
Code        ..............................................................S-32
Collateral Interest ......................................................S-11
Company     ...............................................................S-1
Controlled foreign corporation ...........................................S-34
Deposited Assets ..........................................................S-1
Distribution Date ...................................................S-2, S-15
DTC         ..........................................................S-2, S-3
Early Termination Date ...................................................S-29
Eligible Investments .....................................................S-23
ERISA       ..............................................................S-35
Events of Default ........................................................S-29
Federal Tax Counsel ......................................................S-33
FHLMC       .........................................................S-3, S-18
FHLMC PC Offering Circular ...............................................S-31
Finance Charge Receivables ...............................................S-12
Foreign person ...........................................................S-34
Germany     ..............................................................S-30
Indenture   ...............................................................S-1
Indenture Event of Default ...............................................S-24
Indenture Trustee ...............................................S-1, S-4, S-5
Interest Accrual Period ...................................................S-2
ISDA        ..............................................................S-28
Issuer      ...............................................................S-1
Liquidation Price ........................................................S-25
Mandatory Prepayment Amount ..............................................S-18
Monthly Amortization Rate ................................................S-17
Moody's     .........................................................S-4, S-36
Note Current Factor ......................................................S-21
Note Interest Rate ..................................................S-2, S-15
Note Notional Amount .....................................................S-18
Note Owner  ..............................................................S-17
Note Principal Amount ...............................................S-2, S-15
Noteholders ...............................................................S-3
Notes       ...............................................................S-1
OID         ..............................................................S-33
OID regulations ..........................................................S-33
Optional Redemption .......................................................S-8
Original Issuance Date ....................................................S-1

Original Issue Date .......................................................S-3
Owner Trustee .............................................................S-1
Participants ..............................................................S-2
Parties in interest ......................................................S-35
Pay-Out Events ...........................................................S-12
Plan        ..............................................................S-35
Plan Asset Regulation ....................................................S-35
Plan assets ..............................................................S-35
Portfolio interest .......................................................S-34
Prepayment Determination Date ............................................S-22
Prepayment Event .........................................................S-29
Principal Funding Account ................................................S-11
Principal Receivables ....................................................S-12
Priority of Payments .....................................................S-16
Pro Rata Share ...........................................................S-25
PSA Index Rate ...........................................................S-21
PSA Standard Prepayment Model ............................................S-22
Rating Agency ............................................................S-36
Receivables ...............................................................S-6
Record Date ..............................................................S-16
Reference Bloomberg Page .................................................S-22
Reference Securities ................................................S-3, S-18
Sale Procedures ..........................................................S-22
Scheduled Final Distribution Date ..............................S-1, S-2, S-15
Securities  ...............................................................S-1
Seller's Interest ........................................................S-10
Seller's Percentage ................................................S-10, S-11
Service     ..............................................................S-33
Specified Currency ........................................................S-1
Swap Agreement ......................................................S-2, S-28
Swap Counterparty .........................................................S-2
Swap Default .............................................................S-29
Swap Early Termination ...................................................S-28
Swap Termination Event ....................................................S-7
Term Asset Prospectus .....................................................S-1
Term Assets ..........................................................S-1, S-5
Term Assets Agreement ...............................................S-6, S-10
Term Assets Amortization Event ...........................................S-10
Term Assets Certificate Rate .............................................S-10
Term Assets Controlled Accumulation Period ................................S-6
Term Assets Currency ......................................................S-5
Term Assets Distribution Dates ............................................S-6
Term Assets Interest Accrual Period .......................................S-6
Term Assets Issuer ...................................................S-1, S-5
Term Assets Original Issue Date ...........................................S-5
Term Assets Prospectus ....................................................S-1
Term Assets Rate ..........................................................S-6
Term Assets Scheduled Final Distribution Date .............................S-2
Term Assets Seller ..................................................S-6, S-10
Term Assets Servicer ................................................S-6, S-10
Term Assets Servicer Reports ..............................................S-9
Term Assets Trustee .................................................S-6, S-10
Termination Events .......................................................S-29

Trust       ...............................................................S-1
Trust Agreement ...........................................................S-1
Underwriter .........................................................S-1, S-36
Underwriting Agreement ...................................................S-36
Unrelated business income ................................................S-34
Unrelated debt financed income ...........................................S-34
West LB New York .........................................................S-30
WestLB      ..............................................................S-30

                            APPENDIX A

         Excerpt from Prospectus and Prospectus Supplement
                    each dated November 6, 1996




                  CHASE CREDIT CARD MASTER TRUST
         CLASS A FLOATING RATE ASSET BACKED CERTIFICATES,
                           SERIES 1996-4

                           RISK FACTORS

      Potential investors should consider, among other things, the risk factors discussed under "Risk Factors" beginning on page 22 in the Prospectus and the following risk factors in connection with the purchase of the Certificates.

      FLOATING RATE RISK. Certain of the Accounts in the Trust have finance charges set at a variable rate above a designated prime rate or other designated index. The Class A Certificate Rate and the Class B Certificate Rate are each based upon LIBOR. If there is a decline in such prime rate or other designated index which does not coincide with a decline in LIBOR, the amount of collections of Finance Charge Receivables on such Accounts may be reduced, whereas the amounts payable as Class A Monthly Interest and Class B Monthly Interest and other amounts required to be funded out of collections of Finance Charge Receivables will not be similarly reduced.

      Certain of the Accounts in the Trust have finance charges set at a fixed rate. If LIBOR increases, the amounts payable as Class A Monthly Interest and Class B Monthly Interest and other amounts required to be funded out of collections of Finance Charge Receivables will increase, whereas the amount of collections of Finance Charge Receivables on such Accounts will remain the same unless and until the rates on such Accounts are reset.

      CERTIFICATE RATING. Any rating assigned to the Class A Certificates or the Class B Certificates by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Class will receive the payments of interest and principal required to be made under the Agreement, in the case of principal on or prior to the Series 1996-4 Termination Date, and in the case of interest, on each Distribution Date. The ratings will be based primarily on an assessment of the Receivables in the Trust (including the eligibility criteria for the transfer of Receivables in Additional Accounts to the Trust), of the amounts held in any trust account for the benefit of Class A Certificateholders or Class B Certificateholders, as the case may be, of the terms of the Collateral Interests and, with respect to the Class A Certificates, the subordination of the Class B Certificates. However, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to such Class, the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders or the likelihood of payment of principal on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date. The rating will not be a recommendation to purchase, hold or sell Class A Certificates or Class B Certificates, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

      The Bank will request a rating for the Class A Certificates of AAA or its equivalent and a rating for the Class B Certificates of at least A or its equivalent by at least one Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating with respect to either the Class A Certificates or the Class B Certificates, and, if so, what such rating would be. A rating assigned to either the Class A Certificates or the Class B Certificates by a rating agency that has not been requested by the Bank to do so may be lower than the rating assigned by a Rating Agency pursuant to the Bank's request. Only a rating agency that has been requested to rate either the Class A Certificates or the Class B Certificates will be a "Rating Agency" for purposes of such Certificates.

                     [FROM PAGE  22  IN  THE  PROSPECTUS]


      Potential investors should consider, among other things, the following risk factors in connection with the purchase of the Certificates.

      LIMITED LIQUIDITY. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so. There is no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby, or if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of such Certificates.

      TRANSFER OF RECEIVABLES. A court could treat the transfer of Receivables to each Trust as the grant of a security interest in such Receivables for the benefit of holders of Certificates issued by such Trust. The Transferor will represent and warrant in each Agreement that the transfer of the Receivables to the related Trust is either a valid assignment of the related Receivables to such Trust or the grant to the related Trust of a security interest in such Receivables. The Transferor will take, with respect to each Trust, certain actions as are required under Delaware or New York law, as the case may be, to perfect each such Trust's security interest in the related Receivables, and the Transferor will warrant that, if the transfer to such Trust is deemed to be a grant to such Trust of a security interest in the related Receivables, the Trustee will have a first priority perfected security interest therein, and, subject to the limitations described in the penultimate sentence of this paragraph, in the proceeds thereof (subject, in each case, to certain potential tax liens referred to under "Description of the Certificates-Representations and Warranties"). Nevertheless, if the transfer of Receivables to a Trust is deemed to create a security interest therein, a tax or government lien or other nonconsensual lien on property of the Transferor arising before Receivables come into existence may have priority over the Trust's interest in such Receivables, and if the FDIC were appointed receiver of the Transferor, the receiver's administrative expenses may also have priority over the Trust's interest in such Receivables. In addition, while CMB or Chase USA is the Servicer, collections will be commingled with such bank's general funds and used for its benefit prior to each Distribution Date. Accordingly, in the event of the insolvency of Chase USA or CMB, as the case may be, the Trust may not have a perfected security interest in such collections. If the short-term deposit rating of Chase USA or CMB, as the case may be, is reduced below A-1 or P-1 by the applicable Rating Agency, such bank will be obligated to cease commingling collections and commence depositing collections into the Collection Account within two business days after the date of processing. See "Certain Legal Aspects of the Receivables-Transfer of Receivables."

      CERTAIN MATTERS RELATING TO RECEIVERSHIP. Chase USA is chartered as a national bank and is primarily subject to regulation and supervision by the United States Comptroller of the Currency (the "Comptroller"). If Chase USA becomes insolvent or is in an unsound condition or if certain other circumstances occur, the Comptroller is authorized to appoint the FDIC as receiver. The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), sets forth certain powers that the FDIC may exercise as receiver for the Transferor. With respect to the appointment of a receiver or conservator for the Transferor, subject to certain qualifications, a valid perfected security interest of the Trustee in the Receivables should be enforceable (to the extent of the Trust's "actual direct compensatory damages" as described below) and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by such a conservator or receiver. If, however, the conservator or receiver were to assert that the security interest was unperfected or unenforceable. or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of judicial proceedings with respect to the Transferor as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In the event of a repudiation of obligations by a conservator or receiver, FIRREA provides that a claim for the repudiated obligation is limited to "actual direct compensatory damages" determined as of the date of the appointment of the conservator or receiver (which in most cases are expected to include the outstanding principal on the Certificates plus interest accrued thereon to the date of payment). The FDIC has not adopted a formal policy statement on payment of principal and interest on collateralized borrowings of banks which are repudiated. The Transferor believes that the general practice of the FDIC in such circumstances is to permit the collateral to be applied to pay the principal owed plus interest at the contract rate up to the date of payment, together with the costs of liquidation of the collateral if provided for in the contract. In one case, however, involving the repudiation by the Resolution Trust Corporation (the "RTC") of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine the Trust's "actual direct compensatory damages" in the event a conservator or receiver of the Transferor repudiated its obligations under the Pooling and Servicing Agreement, the amount paid to Certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Certificates and the interest accrued thereon to the date of payment. See "Certain Legal Aspects of the Receivables-Certain Matters Relating to Receivership."

      If a conservator or receiver were appointed for the Transferor, then a Pay Out Event would occur with respect to all Series then outstanding and, pursuant to the related Agreement, new Principal Receivables would not be transferred to the related Trust, and the Trustee would sell the Receivables (unless otherwise instructed by holders of more than 50% of the Investor Interest of each Series of Certificates, or with respect to any Series with more than one Class, of each Class, and any other Person specified in the related Agreement or a Series Supplement), thereby causing early termination of the Trust and a loss to Certificateholders of a Series if the net proceeds of such sale allocable to such Series were insufficient to pay the Certificateholders of such Series in full. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. A conservator or receiver may also have the power to cause the early sale of the Receivables and the early retirement of the Certificates of each Series or to prohibit the continued transfer of Principal Receivables to a Trust. If no Servicer Default other than the conservatorship or receivership of the Servicer exists, the conservator or receiver for the Servicer may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer under the related Agreement. See "Certain Legal Aspects of the Receivables-Certain Matters Relating to Receivership."

      CONSUMER PROTECTION LAWS; LITIGATION. The Accounts and the Receivables are subject to numerous federal, state and local consumer protection laws that impose requirements on the making and collection of consumer loans. Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card and consumer credit industry or to reduce finance charges or other fees or charges applicable to credit card accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of monthly periodic finance charges and other credit card fees. In addition, during recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers and other consumer revolving loan providers. Federal or state legislation could be enacted which would impose additional limitations on the monthly periodic finance charges or other fees or charges relating to the Accounts. One potential effect of any legislation which regulates the amount of interest and other charges that may be assessed on credit card account balances would be to reduce the Portfolio Yield on the Accounts. If such legislation were to result in a significant reduction in the Portfolio Yield, a Pay Out Event could occur, in which case the Rapid Amortization Period would commence. See "Description of the Certificates-Pay Out Events."

      Pursuant to each Agreement, the Transferor will covenant to accept reassignment, subject to certain conditions described under "Description of the Certificates-Representations and Warranties," of each Receivable that does not comply in all material respects with all requirements of applicable law. The Transferor will make certain other representations and warranties relating to the validity and enforceability of the Receivables. However, it is not anticipated that the Trustee will make any examination of the related Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period is that the Transferor will be obligated to accept reassignment, subject to certain conditions described under "Description of the Certificates-Representations and Warranties," of the Receivables affected thereby. See "Description of the Certificates-Representations and Warranties" and "Certain Legal Aspects of the Receivables-Consumer Protection Laws."

      Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables if such laws result in any Receivables being written off as uncollectible when there are no funds available from any Credit Enhancement or other source. See "Description of the Certificates-Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

      COMPETITION IN THE CREDIT CARD INDUSTRY. The credit card industry is highly competitive. As new credit card issuers enter the market and issuers seek to expand their share of the market, there is increased use of advertising, target marketing and pricing competition. Each Trust will be dependent upon the Transferor's continued ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly and the Transferor is unable to designate Additional Accounts with respect to a Trust, a Pay Out Event could occur with respect to each Series relating to such Trust, in which case the Rapid Amortization Period with respect to each such Series would commence.

      PAYMENTS AND MATURITY. The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts or that any particular pattern of cardholder repayments will occur. The commencement and continuation of a Controlled Amortization Period, a Principal Amortization Period or an Accumulation Period for a Series or Class thereof with respect to a Trust will be dependent upon the continued generation of new Receivables to be conveyed to such Trust. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event for one or more Series and the commencement of the Rapid Amortization Period for each such Series. Certificateholders should be aware that the Transferor's ability to continue to compete in the current industry environment will affect the Transferor's ability to generate new receivables to be conveyed to each Trust and may also affect payment patterns. In addition, increased convenience use (which occurs when cardholders pay their balances in full every month and thus avoid all finance charges on their purchase balances) would decrease the effective yield on the Accounts. In addition, changes in periodic finance charges can alter the monthly payment rates of cardholders. A significant decrease in such monthly payment rate could slow the return or accumulation of principal during an Amortization Period or Accumulation Period. See "Maturity Assumptions."

      SOCIAL, TECHNOLOGICAL AND ECONOMIC FACTORS. Changes in use of credit and payment patterns by customers may result from a variety of social, technological and economic factors. Social factors include potential changes in consumers' attitudes toward financing purchases with debt. Technological factors include new methods of payment, such as debit cards. Economic factors include the rate of inflation, unemployment levels and relative interest rates. Cardholders whose accounts are included in the Bank Portfolio have billing addresses in all 50 states and the District of Columbia. The Bank, however, is unable to determine and has no basis to predict whether, or to what extent, social, technological or economic factors will affect future use of credit or repayment patterns.

      EFFECT OF SUBORDINATION. With respect to Certificates of a Series having a Class or Classes of Subordinated Certificates, unless otherwise specified in the related Prospectus Supplement, payments of principal in respect of the Subordinated Certificates of a Series will not commence until after the final principal payment with respect to the Senior Certificates of such Series. In addition, if so specified in the related Prospectus Supplement, if collections of Finance Charge Receivables allocable to the Certificates of a Series are insufficient to cover required amounts due with respect to the Senior
Certificates of such Series, the Investor Interest with respect to the Subordinated Certificates will be reduced, resulting in a reduction of the portion of collections of Finance Charge Receivables allocable to the

Subordinated Certificates in future periods and a possible delay or reduction in principal and interest payments on the Subordinated Certificates. Moreover, if so specified in the related Prospectus Supplement, in the event of a sale of Receivables in a Trust due to the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, or due to the inability of the Trustee to act as or find a successor Servicer after a Servicer Default, the portion of the net proceeds of such sale allocable to pay principal to the Certificates of a Series will be used first to pay amounts due to the Senior Certificateholders and any remainder will be used to pay amounts due to the Subordinated Certificateholders.

      EFFECTS OF PREPAYMENT DISTINCTIONS AMONG CLASSES. Classes of Certificates may be issued to which may be allocated the risk of early repayment within a Series. With respect to such a Class, a Holder of a Certificate of such Class will be more likely to receive prepayment of his Certificate than would otherwise be the case. In such event such Holder will not receive the benefit of the Certificate Rate for the period of time originally expected on the amount of any such repayment. There can be no assurance that the Holder will be able to reinvest the proceeds at a similar rate of return and at a similar risk level. Assuming that a Holder could identify an identical reinvestment opportunity, an early repayment could benefit a Holder who acquired a Certificate of such Class at a discount and harm a Holder who acquired a Certificate of such Class at a premium.

      EFFECT ON CERTAIN PRE-FUNDED SERIES OF ABILITY TO GENERATE ADDITIONAL RECEIVABLES. With respect to Certificates of a Series having a Class that employs a Pre-Funding Account in anticipation of the Transferor transferring additional Receivables to the related Trust, if, and to the extent that, the requisite amount of such Receivables are not created during the Pre-Funding Period specified in the related Prospectus Supplement, the Certificateholders of such Class will receive the balance remaining in the Pre-Funding Account at the end of the Pre-Funding Period as an early repayment of Certificate principal. See "Risk Factors-Competition in the Credit Card Industry" and "-Payments and Maturity" and "Description of Certificates-Funding Period." In such event the Holder of such a Certificate will not receive the benefit of the Certificate Rate for the period of time originally expected on the amount of such early repayment. See "Risk Factors-Effects of Prepayment Distinctions among Classes."

      ABILITY TO CHANGE TERMS OF THE ACCOUNTS. Pursuant to each Agreement, the Transferor does not transfer to the related Trust the Accounts but only the Receivables arising in the Accounts. As owner of the Accounts, the Transferor retains the right to determine the monthly periodic finance charges and other fees which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required on the Accounts and to change various other terms with respect to the Accounts, including changing the annual percentage rate from a fixed rate to a variable rate. The Bank offers cardholders the option of having finance charges accrue based on a fixed or variable periodic rate. The Bank currently allows its cardholders to switch from one rate option to the other, but expects to discontinue this option by January 1997. To the extent that there is an increase in the proportion of Receivables in variable rate Accounts, the effective yield on such Accounts will be affected by fluctuations in the prime rate, and decreases in the prime rate could reduce the yield on such Accounts. A decrease in the monthly periodic finance charge and a reduction in credit card or other fees would decrease the effective yield on the Accounts with respect to a Trust and could result in the occurrence of a Pay Out Event with respect to each Series relating to such Trust and the commencement of the Rapid Amortization Period with respect to each such Series. Unless otherwise specified in the related Prospectus Supplement, under each Agreement the Transferor will agree that, except as otherwise required by law or as is deemed by the Transferor to be necessary in order to maintain its credit card business, based upon a good faith assessment by it, in its sole discretion, of the nature of the competition in that business, the Transferor will not reduce the annual percentage rate of the monthly periodic finance charges assessed on the related Receivables or other fees on the related Accounts if, as a result of such reduction, the Portfolio Yield for any Series as of such date would be less than the Base Rate for such Series. The terms "Portfolio Yield" and "Base Rate" for each Series will have the meanings set forth in the Prospectus Supplement relating to each such Series. In addition, unless otherwise specified in the related Prospectus Supplement, each Agreement will provide that the Bank may change the terms specified in the related Prospectus Supplement, each Agreement will provide that the Bank may change the terms of the contracts relating to the related Accounts or its policies and procedures with respect to the servicing thereof (including without limitation the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, credit card fees, and charge offs), if such change (i) would not, in the reasonable belief of the Transferor, cause a Pay Out Event for any related Series to occur, and (ii) is made applicable to the comparable segment of revolving credit card accounts owned and serviced by the Transferor which have characteristics the same as or substantially similar to the related Accounts which are subject to such change. In servicing the Accounts, the Servicer will be required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as specified above or in any
Prospectus Supplement, there will be no restrictions on the Transferor's ability to change the terms of the Accounts. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Transferor to take actions which would change the Account terms.

      BASIS RISK. A portion of the Accounts in a Trust will have finance charges set at a variable rate above a designated prime rate or other designated index. The Certificate Rate applicable to a Series of Certificates issued by such Trust may be based upon an index other than such prime rate or other designated index. If there is a decline in such prime rate or other designated index which does not coincide with a decline in the index upon which the Certificate Rate is based, the amount of collections of Finance Charge Receivables on such Accounts may be reduced, whereas the amounts payable as Monthly Interest on such Series of Certificates and other amounts required to be funded out of collections of Finance Charge Receivables with respect to such Series will not be similarly reduced.

      MASTER TRUST CONSIDERATIONS. Each Trust, as a master trust, may issue Series from time to time. While the Principal Terms of any Series will be specified in a Series Supplement, the provisions of a Series Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review by or consent of, holders of the Certificates of any previously issued Series. Such Principal Terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Credit Enhancement, provisions subordinating such Series to another Series or other Series (if the Series Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the related Agreement which is made applicable only to such Series. It is a condition precedent to the issuance of any additional Series by a Trust that each Rating Agency that has rated any outstanding Series issued by such Trust deliver written confirmation to the Trustee that such additional issuance will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing and amount of payments received by a Certificateholder of any other Series. See "Description of the Certificates-Exchanges."

      ADDITION OF TRUST ASSETS. The Transferor expects, and in some cases will be obligated, to designate Additional Accounts, the Receivables in which will be conveyed to a Trust. Such Additional Accounts are expected to include accounts originated using criteria different from those which were applied to the Accounts designated on the Cut-Off Date related to such Trust or to previously-designated Additional Accounts, because such accounts were originated at a different date, under different underwriting criteria or by different institutions, or represent a separate segment of the Bank's credit card business. Consequently, there can be no assurance that Additional Accounts designated in the future will be of the same credit quality as previously-designated Accounts. In addition, each Agreement provides that the Bank may add Participations to a Trust. The designation of Additional Accounts and Participations will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates-Addition of Trust Assets."

      CONTROL. Subject to certain exceptions, the Certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the related Agreement or the related Series Supplement. However, the related Agreement or related Series Supplement may provide that under certain circumstances the consent or approval of a specified percentage of the aggregate Investor Interest of other Series or of the Investor Interest of a specified Class of such other Series will be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the related Agreement in certain circumstances and directing a repurchase of all outstanding Series upon the breach of certain representations and warranties by the Transferor. Certificateholders of such other Series may have interests which do not coincide in any way with the interests of Certificateholders of the subject Series. In such instances, it may be difficult for the Certificateholders of such Series to achieve the results from the vote that they desire.

      CERTIFICATE RATING. Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class (including each Series that includes a Pre-Funding Account) will receive the payments of interest and principal required to be made under the Agreement, in the case of principal on or prior to the scheduled maturity date set forth in the related

Prospectus Supplement, and in the case of interest, on the applicable interest payment dates. The ratings will be based primarily on an assessment of the Receivables in the Trust (including the eligibility criteria for the transfer of Receivables in Additional Accounts to the Trust), of the amounts held in any trust account for the benefit of any Series or Class (including in any Pre-Funding Account) and the availability of any Enhancement with respect to such Series or Class. However, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. The rating will not be a recommendation to purchase, hold or sell Certificates of such Series or Class, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

      The Transferor will request a rating of each Class of Certificates offered hereby by at least one Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating with respect to any Series of Certificates or Class thereof, and, if so, what such rating would be. A rating assigned to any Series of Certificates or Class thereof by a rating agency that has not been requested by the Transferor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Transferor's request. Only rating agencies that have been requested to rate a particular Series will be a "Rating Agency" for purposes of such Series.

      CREDIT ENHANCEMENT. Although Credit Enhancement may be provided with respect to a Series of Certificates or any Class thereof, the amount available will be limited and will be subject to certain reductions. If the amount available under any Credit Enhancement is reduced to zero, Certificateholders of the Series or Class thereof covered by such Credit Enhancement will bear directly the credit and other risks associated with their undivided interest in the Trust. Unless otherwise specified in the related Prospectus Supplement, Credit Enhancement available to one Series issued under a Trust will not be available to any other Series under such Trust. See "Credit Enhancement."

      BOOK-ENTRY REGISTRATION. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series initially will be represented by one or more Certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominee. Unless and until Definitive Certificates are issued for a Series, Certificate Owners relating to such Series will not be recognized by the Trustee as Certificateholders, as that term will be used in each Agreement. Hence, until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC, Cedel or Euroclear and their participating organizations. See "Description of the Certificates-Book-Entry Registration" and "-Definitive Certificates."

                       CHASE USA'S CREDIT CARD PORTFOLIO

GENERAL

      The Receivables to be conveyed to the Trust by the Transferor pursuant to the Agreement have been or will be generated from transactions made by holders of MasterCard and VISA credit card accounts selected by the Transferor, including premium accounts and standard accounts, from the Bank Portfolio.

DELINQUENCY AND LOSS EXPERIENCE

      The Bank considers an account delinquent if a payment due thereunder is not received by the Bank by the date of the statement following the statement on which the amount is first stated to be due.

      Efforts to collect delinquent credit card receivables are made by the Bank's account management department, collection agencies and attorneys retained by the Bank. For a description of the Bank's collection practices and policies, see "Chase USA's Credit Card Activities-Collection of Delinquent Accounts" in the Prospectus.

      The Bank's policy is to charge off an account during the billing cycle immediately following the cycle in which such account became one hundred fifty
(150) days delinquent. If the Bank receives notice that a cardholder is the subject of a bankruptcy proceeding, the Bank charges off such account upon the earlier of seventy-five (75) days after receipt of such notice and the time period set forth in the previous sentence.

      Effective June 1, 1996, Chase USA acquired the credit card business of Chemical Bank. In anticipation of such acquisition, Chase USA eliminated, as of April 1, 1996, certain exceptions to its charge-off policy and expects to eliminate certain other exceptions in the fourth quarter of 1996. The Bank's current charge-off policy represents a change from Chemical Bank's prior policy pursuant to which Chemical Bank would charge off an account during the billing cycle immediately following the cycle in which such account became one hundred eighty (180) days delinquent. As a result of this change in policy (the "Charge-Off Policy Change"), approximately two months of contractual charge-offs were recorded in the April 1996 Monthly Period with respect to the Chemical Bank Portfolio. Net charge-offs as a percentage of average receivables outstanding for the Chemical Bank Portfolio for such Monthly Period were 10.28%. If the Charge-Off Policy Change had not occurred, net charge-offs as a percentage of average receivables outstanding for the Chemical Bank Portfolio for such Monthly Period would have been 5.79%. See "Risk Factors-Ability to Change Terms of Accounts."

      The following tables set forth the delinquency and loss experience for each of the periods shown for the Chemical Bank Portfolio and the Chase Portfolio. As of the beginning of the day on October 21, 1996, the Receivables in the Trust Portfolio represented approximately 56.95% of the Bank Portfolio. 77.42% of the Principal Receivables in the Trust Portfolio arose from the Chemical Bank Portfolio and 22.58% of the Principal Receivables in the Trust Portfolio arose from the Chase Portfolio. Because the Trust Portfolio is comprised of substantially all of the Chemical Bank Portfolio and a portion of the Chase Portfolio, actual delinquency and loss experience with respect to the Receivables may be different from that set forth below.


                                        DELINQUENCY EXPERIENCE
                                        CHEMICAL BANK PORTFOLIO
                                        (DOLLARS IN THOUSANDS)
                                                                December 31,
		                               -----------------------------------------------------------------------------

                     September 30, 1996              1995                      1994                    1993
                                  PERCENTAGE                PERCENTAGE               PERCENTAGE                 PERCENTAGE
                     DELINQUENT   OF TOTAL      DELINQUENT  OF TOTAL      DELINQUENT  OF TOTAL      DELINQUENT   OF TOTAL
                       AMOUNT    RECEIVABLES(2)   AMOUNT   RECEIVABLES(2)   AMOUNT   RECEIVABLES(2)  AMOUNT    RECEIVABLES(2)
                     ----------  -------------- ---------- -------------- ---------- -------------- ---------- --------------
NUMBER OF DAYS
  Delinquent(1)
---------------
  30 to 59 Days        $191,722      1.75%       $166,346      1.55%      $127,705      1.43%       $105,645      1.53%
  60 to 89 Days         137,757      1.26         115,538      1.07         81,811      0.92          67,605      0.98
  90 Days or More       266,443      2.44         268,404      2.50        172,760      1.94         158,978      2.30
                     ----------     ------      ----------    ------      ---------    ------       ---------    ------
        TOTAL          $595,922      5.45%       $550,288      5.12%      $382,276      4.28%       $332,228      4.81%
                     ==========     ======      ==========    ======      =========    ======       =========    ======
__________________
(1)  Number of  days  delinquent means the number of days after the first billing date following the original billing date.
     For example, 30 days delinquent means that no payment was received within 60 days after the original billing date.  If the Delinquent Amount  had  been calculated based on the arithmetic average of the amount of delinquent receivables as of the last day of each month during the period indicated, the Delinquent Amount and Delinquent Amount as a Percentage
     of Total Receivables for each  of  the  years  ended December 31, 1995, 1994 and 1993 would have been $446,169,000 and
     4.54%, $339,333,000 and 4.46%, and $320,561,000 and 5.25%, respectively.
(2)  Delinquencies are calculated as a percentage of outstanding receivables as of the end of the month.


                                       DELINQUENCY EXPERIENCE
                                           CHASE PORTFOLIO
                                      (DOLLARS IN THOUSANDS)
                                                                 December 31,
                                               ------------------------------------------------------------------------------


                     September 30, 1996              1995                      1994                    1993
                     -------------------------- ------------------------- -------------------------- ------------------------
                                  PERCENTAGE                PERCENTAGE                 PERCENTAGE                PERCENTAGE
                     DELINQUENT   OF TOTAL      DELINQUENT  OF TOTAL       DELINQUENT  OF TOTAL      DELINQUENT   OF TOTAL
                     AMOUNT       RECEIVABLES(2)   AMOUNT   RECEIVABLES(2)   AMOUNT   RECEIVABLES(2)   AMOUNT   RECEIVABLES(2)
                     ----------  -------------- ---------- -------------- ---------- -------------- ---------- --------------
NUMBER OF DAYS
  Delinquent(1)
-----------------
  30 to 59 Days        $195,077      1.45%       $209,412      1.63%      $176,616      1.70%        $173,686      1.71%
  60 to 89 Days         122,755      0.91         126,115      0.98        114,950      1.10          110,962      1.09
  90 Days or
     Greater            202,463      1.51         237,500      1.85        209,606      2.01          237,557      2.34
                     ----------     ------      ----------    ------      ---------    ------        ---------    ------
        TOTAL          $520,295      3.87%       $573,027      4.46%      $501,172      4.81%        $522,205      5.14%
                     ==========     ======      ==========    ======      =========    ======        =========    ======
_______________
(1)  Number of days delinquent means the number of days  after  the first billing date following the original billing date.
     For example, 30 days delinquent means that no payment was received within 60 days after the original billing date.
(2)  Delinquencies are calculated as a percentage of outstanding receivables as of the end of the month.

                                         LOSS EXPERIENCE
                                     CHEMICAL BANK PORTFOLIO
                                      (DOLLARS IN THOUSANDS)

                                                     NINE MONTHS
                                                        ENDED                          Year Ended December 31,
                                                      SEPTEMBER 30,    ---------------------------------------------------
                                                         1996           1995              1994              1993
					             --------------    -------------- ----------------- ------------------
Average Receivables Outstanding(1)................    $10,642,593        $9,780,301        $7,540,565        $6,075,287
Gross Losses(2)(3)................................        569,002           462,038           366,104           349,522
Recoveries........................................         48,490            46,858            44,479            35,525
Net Losses........................................        520,512           415,180           321,625           313,997
Net Losses as a Percentage of Average Receivables
  Outstanding(4)..................................          6.52%             4.25%             4.27%             5.17%
___________________________
(1) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(2) Gross Losses shown include only the principal portion of charged-off receivables.
(3) Gross Losses do not include the amount of any reductions in  Average Receivables Outstanding due to fraud, returned goods or customer disputes.  Gross Losses do not include certain  reserves established against future charge-offs of accounts affected by changes in Chase USA's charge-off policy.
(4) The percentage reflected for the nine months ended September 30, 1996 is an annualized figure.

                                            LOSS EXPERIENCE
                                            CHASE PORTFOLIO
                                        (DOLLARS IN THOUSANDS)

                                                    NINE MONTHS
                                                      ENDED                          Year Ended December 31,
                                                    SEPTEMBER 30,        -----------------------------------------------
                                                      1996                   1995               1994              1993
                                                    -------------        -----------------------------------------------
Average Receivables Outstanding(1)................    $12,833,263       $11,223,195        $9,766,339        $9,590,435
Gross Losses(2)(3)................................        441,205           469,306           456,622           501,301
Recoveries........................................         41,936            43,766            41,060            44,168
Net Losses........................................        399,269           425,540           415,562           457,133
Net Losses as a Percentage of Average Receivables
   Outstanding(4)  					    4.15%             3.79%             4.26%             4.77%
___________________________
(1)  Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(2)  Gross Losses shown include only the principal portion of charged-off receivables.
(3)  Gross  Losses  do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods or customer  disputes.  Gross Losses do not include certain reserves established against future charge-offs of accounts affected by changes in Chase USA's charge-off policy.
(4)  The percentage reflected for the nine months ended September 30, 1996 is an annualized figure.

INTERCHANGE

      The Transferor will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of Interchange (as defined in the Prospectus). Interchange arising from the Bank Portfolio will be allocated to the Trust based upon the same ratio which the aggregate amount of purchases of merchandise and services relating to the Accounts made during such Monthly Period bears to the aggregate amount of purchases of merchandise and services relating to the Bank Portfolio with respect to such Monthly Period. Interchange allocated to the Trust will be treated as collections of Finance Charge Receivables. MasterCard and VISA may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Under the circumstances described herein, Interchange will be used to pay a portion of the Investor Servicing Fee required to be paid on each Transfer Date. See "Description of the Certificates-Servicing Compensation and Payment of Expenses" herein and "Chase USA's Credit Card Activities-Interchange" in the Prospectus.

RECOVERIES

      The Transferor will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of the recoveries on charged-off accounts in the Bank Portfolio ("Recoveries"). Recoveries will be allocated to the Certificates on the basis of the percentage equivalent of the ratio which the amount of the aggregate principal amount of Principal Receivables (prior to giving effect to any reduction thereof for Finance Charge Receivables which are Discount Option Receivables) bears to the aggregate principal balance of the Bank Portfolio. Recoveries allocated to the Trust will be treated as collections of Finance Charge Receivables. See "Chase USA's Credit Card Portfolio-Delinquency and Loss Experience" herein and "Chase USA's Credit Card Activities-Collection of Delinquent Accounts" in the Prospectus.

                               THE RECEIVABLES

      The Receivables conveyed to the Trust arise in Accounts selected by the Bank from the Chemical Bank Portfolio on the basis of criteria set forth in the Agreement as applied on the Cut-Off Date and, with respect to Additional Accounts, is of the related date of their designation (the "Trust Portfolio"). Pursuant to the Agreement, the Transferor has the right, subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date the Transferor designates such accounts as Additional Accounts. The Transferor will be required to designate Additional Accounts, to the extent available, (a) to maintain the Transferor Interest so that during any period of 30 consecutive days, the Transferor Interest averaged over that period equals or exceeds the Minimum Transferor Interest for the same period and (b) to maintain, for so long as certificates of any Series (including the Certificates) remain outstanding, the sum of (i) the aggregate amount of Principal Receivables and (ii) the principal amount on deposit in the Excess Funding Account equal to or greater than the Minimum Aggregate Principal Receivables. "Minimum Transferor Interest" for any period means 7% of the sum of (i) the average Principal Receivables for such period and (ii) the average principal amount on deposit in the Excess Funding Account, the Principal Funding Account and any other account specified from time to time pursuant to the Agreement or any Series Supplement for such period; PROVIDED, HOWEVER, that the Transferor may reduce the Minimum Transferor Interest to not less than 2% of the sum of the amounts specified in clauses (i) and (ii) above upon satisfaction of the Rating Agency Condition and certain other conditions to be set forth in the Agreement. "Minimum Aggregate Principal Receivables" means an amount equal to the sum of the numerators used to calculate the Investor Percentages with respect to the allocation of Collections of Principal Receivables for each Series then outstanding minus the amount on deposit in the Excess Funding Account as of the date of determination; provided, that the Minimum Aggregate Principal Receivables may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied. The Transferor will convey the Receivables then existing or thereafter created under such Additional Accounts to the Trust. Further, pursuant to the Agreement, the Transferor will have the right (subject to certain limitations and conditions) to designate certain Removed Accounts and to require the Trustee to reconvey all Receivables in such Removed Accounts to the Transferor, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the Cut-Off Date plus any Additional Accounts minus any Removed Accounts. As of the Cut-Off Date and, with respect to Receivables in Additional Accounts, as of the related date of their conveyance to the Trust, and on the date any new Receivables are created, the Transferor will represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Agreement. See "Description of the Certificates-Representations and Warranties" in the Prospectus.

      The Receivables in the Trust Portfolio, as of the beginning of the day on October 21, 1996, included $13,529,958,576.60 of Principal Receivables and $267,806,952.11 of Finance Charge Receivables, consisting of $10,474,378,415.57 of Principal Receivables from the Chemical Bank Portfolio and $3,055,580,161.03 of Principal Receivables from the Chase Portfolio. The Accounts had an average Principal Receivable balance of $1,650.34 and an average credit limit of $5,796.69. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was 29.03%. The average age of the Accounts was approximately 60.43 months. As of the beginning of the day on October 21, 1996, cardholders whose Accounts are included in the Trust Portfolio had billing addresses in all 50 States and the District of Columbia. As of the beginning of the day on October 21, 1996, 76.94% of the Accounts were standard accounts and 23.06% were premium accounts, and the aggregate Principal Receivable balances of standard accounts and premium accounts, as a percentage of the total aggregate Principal Receivables, were 66.53% and 33.47%, respectively.

      The following tables summarize the Trust Portfolio by various criteria as of the beginning of the day on October 21, 1996. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.



                                       COMPOSITION BY ACCOUNT BALANCE
                                              TRUST PORTFOLIO
                                                             PERCENTAGE OF                             PERCENTAGE OF
                                         NUMBER OF           TOTAL NUMBER        RECEIVABLES             TOTAL
                                         ACCOUNTS            OF ACCOUNTS         OUTSTANDING           RECEIVABLES
					----------------     ---------------  -----------------       ----------------
Account Balance
---------------
Credit Balance                                    96,059             1.17%     $(10,461,072.43)                (0.08)%
No Balance                                     2,365,163            28.85                  0.00                  0.00
$0.01 to $1,500.00                             2,983,746            36.39      1,485,357,813.18                 10.77
$1,500.01 to $5,000.00                         1,834,154            22.37      5,400,775,096.51                 39.14
$5,000.01 to $10,000.00                          819,537            10.00      5,754,457,269.01                 41.71
$10,000.01 to $20,000.00                          99,010             1.21      1,151,053,516.85                  8.34
Over $20,000.00                                      639             0.01         16,582,905.59                  0.12
					----------------     ---------------  -----------------        ----------------
     TOTAL                                     8,198,308           100.00%   $13,797,765,528.71                100.00%
					================     =============== ==================        ================

                                        COMPOSITION BY CREDIT LIMIT
                                              TRUST PORTFOLIO

                                                             PERCENTAGE OF                             PERCENTAGE OF
                                         NUMBER OF           TOTAL NUMBER        RECEIVABLES             TOTAL
                                         ACCOUNTS            OF ACCOUNTS         OUTSTANDING           RECEIVABLES
					----------------     ---------------  -----------------       ----------------
Credit Limit
------------
$0.00                                              6,804             0.08%          $233,664.95               0.00%
$0.01 to $1,500.00                             1,153,776            14.07        600,273,613.10               4.35
$1,500.01 to $5,000.00                         2,879,089            35.12      3,585,217,863.55              25.99
$5,000.01 to $10,000.00                        3,438,175            41.94      6,973,828,399.59              50.54
Over $10,000.00                                  720,464             8.79      2,638,211,987.52              19.12
					----------------     ---------------  -----------------        ---------------
     TOTAL                                     8,198,308           100.00%   $13,797,765,528.71             100.00%
					================     =============== ==================        ================

                                   COMPOSITION BY PERIOD OF DELINQUENCY
                                              TRUST PORTFOLIO
                                                             PERCENTAGE OF                             PERCENTAGE OF
                                         NUMBER OF           TOTAL NUMBER        RECEIVABLES             TOTAL
                                         ACCOUNTS            OF ACCOUNTS         OUTSTANDING           RECEIVABLES
					----------------     ---------------  -----------------       ----------------
Payment Status
---------------
Current to 29 days delinquent                  7,701,405            93.94%   $12,357,457,808.77              89.56%
30 to 59 days delinquent                         280,055             3.42        772,269,477.54               5.60
60 to 89 days delinquent                          81,303             0.99        225,219,752.02               1.63
90 to 119 days delinquent                         48,319             0.59        151,094,636.52               1.10
120 days delinquent or more                       87,226             1.06        291,723,853.86               2.11
					----------------     ---------------  -----------------        ---------------
     TOTAL                                     8,198,308           100.00%   $13,797,765,528.71             100.00%
					================     =============== ==================        ================

                                   COMPOSITION BY ACCOUNT SEASONING (1)
                                            TRUST PORTFOLIO
                                                             PERCENTAGE OF                             PERCENTAGE OF
                                         NUMBER OF           TOTAL NUMBER        RECEIVABLES             TOTAL
                                         ACCOUNTS            OF ACCOUNTS         OUTSTANDING           RECEIVABLES
					----------------     ---------------  -----------------       ----------------
Account Age
-----------
Not More than 6 Months                           449,725             5.49%     $618,450,426.24            4.48%
Over 6 Months to 12 Months                       612,935             7.47       862,532,753.69            6.25
Over 12 Months to 24 Months                    1,851,373            22.58     2,904,801,831.20           21.05
Over 24 Months to 36 Months                    2,098,205            25.59     2,935,168,250.74           21.27
Over 36 Months to 48 Months                      494,864             6.04       928,105,905.56            6.73
Over 48 Months to 60 Months                      284,421             3.47       505,645,018.98            3.67
Over 60 Months to 120 Months                   1,013,083            12.36     2,365,421,790.89           17.14
Over 120 Months                                1,393,702            17.00     2,677,639,551.41           19.41
					----------------     ---------------  -----------------        ---------------
     TOTAL                                     8,198,308           100.00%  $13,797,765,528.71          100.00%
					================     =============== ==================        ================
_______________
(1) Account age is determined by the number of months elapsed since the account was originally opened, except that with respect to Chemical Bank Portfolio accounts which were converted from standard  to  premium accounts, account age is determined by the number of months since the account was converted.


                                    GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                             TRUST PORTFOLIO
                                                               PERCENTAGE OF                                PERCENTAGE OF
                                              NUMBER OF        TOTAL NUMBER      RECEIVABLES                    TOTAL
State                                          Accounts         of Accounts      Outstanding                 Receivables
-----				             -------------   -------------- ------------------            ----------------
New York.........................              1,243,862            15.17%  $2,100,613,760.63                   15.22%
California.......................              1,137,339            13.87    2,093,628,467.60                   15.17
Texas............................                536,652             6.55      913,410,762.19                    6.62
Florida..........................                537,997             6.56      848,788,004.02                    6.15
New Jersey.......................                498,221             6.08      832,983,068.86                    6.04
Illinois.........................                488,955             5.96      799,963,224.07                    5.80
Massachusetts....................                296,110             3.61      507,156,752.30                    3.67
Ohio.............................                305,115             3.72      478,239,069.83                    3.46
Pennsylvania.....................                253,017             3.09      403,851,982.42                    2.92
Michigan.........................                220,123             2.69      367,075,235.65                    2.66
Virginia.........................                175,124             2.14      302,277,244.03                    2.19
Indiana..........................                175,583             2.14      277,435,432.70                    2.01
Maryland.........................                165,377             2.02      271,796,191.60                    1.97
Connecticut......................                145,883             1.78      256,971,929.08                    1.86
Georgia..........................                124,762             1.52      214,761,560.55                    1.56
North Carolina...................                129,740             1.58      203,163,774.32                    1.47
Minnesota........................                111,090             1.36      185,676,657.64                    1.35
Washington.......................                 98,524             1.20      175,530,308.56                    1.27
Missouri.........................                102,349             1.25      167,966,499.79                    1.22
Tennessee........................                103,158             1.26      163,780,963.86                    1.19
Wisconsin........................                 96,277             1.17      152,768,031.58                    1.11
Arizona..........................                 84,431             1.03      152,082,848.07                    1.10
Louisiana........................                108,741             1.33      149,516,018.95                    1.08
Colorado.........................                 82,607             1.01      148,967,557.64                    1.08
Alabama..........................                 88,370             1.08      134,262,744.28                    0.97
Oregon...........................                 65,157             0.80      113,841,319.51                    0.83
Kentucky.........................                 77,257             0.94      112,187,227.42                    0.81
Oklahoma.........................                 57,700             0.70       97,935,470.93                    0.71
Nevada...........................                 45,960             0.56       96,027,161.65                    0.70
South Carolina...................                 59,254             0.72       94,799,228.43                    0.69
Rhode Island.....................                 57,785             0.70       94,740,826.97                    0.69
Kansas...........................                 42,802             0.52       78,015,423.10                    0.57
Arkansas.........................                 48,922             0.60       73,990,260.52                    0.54
New Hampshire....................                 35,466             0.43       70,306,380.20                    0.51
Mississippi......................                 48,242             0.59       67,572,950.75                    0.49
Iowa.............................                 41,333             0.50       62,446,359.78                    0.45
Hawaii...........................                 33,459             0.41       57,703,586.51                    0.42
New Mexico.......................                 36,351             0.44       57,663,098.10                    0.42
Maine............................                 26,148             0.32       47,319,483.00                    0.34
Nebraska.........................                 25,666             0.31       43,196,580.56                    0.31
Utah.............................                 25,572             0.31       43,062,835.19                    0.31
West Virginia....................                 24,864             0.30       38,139,594.04                    0.28
Vermont..........................                 18,189             0.22       33,949,565.32                    0.25
Idaho............................                 18,746             0.23       33,941,555.41                    0.25
Delaware.........................                 16,512             0.20       31,030,848.80                    0.22
District of Columbia.............                 16,150             0.20       27,465,020.78                    0.20
Alaska...........................                 12,199             0.15       26,762,833.11                    0.19
Montana..........................                 14,653             0.18       24,465,691.02                    0.18
Wyoming..........................                  9,810             0.12       18,086,375.48                    0.13
North Dakota.....................                  9,540             0.12       15,066,551.64                    0.11
South Dakota.....................                  9,594             0.12       14,695,397.27                    0.11
Other............................                 11,570             0.14       20,685,813.00                    0.15
					      ----------          -------  ------------------                 -------

     TOTAL                                     8,198,308           100.00% $13,797,765,528.71                  100.00%

                            MATURITY CONSIDERATIONS

      The Agreement provides that Class A Certificateholders will not receive payments of principal until the Class A Scheduled Payment Date, or earlier in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period. The Agreement also provides that Class B
Certificateholders will not receive payments of principal until the Class B Scheduled Payment Date, or earlier in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period (in either case. only after the Class A Investor Interest has been paid in full). The Class B Certificateholders will not begin to receive payments of principal until the final principal payment on the Class A Certificates has been made.

      CONTROLLED ACCUMULATION PERIOD. On each Transfer Date during the Controlled Accumulation Period prior to the payment of the Class A Investor Interest in full, an amount equal to, for each Monthly Period, the least of (a) the Available Investor Principal Collections, (b) the "Controlled Deposit Amount" for such Monthly Period, which is equal to the sum of the Controlled Accumulation Amount for such Monthly Period and the Accumulation Shortfall, if any, for such Monthly Period and (c) the Class A Adjusted Investor Interest prior to any deposits on such day, will be deposited in the Principal Funding Account (the "Principal Funding Account") established by the Servicer until the principal amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the Class A Investor Interest. After the Class A Investor Interest has been paid in full, or following the first Transfer Date upon which the Principal Funding Account Balance has increased to the amount of the Class A Investor Interest, Available Investor Principal Collections, to the extent required, will be distributed to the Class B Certificateholders on each Distribution Date beginning, during the Controlled Accumulation Period, on the Class B Scheduled Payment Date, until the earlier of the date the Class B Investor Interest has been paid in full and the Series 1996-4 Termination Date. After the Class A Investor Interest and the Class B Investor Interest have each been paid in full, Available Investor Principal Collections, to the extent required, will be distributed to the Collateral Interest Holder on each Transfer Date until the earlier of the date the Collateral Interest has been paid in full and the Series 1996-4 Termination Date. Amounts in the Principal Funding Account are expected to be available to pay the Class A Investor Interest on the Class A Scheduled Payment Date. After the payment of the Class A Investor Interest in full, Available Investor Principal Collections are expected to be available to pay the Class B Investor Interest on the Class B Scheduled Payment Date. Although it is anticipated that collections of Principal Receivables will be available on each Transfer Date during the Controlled Accumulation Period to make a deposit of the applicable Controlled Deposit Amount and that the Class A Investor Interest will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date and the Class B Investor Interest will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date, respectively, no assurance can be given in this regard. If the amount required to pay the Class A Investor Interest or the Class B Investor Interest in full is not available on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, a Pay Out Event will occur and the Rapid Amortization Period will commence.

      RAPID AMORTIZATION PERIOD. If a Pay Out Event occurs, the Rapid Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Distribution Date in the month following the commencement of the Rapid
Amortization Period. In addition, to the extent that the Class A Investor Interest has not been paid in full. the Class A Certificateholders will be entitled to monthly payments of principal equal to the Available Investor Principal Collections until the earlier of the date on which the Class A Certificates have been paid in full and the Series 1996-4 Termination Date. After the Class A Certificates have been paid in full and if the Series 1996-4 Termination Date has not occurred, Available Investor Principal Collections will be paid to the Class B Certificates on each Distribution Date until the earlier of the date on which the Class B Certificates have been paid in full and the Series 1996-4 Termination Date.

      PAY OUT EVENTS. A Pay Out Event occurs, either automatically or after specified notice, upon (a) the failure of the Transferor to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Agreement, (b) material breaches of certain representations, warranties or covenants of the Transferor, (c) certain insolvency events involving the Transferor, (d) a reduction in the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate that is less than the average of the Base Rates for such period, (e) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (f) the failure of the Transferor to convey Receivables arising under Additional Accounts or Participations to the Trust when required by the Agreement, (g) the occurrence of a Servicer Default which would have a material adverse effect on the Certificateholders, (h) insufficient monies in the Distribution Account to pay the Class A Investor Interest or the Class B Investor Interest in full on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, or (i) the Transferor becomes unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement. See "Description of the Certificates-Pay Out Events." The term "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Collateral Monthly Interest, each for the related Interest Period, and the Investor Servicing Fee for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period. The term "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of collections of Finance Charge Receivables, Principal Funding Investment Proceeds and amounts withdrawn from the Reserve Account deposited into the Finance Charge Account and allocable to the Certificates and the Collateral Interest for such Monthly Period, calculated on a cash basis after subtracting the Investor Default Amount for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

      PAYMENT RATES. The following tables set forth the highest and lowest cardholder monthly payment rates for the Chemical Bank Portfolio and the Chase Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.


                                     CARDHOLDER MONTHLY PAYMENT RATES
                                         CHEMICAL BANK PORTFOLIO

                                                    NINE MONTHS
                                                       ENDED             Year Ended December 31,
                                                    SEPTEMBER 30,    ---------------------------------------
                                                       1996	         1995           1994          1993
                                                    ------------     ------------ ------------- ------------

Highest Month                                          10.99%         11.91%         13.12%        10.89%
Lowest Month                                           10.11%         10.06%         11.16%         9.30%
Monthly Average(1)                                     10.54%         11.00%         12.08%         9.97%
__________________________
(1) Monthly Averages shown are expressed  as  an  arithmetic average of the payment rates for each month during the period indicated.



                                        CARDHOLDER MONTHLY PAYMENT RATES
                                                 CHASE PORTFOLIO

                                                    NINE MONTHS
                                                       ENDED                   Year Ended December 31,
                                                    SEPTEMBER 30,       ------------------------------------
                                                      1996               1995           1994           1993
                                                    -------------       --------- -------------- -----------
Highest Month                                           13.19%         12.82%         12.98%        12.40%
Lowest Month                                            11.01%         10.20%         10.70%        10.53%
Monthly Average(1)                                      12.07%         11.43%         11.71%        11.43%
___________________________
(1)  Monthly  Averages  shown are expressed as an arithmetic average of the payment rates for each month during the period indicated.

      The Bank determines the minimum monthly payment with respect to each account by multiplying the combined new balance of purchases and cash advances, less any disputed amounts, by any of (i) 2.000% (1/50 expressed as a percentage), (ii) 2.083% (1/48 expressed as a percentage) or (iii) 1.666% (1/60 expressed as a percentage), depending upon the account. Beginning in January 1997, the Bank expects to calculate the minimum monthly payment for the majority of accounts by multiplying the combined new balance of purchases and cash advances, less any disputed amounts, by 2.000% (1/50 expressed as a percentage). If the amount so calculated is less than $10.00 it is increased to $10.00. The sum of such amount and any past due amounts equals the minimum payment amount. The minimum payment amount, however, is never more than the new balance.

      There can be no assurance that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio will be similar to the historical experience set forth above or that deposits into the Principal Funding Account or the Distribution Account, as applicable, will be made in accordance with the applicable Controlled Accumulation Amount. If a Pay Out Event occurs, the average life of the Certificates could be significantly reduced or increased.

      Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Accumulation Amounts, or a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A Certificates and the Class B Certificates to their respective final Distribution Dates will equal the expected number of months. As described under "Description of the Certificates-Postponement of Controlled Accumulation Period," the Servicer may shorten the Controlled Accumulation Period. There can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Investor Interest and the Class B Investor Interest on the Class A Scheduled Payment Date and the Class B Scheduled Payment Date, respectively. See "Risk Factors-Certificate Rating" and "Maturity Considerations" herein and "Risk Factors-Payments and Maturity" in the Prospectus.


                        RECEIVABLE YIELD CONSIDERATIONS

      The gross revenues from finance charges and fees billed to accounts in the Chemical Bank Portfolio for each of the three calendar years contained in the period ended December 31, 1995 and for the nine-month period ended September 30, 1996 are set forth in the following table. The historical yield figures in the following tables are calculated on an accrual basis. Collections of Receivables included in the Trust will be on a cash basis and may not reflect the historical yield experience in the table. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts accrued and billed to cardholders. Conversely, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. However, the Transferor believes that during the three calendar years contained in the period ended December 31, 1995 and the nine-month period ended September 30, 1996, the yield on an accrual basis closely approximated the yield on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. See "Risk Factors" in the Prospectus.



                                           PORTFOLIO YIELD
                                       CHEMICAL BANK PORTFOLIO
                                        (DOLLARS IN THOUSANDS)

                                                 NINE MONTHS
                                                   ENDED                        Year Ended December 31,
                                                 SEPTEMBER 30,           --------------------------------------------
                                                   1996		           1995             1994             1993
					         -------------           ------------ ------------- -----------------

Finance Charges and Fees Billed(1)(2)            $1,388,552              $1,745,079        $1,388,724        $1,146,379
Average Receivables Outstanding(3)              $10,642,593              $9,780,301        $7,540,565        $6,075,287
Yield from Finance Charges and Fees                   17.38%                  17.84%            18.42%            18.87%
  Billed(4)(5)
___________________________
(1)  Finance  Charges  and  Fees  Billed  include  periodic  and  minimum finance charges, annual membership fees, late charges,  cash advance transaction fees, Interchange, overlimit  fees  and  fees  for  returned  checks  and  cash advances.
(2)  Finance  Charges  and  Fees  Billed  are presented net of adjustments made pursuant to the Bank's normal servicing procedures, including removal of incorrect  or disputed finance charges and reversal of finance charges accrued on charged-off accounts.
(3)  Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(4)  Yield from Finance Charges and Fees Billed is calculated as a percentage of Average Receivables Outstanding.
(5)  The percentage reflected for the nine months ended September 30, 1996 is an annualized figure.


     The gross revenues from finance charges and fees relating to accounts in the Chase Portfolio for each of the three years contained in the period ended December 31, 1995 and for the nine-month period ended September 30, 1996 are set forth in the following table. The historical yield figures in the table are calculated on an accrual basis. Collections of Receivables included in the Trust will be on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of the annual membership fees, cash advance fees and other fees, Interchange, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. Due to such factors and the factors discussed under "-Loss and Delinquency Experience" above, there can be no assurance that the revenue experience for the Receivables in the future will be similar to the historical experience of the Chase Portfolio included in the table set forth below.



                                            PORTFOLIO YIELD
                                            CHASE PORTFOLIO
                                        (DOLLARS IN THOUSANDS)


                                                 NINE MONTHS
                                                   ENDED                        Year Ended December 31,
                                                 SEPTEMBER 30,           --------------------------------------------
                                                   1996		           1995             1994             1993
					         -------------           ------------ ------------- -----------------
Finance Charges and Fees Billed(1)(2)            $1,531,511               $1,886,803       $1,798,895        $1,895,218
Average Receivables Outstanding(3)              $12,833,263              $11,223,195       $9,766,339        $9,590,435
Yield from Finance Charges and Fees
  Billed (4)(5)		                              15.90%                   16.81%           18.42%            19.76%

___________________________
(1)  Finance Charges and Fees Billed include periodic and minimum finance charges, annual membership fees, late charges, cash advance transaction fees, Interchange, overlimit fees, insurance commissions and fees for returned checks and cash advances.
(2)  Finance Charges and Fees Billed are presented net of adjustments made pursuant to the Bank's normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of finance charges accrued on charged-off accounts.
(3)  Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(4)  Yield from Finance Charges and Fees Billed is calculated as a percentage of Average Receivables Outstanding.
(5)  The percentage reflected for the nine months ended September 30, 1996 is an annualized figure.

     Revenues vary for each account based on the type and volume of activity for each account. Because the Trust Portfolio is comprised of substantially all of the Chemical Bank Portfolio and a portion of the Chase Portfolio, actual yield with respect to Receivables may be different from that set forth above. See "Chase USA's Credit Card Portfolio" herein and "Chase USA's Credit Card Activities" in the Prospectus.


                      CHASE USA'S CREDIT CARD ACTIVITIES

GENERAL

     The Bank Portfolio consists of MasterCard and VISA accounts that were originated prior to June 1, 1996 (the "Account Transfer Date") by Chemical Bank (the "Old Chemical Bank Portfolio"), the portfolio of MasterCard and VISA accounts that have been originated on and after the Account Transfer Date by Chase USA and that had certain data processing functions performed through a credit card processor, First Data Resources, Inc. ("FDR") (the "New Chemical Bank Portfolio," and together with the Old Chemical Bank Portfolio, the "Chemical Bank Portfolio"), the MasterCard and VISA accounts that were originated prior to the Account Transfer Date by Chase USA (the "Old Chase Portfolio") and the portfolio of MasterCard and VISA accounts that have been originated on and after the Account Transfer Date and that, prior to October 20, 1996, had data processing functions performed on the systems of Chase USA rather than by FDR (the "New Chase Portfolio" and, together with the Old Chase Portfolio, the "Chase Portfolio"). On the Account Transfer Date, the MasterCard and VISA accounts comprising the Chemical Bank Portfolio were transferred from Chemical Bank to Chase USA. The accounts processed by FDR during the period from June 1, 1996 through October 20, 1996 were primarily accounts arising under origination programs initiated by Chemical Bank prior to the Account Transfer Date; accounts processed by Chase USA during such period were primarily accounts arising under origination programs initiated by Chase USA, either prior to or after the Account Transfer Date.

     The Receivables which the Bank will convey to each Trust pursuant to the related Agreement have been and will be generated from transactions made by holders of certain VISA and MasterCard credit card accounts, which are regular accounts, and certain Gold VISA and MasterCard and GrandElite Gold VISA and MasterCard credit card accounts, which are premium accounts, including in each case cobranded accounts. Premium cards are targeted at individuals with higher levels of income. The Bank services these accounts at its facilities located in Hicksville, New York; Brooklyn, New York; Tempe, Arizona and Tampa, Florida. Certain data processing and administrative functions associated with the servicing of the Chemical Bank Portfolio have been, and since October 20, 1996, on behalf of the entire Bank Portfolio are, performed through FDR. See "-Description of FDR."

     Pursuant to a master pooling and servicing agreement dated as of June 1, 1991 between Chase USA, as seller and servicer, and Yasuda Bank and Trust Company (U.S.A.) as trustee, the Chase Manhattan Credit Card Master Trust (the "Chase Manhattan Trust") has issued several series of asset backed certificates (each such series, a "Chase Manhattan Series") evidencing undivided interests in receivables generated by certain accounts in the Chase Portfolio (the "Securitized Chase Portfolio"). As long as any Chase Manhattan Series remains outstanding, receivables in accounts which remain in the Securitized Chase Portfolio will not be available for addition to the Trusts, although the Transferor would be permitted to add Participations in the Chase Manhattan Trust to the assets of the Trusts. See "Description of the Certificates-Addition of Trust Assets."

     Accounts in the Chase Portfolio which are not in the Securitized Chase Portfolio have been added and are expected to be added in the future and accounts in the New Chase Portfolio are expected to be added, at some time in the future, to the Trusts. There can be no assurance, however, that such accounts will be added or that, if added, the receivables in such accounts will constitute a material portion of the Receivables in the Trusts.

     In addition, accounts in the Chase Portfolio, the Chemical Portfolio and the New Chase Portfolio were originated under policies and procedures which differed from each other in certain respects. The Bank does not expect any of these differences to have a material adverse effect on the credit quality of the Receivables in the Trusts or on the interests of the Certificateholders.

ACQUISITION AND USE OF THE CREDIT CARD ACCOUNTS

     The accounts were generated under the VISA U.S.A., Inc. ("VISA") or MasterCard International Inc. ("MasterCard International") programs and were originated, purchased by, or otherwise transferred to, the Bank. The Bank is a member of VISA and of MasterCard International. MasterCard International and VISA license their respective marks permitting financial institutions to issue credit cards to their customers. In addition, MasterCard International and VISA provide clearing services facilitating exchange of payments among member institutions and networks linking members' credit authorization systems.

     The VISA and MasterCard credit cards are issued as part of the worldwide VISA and MasterCard International systems, and transactions creating the receivables through the use of the credit cards are processed through the VISA and MasterCard International authorization and settlement systems.

     The VISA and MasterCard credit cards from which the Accounts were established may be used to purchase goods and services, to obtain cash advances and to consolidate and transfer account balances from other credit cards. Cardholders make purchases when using a credit card to buy goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution, from an automated teller machine, by a check drawn on an Account or through the use of overdraft protection. Amounts due with respect to purchases, cash advances and transfers of account balances will be included in the Receivables.

     The VISA and MasterCard credit card accounts owned by the Bank were principally generated through: (a) direct mail and telemarketing solicitation for accounts on a pre-screened credit basis, (b) applications mailed directly to prospective cardholders, (c) applications made available to prospective cardholders at the Bank's branch banking facilities and point of sale outlets,
(d) applications generated by advertising on television, radio and in magazines and (e) purchases of accounts from other credit card issuers.

     In  each  case where an account is generated through an  application,  the
Bank reviews the application for completeness and creditworthiness. Applications provide information to the Bank on the applicant's employment history, income and residence status. In addition to reviewing the application, the Bank obtains a credit report issued by an independent credit reporting agency with respect to the applicant. In the event there are discrepancies between the application and the credit report, the Bank may resolve the inconsistency regarding the applicant by contacting employers or credit references. The Bank generally evaluates the ability of an applicant for a VISA or MasterCard credit card account to repay credit card balances by applying a credit scoring system using models developed by independent consulting firms and proprietary models and data. Credit scoring is intended to provide a general indication, based on the information available, including data provided from applications and credit bureaus, of the applicant's likelihood to repay his or her obligations. Credit scoring assigns values to the information provided in each applicant's application and credit bureau report and then estimates the associated credit risk. The score at which an applicant will be approved correlates to the Bank's credit risk tolerance at the time of approval. The Bank personnel and outside consultants regularly review the predictive accuracy of the scoring models.

     Once an application to open an account is approved an initial credit limit is established for the account based on the applicant's credit score and the applicant's level of income. At least once per year a systematic evaluation of cardholder payment and behavioral information is used to determine eligibility for automatic credit line increases. Credit limits may be adjusted at the request of the applicant, subject to the Bank's independent evaluation of the applicant's payment and usage history.

     The Bank also generates new accounts through direct mail and telemarketing solicitation campaigns directed at individuals who have been pre-screened by the Bank. A list of prospects from a variety of sources are screened at one or more credit bureaus in accordance with the Bank's credit criteria, including previous payment patterns and longevity of account relationships. Individuals qualifying for pre-screened direct mail or telemarketing solicitation are conditionally offered the Bank's credit card without having to complete a detailed application. Various credit limits are offered to members of the group being solicited, which are based upon the prospective cardholder's credit profile and the level of existing and potential indebtedness relative to inferred income based on geographic and demographic characteristics.

     Each cardholder is subject to an agreement governing the terms and conditions of the accounts. Pursuant to such agreement, the Bank reserves the right to change or terminate any terms, conditions, services or features of the accounts (including increasing or decreasing periodic finance charges, other charges or minimum payments) and to sell or transfer the accounts and any amounts owed on such accounts to another creditor.

     The Bank has added, and may continue to add, accounts to its portfolio by purchasing credit card accounts from other financial institutions. Credit card accounts that have been purchased by the Bank were originally opened using criteria established by the institution from which the accounts were purchased or by the institution from which the selling institution originally purchased the accounts and may not have been subject to the same level of credit review as accounts established by the Bank. Following acquisition, purchased accounts are evaluated against the same criteria utilized by the Bank to maintain Bank-originated accounts to determine whether any of the purchased accounts should be closed immediately. Any of the purchased accounts failing the criteria are closed and no further purchases or cash advances are authorized. All other such accounts remain open, subject to the same criteria the Bank uses to evaluate Bank-originated accounts. The credit limits on such accounts are based initially on the limits established or maintained by the selling institution. Following acquisition, credit limits on purchased accounts will be adjusted based on the criteria applied to Bank-originated accounts.

BILLING AND PAYMENTS

     The Accounts have various billing and payment structures, including varying minimum payment levels and fees. Monthly billing statements are sent by the Bank, using FDR as its service bureau, to cardholders. The following information reflects the current billing and payment characteristics of the Accounts. When an account is established, it is randomly assigned to a billing cycle. Currently. there are 20 billing cycles. Each billing cycle has a separate monthly billing date at which time the activity in the related accounts during the month ending on such billing date are processed and billed to cardholders.

     The Bank determines the minimum monthly payment with respect to each account by multiplying the combined new balance of purchases and cash advances, less any disputed amounts, by any of (i) 2.000% (1/50 expressed as a percentage), (ii) 2.083% (1/48 expressed as a percentage) or (iii) 1.666% (1/60 expressed as a percentage), depending upon the account. Beginning in January 1997, the Bank expects to calculate the minimum monthly payment for the majority of accounts by multiplying the combined new balance of purchases and cash advances, less any disputed amounts, by 2.000% (1/50 expressed as a percentage). If the amount so calculated is less than $10.00 it is increased to $10.00. The sum of such amount and any past due amounts equals the minimum payment amount. The minimum payment, however, is never more than the new balance.

     A daily periodic finance charge is assessed on certain Principal Receivables for each billing cycle. Daily periodic finance charges for a billing cycle are not assessed on Principal Receivables which arise from new purchases made during such billing cycle if either on the first day of such billing cycle there was no purchase balance outstanding or if the purchase balance outstanding on the first day of such billing cycle is paid in full during such billing cycle or if on the last day of such billing cycle there is no purchase balance outstanding. The daily periodic finance charge assessed on cash advances and applicable purchase balances is calculated by multiplying (i) the average daily cash advance and applicable purchase balance during the billing cycle by (ii) the applicable daily periodic finance charge by (iii) the number of days in the billing cycle. A monthly periodic finance charge is assessed for certain Principal Receivables. This monthly periodic finance charge assessed on cash advances and applicable purchase balances is calculated by multiplying (i) the average daily cash advance and applicable purchase balance during the billing cycle by (ii) the applicable monthly periodic finance charge. Cash advances are included in the average daily cash advance balance and purchases are included in the average daily purchase balance from the date such advance or purchase occurs or, in certain circumstances, on the first day of the billing cycle following the billing cycle in which such advance or purchase occurs. The annual percentage rate for fixed rate accounts ranges from 14.5% per annum to 18.8% per annum. The current annual percentage rate for variable rate accounts is based on the Wall Street Journal prime rate plus a spread generally ranging from 8.4% to 11.4%. To the extent that the amount of any finance charge applicable to an account balance is less than $0.50, the Bank increases such amount to $0.50.

     The Bank may change the periodic finance charge rate at any time. In addition, cardholders currently have the option of electing to switch the
applicable  rate  from  fixed  to  variable  and  vice   versa,  effective  for
transactions on or after the date the election is processed, although such option is expected to be discontinued by January 1997.

     The Bank generally assesses an annual membership fee of $20.00 for regular accounts, $40.00 for premium fixed rate accounts and $45.00 for premium variable rate accounts. The Bank currently allows cardholders to request a refund of the unused portion of the annual fee if the account is closed within the first six months after it is opened and it is not delinquent and the account balance does not exceed the credit limit, but expects to discontinue this option by January 1997. The Bank may waive the annual membership fees, or a portion thereof, in connection with solicitations of new accounts (and has done so for portions of recent solicitations) or when the Bank determines a waiver to be necessary to operate its credit card business on a competitive basis. In addition to the annual membership fee, the Bank may charge accounts certain other fees including (i) a late fee of $18.00 with respect to any unpaid monthly payment if the Bank does not receive the required minimum monthly payment by the payment due date set forth on the monthly billing statement and the amount of the past due payment is $2.00 or more (provided that no late fee is assessed if the minimum payment is paid prior to the first day of the following billing cycle, including any minimum payment due with respect to cash advances); (ii) a cash advance fee of 2% of the amount of each cash advance, but such cash advance fee shall not be less than $2.00 nor greater than $20.00; (iii) a fee of $15.00 for each check written on an account (a cash advance) which is returned to the Bank as a result of the account being delinquent or overdrawn; (iv) a fee of $18.00 with respect to each check submitted by a cardholder in payment of an account which is dishonored; and (v) an overlimit charge of $18.00 if, at the end of the billing cycle, the total amount owed for principal, or on and after January 1, 1997 the total amount owed for principal and finance charges, in respect of purchases and cash advances exceeds the cardholder's credit line.

     Payments by cardholders to the Bank on the Accounts are processed and applied first to any billed fees and other amounts not subject to finance charges, next to billed and unpaid finance charges and then to billed and unpaid transactions in the order determined by the Bank. Any excess is applied to unbilled transactions in the order determined by the Bank and then to unbilled finance charges. There can be no assurance that daily periodic finance charges, fees and other charges will remain at current levels in the future. See "Description of the Certificates-Collection and Other Servicing Procedures."

COLLECTION OF DELINQUENT ACCOUNTS

     The Bank considers an account delinquent if a payment due thereunder is not received by the Bank by the date of the statement following the statement on which the amount is first stated to be due. The Bank classifies an account as "over limit" if its posted balance exceeds its credit limit.

     Efforts to collect delinquent credit card receivables are made by the Bank's personnel and collection agencies and attorneys retained by the Bank. Collection procedures are determined by an adaptive control system that uses statistical models and basic account financial information to determine the steps to be followed at various stages of delinquency. Generally, the Bank includes a request for payment of overdue amounts on billing statements issued after the account becomes delinquent. In addition, after a period determined by the control system, the Bank mails a separate notice to the cardholder notifying him or her of the delinquency and possible revocation of the credit card and requesting payment of the delinquent amount. Collection personnel generally initiate telephone contact with cardholders whose credit card accounts have become 30 days or more delinquent. In the event that initial telephone contact fails to resolve the delinquency, the Bank continues to contact the cardholder by telephone and by mail. Based upon the control system, the Bank may suspend an account as early as the date on which such account becomes 30 days or more delinquent and generally does so by the time the account becomes 50 days delinquent. 100 days after an account becomes delinquent the credit card is automatically canceled. Based on the Bank's analysis of a cardholder's behavior through the control system, the Bank may take any or all of the above actions at an earlier point in time. In some cases, depending on the financial profile of the cardholder and the stated reason for and magnitude of a delinquency, the Bank may enter into arrangements with a delinquent cardholder to extend or otherwise change the payment schedule.

     The Bank's policy is to charge off an account during the billing cycle immediately following the cycle in which such account became one hundred fifty
(150) days delinquent. If the Bank receives notice that a cardholder is the subject of a bankruptcy proceeding, the Bank charges off such cardholder's account upon the earlier of seventy-five (75) days after receipt of such notice and the time period set forth in the previous sentence.

     Under the terms of an Agreement, Recoveries may be included in the assets of the Trust to the extent, if any, specified in the applicable Supplement for any Series.

DESCRIPTION OF FDR

     FDR is located in Omaha, Nebraska and provides computer data processing services primarily to the bankcard industry. FDR is a subsidiary of First Data Corp.

INTERCHANGE

     Creditors participating in the VISA and MasterCard associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of Interchange in connection with cardholder charges for goods and services is passed from banks which clear the transactions for merchants to credit card issuing banks. Interchange fees are set annually by MasterCard and VISA and are based on the number of credit card transactions and the amount charged per transaction. MasterCard and VISA may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. The Transferor will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of Interchange. Interchange will be allocated to the Trust, on the basis of the percentage equivalent of the ratio which the amount of purchases of merchandise and services relating to the Accounts made during such Monthly Period bears to the total amount of purchases of merchandise and services relating to the Bank Portfolio with respect to such Monthly Period. Interchange allocated to the Trust will be treated as collections of Finance Charge Receivables.

RECOVERIES

     The Transferor will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of the Recoveries. Recoveries will be allocated to the Trust on the basis of the percentage equivalent of the ratio which the amount of the aggregate principal amount of Principal Receivables (prior to giving effect to any reduction thereof for Finance Charge Receivables which are Discount Option Receivables) bears to the aggregate principal balance of the Bank Portfolio. Recoveries allocated to the Trust will be treated as collections of Finance Charge Receivables.

PROSPECTUS
Notes
Trust Certificates
Trust Shares
(Issuable in Series)
Structured Products Corp.

The Notes (the "Notes") and Trust Certificates or Shares (either, the "Certificates" and, collectively with the Notes, the "Securities") offered hereby and by supplements (each a "Prospectus Supplement") to this Prospectus will be offered from time to time in one or more series (each a "Series") and in one or more classes within each such Series (each a "Class") with an aggregate initial public offering price or purchase price of up to $1,000,000,000 or the equivalent thereof in one or more foreign or composite currencies, including the European Currency Unit ("ECU"). Securities of each respective Series and Class will be offered on terms to be determined at the time of sale as described in the related Prospectus Supplement accompanying the delivery of this Prospectus. Securities may be sold for United States dollars or for one or more foreign or composite currencies, and the principal of, premium, if any, and any interest to be distributed in respect of Securities may be payable in United States dollars or in one or more foreign or composite currencies. Each Series and Class of Securities may be issuable as individual securities in registered form without coupons ("Registered Securities") or in bearer form with or without coupons attached ("Bearer Securities") or as one or more global securities in registered or bearer form (each a "Global Security").

Each Series of Notes or Certificates will be secured by or represent beneficial ownership interests in a pool of credit card, charge card or debit card receivables or one or more securities representing an interest in or secured by a pool of such receivables (the "Term Assets"), together with certain other assets described herein and in the related Prospectus Supplement (such assets, together with the Term Assets, the "Deposited Assets") to be (i) sold by Structured Products Corp. (the "Company") to a business trust, owner trust or other special purposes, bankruptcy-remote entity established by the Company (any such entity, an "SPV"), and pledged to the trustee (the "Trustee") named in the related Prospectus Supplement for the benefit of holders of the Notes of such Series pursuant to an indenture and a series supplement thereto with respect to a given Series (collectively, the "Indenture") between the SPV, as issuer, and the Trustee, (ii) deposited in or transferred to a trust (the "Trust") for the benefit of holders of Certificates of such Series by the Company pursuant to a trust agreement or pooling and servicing agreement and a series supplement thereto with respect to a given Series (collectively, the
Trust Agreement") among the Company, as depositor or transferor, the administrative agent, if any (the "Administrative Agent"), the servicer, if any (the "Servicer") and the Trustee. If so specified in the related Prospectus Supplement, Certificates representing beneficial interests in the applicable SPV will also be offered hereby. The Term Assets may consist of one or more of the following: (i) one or more pools of revolving credit card, charge card or debit card receivables (collectively, the "Receivables") generated or to be generated in the ordinary course of business in a portfolio of revolving credit card, charge card or debit card accounts (collectively, the "Accounts"), or
(ii) a publicly issued asset backed security or pool of asset backed securities ("Credit Card Securities") representing an interest in or secured by Receivables. The Term Assets consisting of Credit Card Securities will be purchased by the Company, the SPV or the Trust in the secondary market (either directly or through an affiliate of the Company), and will not be acquired from the issuer thereof as part of any distribution by or pursuant to any agreement with such issuer. If so specified in the related Prospectus Supplement, a Series of Securities may also include or be secured by, or the holders of such Securities (the "Securityholders") may have the benefit of, any combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Deposited Assets (collectively, "Credit Support"). See "Description of Securities" and "Description of Deposited Assets and Credit Support."

Each Class of Securities of any Series will represent the right, which might be senior to those of one or more of the other Classes of such Series, to receive specified portions of payments of principal, interest and certain other amounts on the Deposited Assets in the manner described herein and in the related Prospectus Supplement. A Series may include two or more Classes differing as to the timing, sequential order or amount of distributions of principal, interest or premium and one or more Classes within such Series may be subordinated in certain respects to the Classes of such Series.

Except as otherwise provided herein and in the applicable Prospectus Supplement, the Company's only recourse obligations with respect to each Series of Securities will be, pursuant to certain representations and warranties concerning the Deposited Assets, to assign and deliver the Deposited Assets and Certain related documents to the applicable SPV or Trustee and, in certain cases, to provide for the Credit Support, if any. The principal obligations of an Administrative Agent, if any is named in the applicable Prospectus Supplement, with respect to a Series of Securities will be pursuant to its contractual administrative obligations and, only as and to the extent provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of payment delinquencies on the Deposited Assets. See "Description of the Securities - Advances in Respect of Delinquencies."

The Securities of each Series will not represent a recourse obligation of or interest in the Company, any SPV, any Administrative Agent or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Securities nor the Deposited Assets (unless otherwise specified in such Prospectus Supplement) will be guaranteed or insured by any governmental agency or instrumentality, or by the Company, any SPV, any Administrative Agent or their respective affiliates.

Prospective investors should consider the factors set forth under "Risk Factors" on pages 3 through 8.

			    ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -----------------

The Securities may be offered and sold to or through underwriters, through dealers or agents or directly to purchasers, as more fully described under "Plan of Distribution" and in the related Prospectus Supplement. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.

--------------
Salomon Brothers Inc
-------------------------------------------------------------------------------
The date of this Prospectus is September 15, 1997

                             PROSPECTUS SUPPLEMENT

      The Prospectus Supplement relating to a Series of Securities to be offered thereby and hereby will set forth, among other things, the following with respect to such Series: (a) the specific designation and aggregate principal amount, (b) the currency or currencies in which the principal (the "Specified Principal Currency"), premium, if any (the "Specified Premium Currency"), and any interest (the "Specified Interest Currency") are distributable (the Specified Principal Currency, the Specified Premium Currency and the Specified Interest Currency being collectively referred to as the "Specified Currency"), (c) the number of Classes of such Series and, with respect to each Class of such Series, its designation, aggregate principal amount or, if applicable, notional amount and authorized denominations,
(d) certain information concerning the type, characteristics and specifications of the Deposited Assets and any Credit Support for such Series or Class,
(e) the relative rights and priorities of each such Class (including the method for allocating collections from the Deposited Assets to the Securityholders of each Class and the relative ranking of the claims of the Securityholders of each Class to such Deposited Assets), (f) the name of the Trustee and the Administrative Agent, if any, for such Series, (g) the Note Interest Rate or Pass-Through Rate (each as defined below) or the terms relating to the applicable method of calculation thereof, (h) the time and place of distribution (each such date a "Distribution Date") of any interest, premium (if any) and/or principal, (i) the date of issue, (j) the scheduled final Distribution Date, if applicable, (k) the offering price, (l) any exchange, whether mandatory or optional, the redemption terms and any other specific terms of Securities of each such Series or Class. See "Description of Securities-General" for a listing of other items that may be specified in the applicable Prospectus Supplement.


                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company does not intend to send any financial reports to Securityholders.

      The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Secretary of Structured Products Corp., in care of Salomon Inc, Seven World Trade Center, New York, New York 10048. Telephone requests for such copies should be directed to the Secretary of Structured Products Corp. at (212) 783-7000.


                          REPORTS TO SECURITYHOLDERS

      The Trustee will mail (or cause to be mailed) reports concerning each Series of the Trust to all Securityholders of the related Series on or about each Distribution Date. See "Description of the Trust Agreement - Reports to Securityholders; Notice" and "Description of the Indenture - Reports to Noteholders; Notice."


                        IMPORTANT CURRENCY INFORMATION

      Purchasers are required to pay for each Security in the Specified Principal Currency for such Security. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a Security having a Specified Principal Currency other than U.S. dollars, Salomon Brothers Inc (the "Offering Agent") will arrange for the exchange of U.S. dollars into such Specified Principal Currency to enable the purchaser to pay for such Security. Such request must be made on or before the fifth Business Day (as defined below) preceding the date of delivery of such Security or by such later date as is determined by the Offering Agent. Each such exchange will be made by the Offering Agent on such terms and subject to such conditions, limitations and charges as the Offering Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

      References herein to "U.S. dollars," "U.S.$," "USD," "dollar" or "$" are to the lawful currency of the United States.


                                 RISK FACTORS

      LIMITED LIQUIDITY. There will be no market for any Series (or Class within such Series) of Securities prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of such Securities.

      LIMITED OBLIGATIONS AND INTERESTS. The Securities will not represent a recourse obligation of or interest in the Company, any SPV or any of their respective affiliates. The Securities of each Series will not be insured or guaranteed by any government agency or instrumentality, the Company, any SPV, any Person affiliated with the Company or any SPV, or any other Person. The obligations, if any, of the Company with respect to the Securities of any Series will only be pursuant to certain limited representations and warranties. The Company does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If, for example, the Company were required to repurchase a Term Assets with respect to which the Company has breached a representation or warranty, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of such Term Assets to the Company, or from a reserve fund established to provide funds for such repurchases. The Company has no obligation to establish or maintain any such reserve fund.

      CREDIT SUPPORT; LIMITED ASSETS. Although any Series (or Class of such Series) of Securities may include or be secured by, or the Securityholders of such Securities may have the benefit of, certain assets which are designed to support the payment upon, or otherwise ensure the servicing or distribution with respect to, the Deposited Assets related to such Series or Class as described in the related Prospectus Supplement, the Securities do not represent recourse obligations of the Company, any SPV, any Administrative Agent, any Servicer or any of their respective affiliates and, unless otherwise specified in the applicable Prospectus Supplement, are not insured or guaranteed by the

Company, any SPV, any Administrative Agent, any Servicer, any of their affiliates or any other person or entity. Accordingly, Securityholders' receipt of distributions in respect of the Securities will depend entirely on the performance of an receipt of payments with respect to the Deposited Assets and any Credit Support identified in the related Prospectus Supplement. See "Description of Deposited Assets and Credit Support."

      PAYMENTS AND MATURITY. The timing of distributions of interest, premium (if any) and principal of any Series (or of any Class within such Series) of Securities may be affected by a number of factors, including the performance of the related Deposited Assets, the extent of any early amortization, acceleration of payment rate, slow down of payment rate or extension of maturity or amortization with respect to the related Deposited Assets (or portion thereof) and the manner and priority in which the collections from the Term Assets and any other Deposited Assets are allocated to each Class of such Series. Certain of these factors may be influenced by a variety of accounting, tax, economic, social and other factors. The Receivables may be paid at any time and there can be no assurance that there will be new Receivables created in the Accounts, that additional Receivables will be available or that any particular pattern of accountholder repayments will occur. The actual principal payment rate on the Receivables will depend on, among other factors, the rate of accountholder repayments, the timing of the receipt of repayment and the rate of default by accountholders. Accountholder monthly payment rates with respect to the Accounts are dependent upon a variety of factors, including seasonal purchasing and payment habits of accountholders, the availability of other sources of credit, general economic conditions, tax laws and the terms of the Accounts (which are subject to change by the owner of such Accounts). No assurance can be given as to the accountholder payment rates which will actually occur in any future period. The actual principal payment rate on the Credit Card Securities will, similarly, depend on the payment and default performance with respect to the Receivables underlying such Credit Card Securities. As a result of the foregoing, no assurance can be given that a Security will receive its final principal payment when expected or that principal payments with respect to a Security will follow any expected pattern.

      A decline in the amount of Receivables in the Accounts for any reason (including the decision by accountholders to use competing sources of credit, an economic downturn or other factors) could result in the occurrence of an early amortization event with respect to a Security (such an event, an "Early Amortization Event") and the commencement of the principal repayment of such Security earlier than expected (an "Early Amortization Period"). A decline in the amount of Receivables in the Accounts relating to a Credit Card Security for any reason (including the decision by accountholders to use competing sources of credit, an economic downturn or other factors) could result in the occurrence of an early amortization event, pay out event or liquidation event with respect to a Credit Card Security (such an event, a "Term Assets Early Amortization Event") and the commencement of the principal repayment of such Credit Card Security earlier than expected (a "Term Assets Early Amortization Period"). See the related Prospectus Supplement for a discussion of other events, including events relating to portfolio yield, breaches of representations and warranties, insolvency or bankruptcy and investment company status, which might lead to the commencement of the Early Amortization Period with respect to a Security or the Term Assets Early Amortization Period with respect to a Credit Card Security.

      CERTAIN LEGAL ASPECTS. Each seller of Receivables (each, a "Seller") to the Company will warrant in its pooling and servicing agreement, master pooling and servicing agreement, sale and servicing agreement or trust agreement (collectively, an "Agreement") that the transfer of the Receivables by it is and will be either a valid transfer and assignment of all right, title and interest in the Receivables by it is and will be either a valid transfer and assignment of all right, title and interest in the Receivables and all proceeds thereof or the grant of a security interest in the Receivables. The Seller will take certain actions required to perfect the interest in the Receivables. The Seller will warrant that if the transfer by it of the Receivables is deemed to be a grant of security interest in the Receivables, there will be a first priority perfected security interest therein. If the transfer of the Receivables and all proceeds thereof is deemed to created a security interest therein, a tax or government lien on property of the Seller arising before Receivables come into existence may have priority over the Trust's or the SPV's interest in such Receivables.

      If any Seller is a regulated financial institution, to the extent that a Seller grants a security interest in the Receivables and that security interest is validly perfected before any insolvency of the Seller and is not granted or taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, that security interest should not be subject to avoidance in the event of insolvency and receivership, and payments to the Trust or the SPV with respect to the Receivables should not be subject to recovery by a conservator or receiver for the Seller. If, however, the conservator or receiver were to assert a contrary position, or were to require the Company, the Trust or the SPV to establish its right to those payments by submitting to and completing the administrative claims procedure established under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), or the conservator or receiver were to request a stay of proceedings with respect to the Seller as provided under FIRREA, delays in payments on the Securities and possible reductions in the amount of this payments could occur. In the event of a servicer default under the Agreement, if a conservator or receiver is appointed for the servicer of the Receivables (the "Servicer"), and no servicer default other than such conservatorship or receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent the transfer of servicing to a successor Servicer. If a conservator or receiver were appointed for the Seller pursuant to the Agreement, new principal receivables would not be transferred under the Agreement and the Receivables (or a portion thereof) allocated in accordance with the Agreement would be sold, thereby causing early termination of the Agreement and a loss to Securityholders if the net proceeds of such sale were insufficient to pay such Securities in full. Upon the occurrence of an Early Amortization Event, if a conservator or receiver was appointed for the Seller and no Early Amortization Event other than such conservatorship, receivership or insolvency of the Seller existed, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a conservator or receiver for the Seller may have the power to cause early payment of the Securities.

      If any Seller acquired the Receivables from the originator thereof or other entity subject to the U.S. Bankruptcy Code (any such entity, an "Originator"), the Originator will have warranted that the sale of Receivables by it to the Seller is a valid sale. Notwithstanding the foregoing, if the Originator were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of the Originator or the Originator were to take the position that the sale of the Receivables to the Seller should be recharacterized as a pledge, then delays in payments of collections on the Receivables could occur or (should a court rule in favor of such creditor, trustee or the Originator) reductions in the amount of such payments could result.

      Assuming the transaction between an Originator and a Seller is treated as a sale, the assets of the Seller would not generally be part of the Originator's bankruptcy estate and would not be available to the Originator's creditors. Thee can be no assurance, however, that a creditor or trustee in bankruptcy of the Originator might not seek a court order consolidating the assets and liabilities of the Seller with those of the Originator. If successfully sought, such an order might make a Seller's assets (including the Receivables) available to the Originator's creditors in bankruptcy. In addition, the U.S. Court of Appeals for the Tenth Circuit has concluded that accounts receivable sold by a debtor prior to a filing for bankruptcy remain property of the debtor's bankruptcy estate.

      The foregoing considerations regarding the insolvency or bankruptcy of a Seller or Originator of Receivables will also be applicable to the issuer (the "Term Assets Issuer") of a Credit Card Security or the person or persons from which such Term Assets Issuer acquired the Receivable underlying such Credit Card Security.

      CONSUMER PROTECTION LAWS. The relationship of cardholder and card issuer is extensively regulated by Federal and state consumer protection laws. The most significant of these laws include the Federal Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Credit Reporting Act, Electronic Funds Transfer Act and, to the extent that a Seller is a bank, the National Bank Act, as well as the banking statutes of the state in which the bank is located, and comparable statutes in the states in which cardholders reside. These statutes impose disclosure requirements when an account is advertised, when it is opened, at the end of monthly billing cycles, upon account renewal for accounts on which annual fees are assessed, and at year end and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practice in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Federal legislation requires card issuers to disclose to consumers the interest rates, annual cardholder fees, grace periods, and balance calculation methods associated with their accounts. Cardholders are entitled under current law to have payments and credits applied to the account promptly to receive prescribed notices and to have billing errors resolved promptly.

      Various   proposed  laws  and  amendments  to  existing  laws  have  been introduced in Congress and certain state and local legislatures that, if enacted, would further regulate the credit card industry.

      The Company or the SPV may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee of the Seller with respect to obligations arising before transfer of the Receivables or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of setoff against his obligation to pay the amount of Receivables owing. A Seller will covenant in the Agreement to accept the transfer of all Receivables in an Account if any Receivable in such account has not been created in compliance in all material respects with the requirements of such laws, if such noncompliance has a material adverse effect on the interest of securityholders under such Agreement. Each Agreement will also provide for the Trust to be indemnified by the Seller or Servicer, among other things, for any liability arising from such violations.

      Application of Federal and state bankruptcy and debtor relief laws would affect the interest of the Securityholders in the Receivables, if such laws result in any Receivables being written off as uncollectible.

      CERTAIN LEGAL CONCERNS APPLICABLE TO ACCOUNTS. In October 1991, the United States District Court for the State of Massachusetts held that Greenwood Trust Company (a federally-insured, Delaware-chartered bank that issues the Discover credit card) was prohibited by Massachusetts law from assessing late charges on credit card accounts of Massachusetts residents. On August 6, 1992, that decision was reversed by the United States Court of Appeals for the First Circuit, which held that the Massachusetts law was preempted by federal law permitting the charges in question. In November 1992, the Commonwealth of Massachusetts petitioned the United States Supreme Court to accept the case. On January 11, 1993, the U.S. Supreme court denied the petition of the Commonwealth to review the decision of the First Circuit. Since October 1991, a number of lawsuits and administrative actions have been filed in several states against out-of-state banks (both federally insured state-chartered banks and federally insured national banks) which issue cards. These actions challenge various fees and charges (such as late fees, over-the-limit fees, returned payment check fees and annual membership fees) assessed against residents of the states in which such suites were filed, based on restrictions or prohibitions under such states' laws alleged to be applicable to the out-of-state cards issuers. There can be no assurance that one of the Sellers will not be named as a defendant in future lawsuits or administrative actions challenging the fees and charges which it assesses residents of other states. The California Supreme Court in March 1992 refused to review a lower court's determination that the practice by Wells Fargo Bank of charging its cardholder over-the-limit and late payment fees violated California laws that require banks to limit such charges to their costs. Such actions and similar actions which may be brought in other states as a result of such actions, if resolved adversely to card issuers, could have the effect of limiting certain charges, other than periodic finance charges, that could be assessed on accounts of residents of such states and could require card issuers to pay refunds and civil penalties with respect to charges previously imposed on cardholders in such states. Consequently, such actions could have an adverse impact on a Seller's card operations. One potential effect of any such litigation involving a Seller, if successful, would be to reduce the portfolio yield on the affected Receivables. If such a reduction occurs, an Early Amortization Event or Term Assets Early Amortization Event may occur.

      COMPETITION. The credit card and charge card industries are highly competitive. There is increased competitive use of advertising, target marketing and pricing competition in interest rates and annual cardholder fees as both traditional and new credit card and charge card issuers seek to expand or to enter the market. As a result of this competition, certain major credit card and charge card issuers may assess finance charges for selected portions of their portfolios at rates lower than the rates currently being assessed on the Accounts. A Seller's ability to compete in the credit card and charge card industry will affect its ability to generate new Receivables. In addition, the generation of Receivables by a Seller may be partly or completely dependent upon sales at one or more retail stores. In such a case, competition in the retail industry will also affect the Seller's ability to generate new Receivables.

      BASIC RISK. If so specified in the related Prospectus Supplement, a portion of the Accounts will have finance charges set at a variable rate above a designated prime rate or other designated index. A Series offered pursuant hereto may bear interest at a fixed rate or at a floating rate based on an index other than the prime rate or other designated index. If there is a decline in the prime rate or other designated index, the amount of collections of finance charge Receivables on such Accounts may be reduced, whereas the amounts payable as interest on such Series and other amounts required to be funded out of finance charge Receivables with respect to such Series may not be similarly reduced. In such a case, an Early Amortization Event with respect to such Series or a Term Assets Early Amortization Event with respect to a Credit Card Security underlying such Series may occur.

      SOCIAL, GEOGRAPHIC AND ECONOMIC FACTORS. Changes in card use, payment patters and the rate of defaults by cardholder may result from a variety of social, economic and geographic factors. Economic factors include the rate of inflation and relative interest rates offered for various types of loans. Adverse changes in economic conditions in any states where cardholders are located could have a direct impact on the timing and amount of payments on a Series. The Company is unable to determine and has no basis to predict whether, or to what extent, economic, social or geographic factors will affect future card use or repayment patters or payments on the Securities of a Series. New credit card issuers have been entering the market while other issuers have been seeking to expand market share through increased advertising, target marketing and pricing competition. Additionally, the use of incentive or affinity programs (e.g., gift awards for card usage) may affect card usage patters.

      A SELLER'S ABILITY TO CHANGE TERMS OF THE RECEIVABLES. Any Seller may have the right to determine the finance charges and the other fees and charges which will be applicable from time to time on its Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms of its agreements with cardholders with respect to the Accounts. A decrease in the finance charges and the other fees and charges assessed on the Accounts would decrease the effective yield on the Accounts and could result in the occurrence of an Early Amortization Event with respect to a Series offered pursuant hereto or a Term Assets Early Amortization Event with respect to a Credit Card Security underlying such Series and commencement of an Early Amortization Period or Term Assets Early Amortization Period, as applicable.

      Under an Agreement, a Seller may agree that, unless required by law or as is otherwise necessary, in its good faith judgment, to maintain its credit card business on a competitive basis, it will not reduce the annual percentage rate at which finance charges are assessed on the Receivables or the other fees and changes assessed on the Accounts, if, as a result of such reduction, the Net Portfolio Yield as of such date would be less than the Base Rate. The terms "Base Rate" and "Net Portfolio Yield" have the meanings set forth in the Prospectus Supplement reacting to each Series. The Seller may also covenant that it will change the terms relating to the Accounts only if the change is made applicable to the comparable segment of the accounts owned and serviced by the Seller with characteristics the same as or substantially similar to the Account, except as otherwise restricted by the terms of the applicable cardholder agreement. In servicing Accounts, a Servicer will generally be required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as set forth above, there are generally no restrictions on the ability of a Seller to change the terms of the Accounts or the Receivables. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by a Seller to decrease finance charges or other fees and charges for existing accounts, or take actions which would otherwise change the terms of the Accounts. The foregoing considerations are also generally applicable to the Receivables and Accounts relating to a Credit Card Security.

      IMPACT OF ADDITIONAL ACCOUNTS. A Seller may be permitted to designate additional Accounts ("Additional Accounts") the Receivables of which will be conveyed to the Company, a SPV or Trust on a discrete basis or automatically as such Additional Accounts are created. There can be no assurance that Receivables in such Additional Accounts will be of the same credit quality as those Receivables previously conveyed to an SPV or a Trust. In particular, the Receivables in the Additional Accounts may be originated using different criteria, be originated by a different Originator and be of a different type than those in the previously designated Accounts. The foregoing considerations are also generally applicable to the Receivables and Accounts relating to a Credit Card Security.

      TAX CONSIDERATIONS. The Federal income tax consequences of the purchase, ownership and disposition of the Securities and the tax treatment of any Trust will depend on the specific terms of the Securities, any Trust, any Credit Support and the Deposited Assets. See the description under "Certain Federal Income Tax Considerations" in the related Prospectus Supplement.

      RATING OF THE SECURITIES. At the time of issue, the Securities of any given Series (or each Class of such Series that is offered hereby) will be rated in one of the investment grade categories by one or more nationally recognized rating agencies (a "Rating Agency"). Unless otherwise specified in the applicable Prospectus Supplement, the rating of any Series or Class of

Securities is based primarily on the related Deposited Assets and any Credit Support and the relative priorities of the Securityholders of such Series or Class to receive collections from, and to assert claims against, such Deposited Assets and any Credit Support. The rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. In addition, the rating does not address the likelihood that the principal amount of any Series or Class will be paid prior to any final legal maturity date. There can be no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. Any Class or Classes of a given Series of Securities may not be offered pursuant to this Prospectus, in which case such Class or Classes may or may not be rated in an investment grade category by a Rating Agency.

      GLOBAL SECURITIES. Unless otherwise specified in the related Prospectus Supplement, the Securities of each Series (or, if more than one Class exists, each Class of such Series) will initially be represented by one or more Global Securities deposited with, or on behalf of, a Depositary (as defined below) and will not be issued as individual definitive Securities to the purchasers of such Securities. Consequently, unless and until such individual definitive Securities of a particular Series or Class are issued, such purchasers will not be recognized as Securityholders under the applicable Indenture or Trust Agreement. Hence, until such time, such purchasers will only be able to exercise the rights of Securityholders indirectly through the Depositary and its respective participating organizations and, as a result, the ability of any such purchaser to pledge that Security to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Security, may be limited. See "Description of Securities Global Securities" and "Limitations on Issuance of Bearer Securities" and any further description contained in the related Prospectus Supplement.

      CURRENCY RISKS. The Securities of any given Series (or Class within such Series) may be denominated in a currency other than U.S. dollars to the extent specified in the applicable Prospectus Supplement. The Prospectus Supplement relating to such a Series or Class will describe the currency risks of an investment in such Securities; however, prospective purchasers of such Securities should also consult their own financial and legal advisors as to the risks entailed by an investment in such Securities denominated in a currency other than U.S. dollars. Such Securities are not an appropriate investment for persons who are unsophisticated with respect to foreign currency transactions. See "Currency Risks."

      PASSIVE NATURE OF HOLDING OF DEPOSITED ASSETS. Unless otherwise specified in the applicable Prospectus Supplement, the Trustee with respect to any Series of Notes (an "Indenture Trustee") will hold the Deposited Assets (or interest therein) pledged to the Noteholders pursuant to the applicable Indenture. The Trustee with respect to any Series of Certificates (a "Certificate Trustee") will hold the Deposited Assets for the benefit of the Certificate holders pursuant to the applicable Trust Agreement. The related Deposited Assets will generally be held to maturity and not disposed of, regardless of adverse events, financial or otherwise, which may affect any Seller any Term Assets Issuer or the value of the Deposited Assets. Under certain circumstances the holders of the Securities may direct the Trustee to dispose of all or a portion of the Deposited Assets or take certain other actions in respect of the Deposited Assets.

      The Prospectus Supplement for each Series of Securities will set forth information regarding additional risk factors, if any, applicable to such Series (and each Class within such Series).


                                  THE COMPANY

      The Company was incorporated in the State of Delaware on November 23, 1992, as an indirect, wholly-owned, limited-purpose finance subsidiary of Salomon Inc. The Company will not engage in any business or other activities other than issuing and selling securities from time to time and acquiring, owning, holding, pledging and transferring assets (including Deposited Assets and Credit Support) in connection therewith or with the creation of a SPV or a Trust and in activities related or incidental thereto. The Company does not have, nor is it expected to have, any significant unencumbered assets. The Company's principal executive offices are c/o Salomon Inc. Seven World Trade Center, New York, New York 10048 (telephone (212) 783-7000).

      In the event that the Company establishes an SPV for purposes of the issuance of Securities, the SPV applicable to any Series will be described in the related Prospectus Supplement. Each SPV will be a special purpose, bankruptcy-remote entity and may take the form of a business trust, an owner trust or a limited liability company. If so specified in the related Prospectus Supplement, equity interests in the applicable SPV will be offered hereby. The Company may also sell equity interests in an SPV to affiliates of the Company or third parties in negotiated private transactions.


                                USE OF PROCEEDS

      Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds to be received from the sale of each Series or Class of Securities (whether or not offered hereby) will be used by the Company or an SPV to purchase the related Deposited Assets (or provide a Trust with funds to purchase such Deposited Assets) and arrange certain Credit Support including, if specified in the related prospectus Supplement, making required deposits into any reserve account or other account for the benefit of the Securityholders of such Series or Class. Any remaining net proceeds, if any,will be used by the Company for general corporate purposes.


                        ASSIGNMENT OF DEPOSITED ASSETS;
                              FORMATION OF TRUST

      An SPV will pledge the Deposited Assets for each Series of Notes to the Indenture Trustee named in the applicable Prospectus Supplement, in its capacity as trustee for the benefit of the Noteholders of such Series. The Company or an SPV will assign or transfer the Deposited Assets for each Series of Certificates to the Trust, for the benefit of the Certificateholders of such Series. The term "Trustee," as used herein, refers to the Indenture Trustee or the Certificate Trustee, as applicable. The Trustee named in the applicable Prospectus Supplement will administer the Deposited Assets pursuant to the Indenture or the Trust Agreement and will receive a fee for such services (the "Trustee's Fee"). Any Administrative Agent named in the applicable Prospectus Supplement will perform such tasks as are specified therein and in the Indenture or the Trust Agreement and will receive a fee for such services (the "Administration Fee") as specified in the Prospectus Supplement.

      Unless otherwise stated in the Prospectus Supplement, the pledge, transfer or assignment of the Deposited Assets to the Trustee will be without recourse. To the extent provided in the applicable Prospectus Supplement, the obligations of an Administrative Agent, if any, so named therein with respect to the Deposited Assets will consist primarily of its contractual administrative obligations, if any, under the Indenture or the Trust Agreement, its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets and its obligations, if any, to purchase Deposited Assets as to which there has been a breach of certain representations and warranties or as to which the documentation is materially defective. The obligations of an Administrative Agent, if any, named in the applicable Prospectus Supplement to make advances will be limited to amounts which any such Administrative Agent believes ultimately would be recoverable under any Credit Support, insurance coverage, the proceeds of liquidation of the Deposited Assets or from other sources available for such purposes.

      Unless otherwise provided in the related Prospectus Supplement, each Series of Notes will be secured by, and each Series of Certificates will represent a beneficial interest in, (i) such Deposited Assets, or interests therein, exclusive of any interest in such assets (the "Retained Interest") retained by the Company, any SPV or any previous owner thereof, as from time to time are specified in the applicable Indenture or Trust Agreement; (ii) such assets as from time to time are identified as deposited in the related Certificate Account; (iii) property, if any, acquired on behalf of Securityholders by foreclosure or repossession and any revenues received thereon; (iv) those elements of Credit Support, if any, provided with respect to any Class within such Series that are specified as such in the applicable Prospectus Supplement, as described therein and under "Description of Deposited Assets and Credit Support - Credit Support": (v) the rights of the Company or an SPV under the agreement or agreements entered into by the Trustee on behalf of the Securityholders which constitute, or pursuant to which the Trustee has acquired, such Deposited Assets; and (vi) the rights of the Trustee in any cash advance, reserve fund or surety bond, if any.

      In addition, to the extent provided in the applicable Prospectus Supplement, the Company will obtain Credit Support for the benefit of the Securityholders of any related Series (or Class within such Series) of Securities.


                       MATURITY AND YIELD CONSIDERATIONS

      Each Prospectus Supplement will, to the extent applicable, contain information with respect to the type and, if applicable, maturities of the related Term Assets and the terms, if any, upon which such Term Assets may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof), amortization or extension of maturity or amortization. The provisions of the Term Assets with respect to the foregoing will, unless otherwise specified in the applicable Prospectus Supplement, affect the weighted average life of the related Series of Securities.

      The effective yield to holders of the Securities of any Series (and Class within such Series) may be affected by various features of the Deposited Assets or any Credit Support or the manner and priorities of allocations of collections with respect to such Deposited Assets between the Classes of a given Series. The yield to maturity of any Series (or Class within such Series) may be affected by any optional or mandatory redemption, repayment, amortization or extension of maturity of the related Term Assets. A variety of tax, accounting, economic, and other factors will influence the rate of payment on the Receivables and whether any applicable party exercises any right of redemption, repurchase or extension in respect of Receivables or Credit Card Securities.

      Collections on the underlying Receivables may vary because among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the minimum payments. Collections on the Receivables may also vary due to seasonal purchasing and payment habits of borrowers. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Accounts, the likelihood of repayment of the Receivables would be expected to increase.

      Unless otherwise specified in the related Prospectus Supplement, each Credit Card Security will be subject to repayment upon the occurrence of a Term Assets Early Amortization Event. The maturity and yield on the Securities will be affected by any early repayment of the Term Assets as a result of the occurrence of a Term Assets Early Amortization Event. See "Description of the Deposited Assets - Term Assets Early Amortization Events."

      The extent to which the yield to maturity of such Securities may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

      The yield to maturity of any Series (or Class) of Securities will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Securities, to the extent that the applicable Note Interest Rate or Pass-Through Rate for such Series (or Class) is based on variable or adjustable interest rates. With respect to any Series of Securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption or amortization) on the related Term Assets having interest rates higher or lower than the then applicable Note Interest Rates or Pass-Through Rates applicable to such Securities may affect the yield thereon.

      The Prospectus Supplement for each Series of Securities will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Deposited Assets, including the applicable Term Assets.

                           DESCRIPTION OF SECURITIES

      Each Series (or, if more than one Class exists, the Classes within such Series) of Notes will be issued pursuant to an Indenture. A form of Indenture is attached as an exhibit to the Registration Statement. The provisions of the applicable Indenture may vary depending upon the nature of the Notes to be issued thereunder and the nature of the Deposited Assets and the Credit Support of a Series.

      Each Series (or, if more than one Class exists, the Classes within such Series) of Certificates representing beneficial interests in a Trust will be issued pursuant to a Trust Agreement. A form of Trust Agreement is attached as an exhibit to the Registration Statement. The provisions of the applicable Trust Agreement may vary depending on the nature of the Deposited Assets and the Credit Support of a Series.

      The following summaries describe certain provisions of the Indenture or Trust Agreement which may be applicable to each Series of Securities. The applicable Prospectus Supplement for a Series of Securities will describe any provision of the Indenture or Trust Agreement that materially differs from the description thereof contained in this Prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the forms of Indenture and Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Securities. As used herein with respect to any Series, the term "Security" refers to all the Securities of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires.

      A copy of the applicable series supplement to the Indenture or Trust Agreement relating to each Series of Securities issued from time to time will be filed by the Company as an exhibit to a Current Report on Form 8-K to be filed with the Commission following the issuance of such Series.

GENERAL

      There is no limit on the amount of Securities that may be issued under the Indenture or the Trust Agreement, and the Indenture and the Trust Agreement will provide that Securities of the applicable Series may be issued in multiple Classes. The Series (or Classes within such Series) of Certificates to be issued under the Trust Agreement will represent the entire beneficial ownership interest in the Trust for such Series created pursuant to the Trust Agreement and each such Class will be entitled to certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such Trust, all as identified and described in the applicable Prospectus Supplement. The Series (or Classes within such Series) of Notes to be issued under the Indenture will represent the entire indebtedness of the applicable SPV secured by the Deposited Assets with respect to such Series and each such Class will be entitled to certain relative priorities to receive specified collections from the assets securing the Notes, as described in the applicable Prospectus Supplement. If specified in the related Prospectus Supplement, equity interests in such an SPV will also be offered hereby. Such equity interest will represent rights to the Deposited Assets and the proceeds thereof not required to be applied toward the Notes of such SPV, as well as such other rights as may be specified in the related Prospectus Supplement. See "Description of Deposited Assets and Credit Support
- Collections."

      Reference is made to the related Prospectus Supplement for a description of the following terms of the Series (and if applicable, Classes within such Series) of Securities in respect of which this Prospectus and such Prospectus Supplement are being delivered: (i) the title of such Securities; (ii) the Series of such Securities and, if applicable, the number and designation of Classes of such Series; (iii) certain information concerning the type, characteristics and specifications of the Deposited Assets being conveyed pursuant to the related Indenture or deposited into or transferred to the related Trust by the Company or the applicable SPV (and, with respect to any Term Assets which at the time of such deposit represents a significant portion of all such Deposited Assets and any related Credit Support, certain information concerning the terms of each such Term Assets, the identity of the issuer or seller thereof and where publicly available information regarding such issuer or seller may be obtained); (iv) the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each Class thereof; (v) the dates on which or periods during which such Series or Classes within such Series may be issued (each, an "Original Issue Date"), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such Series or Classes within such Series will be distributable; (vi) if applicable, the relative rights and priorities of each such Class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the Securityholders of each such Class); (vii) whether the Securities of such Series or each Class within such Series are Fixed Rate Securities or Floating Rate Securities (each as defined below) and the applicable interest rate (the "Note Interest Rate," in the case of Notes, or the "Pass-Through Rate," in the case of Certificates) for each such Class, including the applicable rate, if fixed (a "Fixed Rate"), or the terms relating to the particular method of calculation thereof applicable to such Series or each Class within such Series, if variable (a "Variable Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series or Class will be distributable and the related Record Dates, if any; (viii) the option, if any, of any Securityholder of such Series or Class to withdraw a portion of the secured assets in exchange for surrendering such Securityholder's Security or to put such Security to the Company, an SPV or a third party or of the Company, an SPV or Administrative Agent, if any, or another third party to purchase or repurchase any Deposited Assets or Securities (in each case to the extent not inconsistent with the Company's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part; (ix) the rating of such Series or each Class within such Series offered hereby (PROVIDED, HOWEVER, that one or more Classes within such Series not offered hereunder may be unrated or may be rated below investment grade); (x) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Series or Class within such Series will be issuable; (xi) whether the Securities of any Class within a given Series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Securities"), and the applicable terms thereof; (xii) whether the Securities of such Series or of any Class within such Series are to be issued as Registered Securities or Bearer Securities or both and, if Bearer Securities are to be issued, whether coupons ("Coupons") will be attached thereto; whether Bearer Securities of such Series or Class may be exchanged for Registered Securities of such Series or Class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made;
(xiii) whether the Securities of such Series or of any Class within such Series are to be issued in the form of one or more Global Securities and, if so, the identity of the Depositary (as defined below), if other than The Depository Trust Company, for such Global Security or Securities; (xiv) if a temporary Security is to be issued with respect to such series or any Class within such Series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a definitive Security of such Series or Class will be credited to the account of the Persons entitled thereto on such Distribution Date; (xv) if a temporary Global Security is to be issued with respect to such Series or Class, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Definitive Securities (as defined below) of such Series or Class and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Definitive Securities of such Series or Class; (xvi) if other than U.S. dollars, the Specified Currency applicable to the Securities of such Series or Class for purposes of denominations and distributions on such Series or each Class within such Series and the circumstances and conditions, if any, when such Specified Currency may be changed, at the election of the Company, an SPV or a Securityholder and the currency or currencies in which any principal of or any premium or any interest on such Series or Class are to be distributed pursuant to such election; (xvii) any additional Administrative Agent Termination Events (as defined below), if applicable, provided for with respect to such Class; (xviii) all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of Securityholders of such Series and each Class within such Series required with respect to certain actions by the Company, an SPV or the applicable Administrative Agent, if any, or the Trustee; and (xix) any other terms of such Series or Class within such Series of Securities not inconsistent with the provisions of the Indenture or the Trust Agreement relating to such Series.

      Unless otherwise indicated in the applicable Prospectus Supplement, Securities of each Series (including any Class of Securities not offered hereby) will be issued only as Registered Securities in denominations of $1,000 and any integral multiple thereof and will be payable only in U.S. dollars. The authorized denominations of Registered Securities of a given Series or Class within such Series having a Specified Currency other than U.S. dollars will be set forth in the applicable Prospectus Supplement.

      The United States Federal income tax consequences and ERISA consequences relating to any Series or any Class within such Series of Securities will be described in the applicable Prospectus Supplement. In addition, any risk factors, the specific terms and other information with respect to the issuance of any Series or Class within such Series of Bearer Securities or Securities on which the principal of and any premium and interest are distributable in a Specified Currency other than U.S. dollars will be described in the applicable Prospectus Supplement relating to such Series or Class. Unless otherwise specified in the applicable Prospectus Supplement, the U.S. dollar equivalent of the public offering price or purchase price of a Security having a Specified Principal Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Principal Currency on the applicable issue date. As specified in the applicable prospectus Supplement, such determination will be made by the Company, the applicable SPV, the Trustee, the Administrative Agent, if any, or an agent thereof as exchange rate agent for each Series of Securities (the "Exchange Rate Agent").

      Unless otherwise provided in the applicable Prospectus Supplement, Registered Securities may be transferred or exchanged for like Securities of the same Series and Class at the corporate trust office or agency of the applicable Trustee in Wilmington, Delaware or the State of New York, as applicable, subject to the limitations provided in the Indenture or the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Bearer Securities will be transferable by delivery. Provisions with respect to the exchange of Bearer Securities will be described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, Registered Securities may not be exchanged for Bearer Securities. The Company or the applicable SPV may at any time purchase Securities at any price in the open market or otherwise. Securities so purchased by the Company or the applicable SPV may, at the discretion of the Company or the applicable SPV, be held or resold or surrendered to the Trustee for cancellation of such Securities.

DISTRIBUTIONS

      Distributions allocable to principal, premium (if any) and interest on the Securities of each Series (and Class within such Series) will be made in the Specified Currency for such Securities by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). If the Specified Currency for a given Series or Class within such Series is other than U.S. dollars, the Administrative Agent, if any, or otherwise the Trustee will (unless otherwise specified in the applicable Prospectus Supplement) arrange to convert all payments in respect of each Security of such Series or Class into U.S. dollars in the manner described in the following paragraph. The Securityholder of a Registered Security of a given Series or Class within such Series denominated in a Specified Currency other than U.S. dollars may (if the applicable Prospectus Supplement and such Security so indicate) elect to receive all distributions in respect of such Security in the Specified Currency by delivery of a written notice to the Trustee and Administrative Agent, if any, for such Series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under "Currency Risks - Payment Currency" below. Such election will remain in effect until revoked by written notice to such Trustee and Administrative Agent, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

      Unless otherwise specified in the applicable Prospectus Supplement, in the case of Registered Security of a given Series or Class within such Series having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar distribution in respect of such Registered Security will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payments date in respect of all Registered Securities. All currency exchange costs will be borne by the Securityholders of such Registered Securities by deductions from such distributions. If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case such distributions will be made as described under
"Currency Risks - Payment Currency" below. The applicable Prospectus Supplement will specify such information with respect to Bearer Securities.

      Unless otherwise provided in the applicable Prospectus Supplement and except as provided in the succeeding paragraph, distributions with respect to Securities will be made (in the case of Registered Securities) at the corporate trust office or agency of the Trustee specified in the applicable Prospectus Supplement; PROVIDED, HOWEVER, that any such amounts distributable on the final Distribution Date of a Security will be distributed only upon surrender of such Security at the applicable location set forth above. Except as otherwise provided in the applicable Prospectus Supplement, no distribution on a Bearer Security will be made by mail to an address in the United States or by wire transfer to an account maintained by the Securityholder thereof in the United States.

      Unless otherwise specified in the applicable Prospectus Supplement, distributions on Registered Securities in U.S. dollars will be made, except as provided below, by check mailed to the Registered Securityholders of such Securities (which, in the case of Global Securities, will be a nominee of the Depositary); PROVIDED, HOWEVER, that, in the case of a Series or Class of Registered Securities issued between a Record Date (as defined below) and the related Distribution Date, interest for the period beginning on the issue date for such Series or Class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable Prospectus Supplement, be distributed on the next succeeding Distribution Date to the Registered Securityholders of the Registered Securities of such Series or Class on the related Record Date. A Securityholder of $10,000,000 (or the equivalent thereof in a Specified Principal Currency other than U.S. dollars) or more in aggregate principal amount of Registered Securities of a given Series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Series not later than fifteen calendar days prior to the applicable Distribution Date. Simultaneously with the election by any Securityholder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such Securityholder shall provide appropriate write transfer instructions to the Trustee for such Series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

      Except as otherwise specified in the applicable Prospectus Supplement, "Business Day" with respect to any Security means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) Wilmington, Delaware, (b) The City of New York or (c) if the Specified Currency for such Security is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Brussels, Belgium) and (ii) if the Note Interest Rate or Pass-Through Rate for such Security is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any Security means any day on which dealings in deposits in the Specified Currency of such Security are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a Series or Class of Registered Securities shall be specified as such in the applicable Prospectus Supplement.

INTEREST ON THE SECURITIES

      GENERAL. Each Class of Securities (other than certain Classes of Strip Securities) of a given Series may have a different Note Interest Rate or Pass-Through Rate, which may be a fixed or variable rate, as described below. In the case of Strip Securities with no or, in certain cases, a nominal Security Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, "Stripped Interest") described in the related Prospectus Supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable Prospectus Supplement on which interest on Strip Securities with no or, in certain cases, a nominal Security Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a Class of Strip Securities herein or in a Prospectus Supplement does not indicate that such Securities represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related Prospectus Supplement.

      FIXED RATE SECURITIES. Each Series (or, if more than one Class exists, each Class within such Series) of Securities with a fixed Note Interest Rate or Pass-Through Rate ("Fixed Rate Securities") will bear interest, on the outstanding Security Principal Balance (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for payment (or in the case of Fixed Rate Securities with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable Prospectus Supplement, the Note Interest Rate or Pass-Through Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Securities by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each Series or Class of Fixed Rate Securities will be distributable in arrears on each Distribution Date specified in such Prospectus Supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest on Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months.

      FLOATING RATE SECURITIES. Each Series (or, if more than one Class exists, each Class within such Series) of Securities with a variable Note Interest Rate or Pass-Through Rate ("Floating Rate Securities") will bear interest, on the outstanding Security Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to the first interest Reset Date (as defined below) for such Series or Class at the Initial Note Interest Rate or Pass-Through Rate set forth on the face thereof and in the applicable Prospectus Supplement. Thereafter, the Note Interest Rate or the Pass-Through Rate on such Series or Class for each Interest Reset period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, except that if so specified in the applicable Prospectus Supplement, the Spread or Spread Multiplier on such Series or any such Class or Classes of Floating Rate Securities may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Securities by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate Security: (i) LIBOR (a "LIBOR Security"),
(ii) the Commercial Paper Rate (a "Commercial Paper Rate Security"), (iii) the Treasury Rate (a "Treasury Rate Security"), (iv) the Federal Funds Rate (a "Federal Funds Rate Security"), (v) the CD Rate (a "CD Rate Security") or
(vi) such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such Prospectus Supplement and in such Security. The "Index Maturity" for any Series or Class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

      As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given Series or Class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement ("Maximum Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Rate"). In addition to any Maximum Rate that may be applicable  to  any  Series  or  Class  of  floating  Rate Securities, the Note
Interest Rate or Pass-Through Rate applicable to any Series or Class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Floating Rate Securities will be governed by the law of the State of New York and, under such law as of the date of this Prospectus, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

      The Company will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate Note Interest Rates or Pass-Through Rates on each Series or Class of Floating Rate Securities. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each Series or Class of Floating Rate Securities. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given Series or Class.

      The Note Interest Rates or Pass-Through Rate on each Class of Floating Rate Securities will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Date"), as specified in the applicable Prospectus Supplement. Interest Reset Dates with respect to each Series, and any Class within such Series of Floating Rate Securities will be specified in the applicable Prospectus Supplement; PROVIDED, HOWEVER, that unless otherwise specified in such Prospectus Supplement, the Note Interest Rates or Pass-Through Rate in effect for the ten days immediately prior to the Scheduled Final Distribution Date will be that in effect on the tenth day preceding such Scheduled Final Distribution Date. If an Interest Reset Date for any Class of Floating Rate Securities would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day specified in the applicable Prospectus Supplement.

      Unless otherwise specified in the applicable Prospectus Supplement, interest payable in respect of Floating Rate Securities shall be the accrued interest from and including the Original Issue Date of such Series or Class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

      With respect to a Floating Rate Security, accrued interest shall be calculated by multiplying the Security Principal Balance of such Security (or, in the case of a Strip Security with no or a nominal Security Principal Balance, the Notional Amount specified in the applicable Prospectus Supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Prospectus Supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Note Interest Rate or Pass-Through Rate is in effect on such day by 360, in the case of LIBOR Securities, Commercial Paper Rate Securities, Federal Funds Rate Securities and CD Rate Securities or by the actual number of days in the year, in the case of Treasury Rate Securities. For purposes of making the foregoing calculation, the variable Note Interest Rate or Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

      Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the Note Interest Rate or Pass-Through Rate on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Securities will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

      Interest on any Series (or Class within such Series) of Floating Rate Securities will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

      Upon the request of the holder of any Floating Rate Security of a given Series or Class, the Calculation Agent for such Series or Class will provide the Note Interest Rate or Pass-Through Rate then in effect and, if determined, the Note Interest Rate or Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Security.

      (1) CD RATE SECURITIES. Each CD Rate Security will bear interest for each Interest Reset Period at the Note Interest Rate or Pass-Through Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

      Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a

"CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Note Interest Rate or Pass-Through Rate).

      The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

      (2) COMMERCIAL PAPER RATE SECURITIES. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the Note Interest Rate or Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

      Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such interest Reset Period, the Initial Note Interest Rate or Pass-Through Rate).

      "Money Market Yield" shall be a yield calculated in accordance with the following formula:

            Money Market Yield   =  D X 360     X 100
                                    -------
                                 360 - (D X M)
where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

      The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

            (3) FEDERAL FUNDS RATE SECURITIES. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the Note Interest Rate or Pass-Through Rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

      Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m. New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate
Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective"; PROVIDED, HOWEVER, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Note Interest Rate or Pass-Through Rate). Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Federal Funds Rate Security that resets daily, the Note Interest Rate or Pass-Through Rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Security on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

      The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

            (4) LIBOR SECURITIES. Each LIBOR Security will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

      With respect to LIBOR indexed to the offered rates for U.S. dollar deposits. Except as may otherwise be set forth in the Prospectus Supplement, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

            (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page,

      "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Security.
            (ii)  If fewer than two offered rates appear on the Reuters  Screen
      LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such
      Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Security at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; PROVIDED, HOWEVER, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Note Interest Rate or Pass-Through Rate).

      If LIBOR with respect to any LIBOR Security is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable Prospectus Supplement will set forth the method for determining such rate.

      (5) TREASURY RATE SECURITIES. Each Treasury Rate Security will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

      Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Certificates-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Security and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Note Interest Rate or Pass-Through Rate).

      The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. Unless otherwise specified in the applicable Prospectus Supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

      The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

PRINCIPAL OF THE SECURITIES

      Unless the related Prospectus Supplement provides otherwise, each Security (other than certain Classes of Strip Securities) will have a "Security Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets securing such Note or included in the series of the Trust related to such Certificate. Unless otherwise specified in the related Prospectus Supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such Security of the Class or Classes entitled thereto (in the manner and priority specified in such Prospectus Supplement) until the aggregate Security Principal Balance of such Class or Classes has been reduced to zero. The outstanding Security Principal Balance of a Security will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related Series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. The initial aggregate Security Principal Balance of a Series and each Class thereof will be specified in the related Prospectus Supplement. Distributions of principal of any Class of Securities will be made on a pro rata basis among all the Securities of such Class. Strip Securities with no Security Principal Balance will not receive distributions of principal.

OPTIONAL EXCHANGE

      If a holder may exchange Securities of any given Series for a pro rata portion of the Deposited Assets, the applicable Prospectus Supplement will designate such Series as an "Exchangeable Series". The terms upon which a holder may exchange Securities of any Exchangeable Series for a pro rata portion of the Deposited Assets will be specified in the related Prospectus Supplement; PROVIDED, HOWEVER, that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the Company's and any SPV's or Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. Such terms may relate to, but are not limited to, the following:

            (a) a requirement that the exchanging holder tender to the Trustee Securities of each Class within such Exchangeable Series;

            (b) a minimum Security Principal Balance or Notional Amount, as applicable, with respect to each Security being tendered for exchange;

            (c) a requirement that the Security Principal Balance or Notional Amount, as applicable, of each Security tendered for exchange be an integral multiple of an amount specified in the Prospectus Supplement;

            (d) specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

            (e) limitations on the right of an exchanging holder to receive any benefit upon exchange from any Credit Support or other non-Term Assets; and

            (f) adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expenses allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses.

      Unless otherwise specified in the related Prospectus Supplement, in order for a Security of a given Exchangeable Series (or Class within such Exchangeable Series) to be exchanged by the applicable Securityholder, the Trustee for such Security must receive, at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to an Optional Exchange Date (i) such Security with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed, or (ii) in the case of Registered Securities, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such Registered Security, the Security Principal Balance or Notional Amount of such Registered Security to be exchanged, the certified number or a description of the tenor and terms of such Registered Security, a statement that the option to elect exchange is being exercised thereby and a guarantee that the Registered Security to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Registered Security duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Security and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of Security by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a Security for less than the entire Security Principal Balance of such Security provided that the Security Principal Balance or Notional Amount, as applicable, of such Security remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related Prospectus Supplement are satisfied. Upon such partial exchange, such Security shall be cancelled and a new Security or Securities for the remaining Security Principal Balance thereof shall be issued (which, in the case of any Registered Security, shall be in the name of the holder of such exchanged Security).

      Unless otherwise specified in the applicable Prospectus Supplement, because initially and until Definitive Securities are issued each Security will be represented by a Global Security, the Depositary's nominee will be the Securityholder of such Security and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular Security, the beneficial owner of such Security must instruct the broker or other direct or indirect participant through which it holds an interest in such Security to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers, and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Security in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

      Unless otherwise provided in the applicable Prospectus Supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in such Prospectus
Supplement, the applicable Securityholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and Class within such Exchangeable Series) of the Security being exchanged, in the manner and to the extent described in such Prospectus Supplement. Alternatively, to the extent so specified in the applicable Prospectus Supplement, the applicable Securityholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of such Securityholder, such pro rata share of the Deposited Assets, in which event the Securityholder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such Trustee in facilitating such sale, subject to any additional adjustments set forth in the Prospectus Supplement.

PUT OPTION

      If specified in the applicable Prospectus Supplement, a holder may put Securities of a given Series to the Company, an SPV or a third party. The terms upon which a holder may put its Securities (including the price) will be specified in the related Prospectus Supplement; PROVIDED, HOWEVER, the any put option shall be exercisable only to the extent that such put would not be inconsistent with the Company's and any SPV's or Trust's continued satisfaction of the applicable requirements for exemption under 3a-7 under the Investment Company act of 1940 and all applicable rules, regulations and interpretations thereunder.

GLOBAL SECURITIES

      Unless otherwise specified in the applicable Prospectus Supplement, all Securities of a given Series (or, if more than one Class exists, any given Class within that Series) will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of. The Depositary Trust Company, New York, New York (for Registered Securities denominated and payable in U.S. dollars), or such other depositary identified in the related Prospectus Supplement (the "Depositary"), and registered in the name of a nominee of the Depositary. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. See "Limitations on Issuance of Bearer Securities" for provisions applicable to Securities issued in bearer form. Unless and until it is exchanged in whole or in part for the individual Securities represented thereby (each a "Definitive Security"), a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      The Depository Trust Company has advised the Company as follows: The Depositary Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provision s of Section 17A of the Exchange Act. The Depositary Trust Company was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with such Depositary ("participants") in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Such Depositary's participants include securities brokers and dealers (including the Offering Agent), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own such Depositary. Access to such Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depositary Trust Company has confirmed to the Company that it intends to follow such procedures.

      Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Securities represented by such Global Security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such Securities, or, if such Securities are offered and sold directly through one or more agents, by the Company, or such agent or agents. Ownership of beneficial interests in Global Security will be limited to participants or Persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or Persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

      So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Securityholder of the individual Securities represented by such Global Security for all purposes. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Securities and will not be considered the Securityholder thereof. Because the Depositary can only act on behalf of its participants, the ability of a holder of any Security to pledge that Security to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Security, may be limited due to the lack of a physical certificate for such Security.

      Subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities" below, distributions of principal of (and premium, if any) and any interest on individual Securities represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Securityholder of such Global Security. None of the Company, the applicable SPV, the Administrative Agent, if any, the Trustee for such Securities, any

Paying Agent or the Security Registrar for such Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

      The Company expects that the Depositary for Securities of a given Class and Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of payments by participants to owners of beneficial interests in such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Securities" below.

      If the Depositary for Securities of a given Class of any Series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue individual Definitive Securities in exchange for the Global Security or Securities representing such Securities. In addition, the Company may at any tine and in its sole discretion determine not to have any Securities of a given Class represented by one or more Global Securities and, in such event, will issue individual Definitive Securities of such Class in exchange for the Global Security or Securities representing such Securities. Further, if the Company so specifies with respect to the Securities of a given Class, an owner of a beneficial interest in a Global Security representing Securities of such Class may, on terms acceptable to the Company and the Depositary for such Global Security, receive individual Definitive Securities in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Securities of the Class represented by such Global Security equal in principal amount to such beneficial interest and to have such Definitive Securities registered in its name (if the Securities of such Class are issuable as Registered Securities). Individual Definitive Securities of such Class so issued will be issued (a) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Securities or such Class are issuable as Registered Securities, (b) as Bearer Securities in the denomination or denominations specified by the Company if the Securities of such Class are issuable as Bearer Securities or (c) as either Registered or Bearer Securities, if the Securities of such Class are issuable in either form. See, however, "Limitations on Issuance of Bearer Securities" below for a description of certain restrictions on the issuance of individual Bearer Securities in exchange for beneficial interests in a Global Security.

      The applicable Prospectus Supplement will set forth any specific terms of the depositary arrangement with respect to any Class or Series of Securities being offered thereby to the extent not set forth or different from the description set forth above.


              DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

GENERAL

      Each Security of each Series (or if more than one Class exists, each Class (whether or not each such Class is offered hereby) within such Series) will be secured by or represent an interest specified for such Series (or Class) or Securities in certain credit card, charge card or debit card receivables or securities representing an interest in or secured by such receivables. The property with respect to each Series will be composed of (a) the Deposited Assets, which may include (i) one or more pools of receivables (collectively, the "Receivables") generated or to be generated from time to time in the ordinary course of business in one or more portfolios or revolving credit card, charge card or debit card accounts (collectively, the "Accounts"),
(ii) a designated, publicly issued, asset backed security or a pool of such asset backed securities representing an interest in or secured by Receivables ("Credit Card Securities") and (iii) one or more derivative products or such other assets specified in the related Prospectus Supplement, (b) any Credit Support, and (c) the amount, if any, initially deposited in any trust account for a Series as specified in the related Prospectus Supplement (including for purposes of acquiring the Deposited Assets or Credit Support). The Company (or an affiliate thereof) will purchase the Term Assets in the secondary market and assign or transfer the Term Assets to a trust or an SPV or will direct the Trustee to purchase the specified Term Assets on behalf of the Trust with a portion of the proceeds of the offering, as described in the applicable Prospectus Supplement.

      The Deposited Assets included in a Trust for a Series may consist of any combination of Receivables and Credit Card Securities, to the extent and as specified in the related Prospectus Supplement.

      The following is a general description of the Deposited Assets expected to be included with respect to a Series. Specific information regarding the actual Deposited Assets will be provided in the Prospectus Supplement used to offer a Series of Notes or Certificates and, to the extent not contained in the related Prospectus Supplement, in a Current Report on Form 8-K to be filed with the Commission within 15 days after the initial issuance of such Securities.

RECEIVABLES

      GENERAL. The Deposited Assets for a Series may consist, in whole or in part, of Receivables. The following discussion of the Receivables, the related Accounts and the terms thereof will be generally applicable to Receivables underlying a Credit Card Security and the Term Assets Agreement relating to such Credit Card Security. The Accounts will consist of the initial Accounts sold by a Seller, as well as any Additional Accounts added from time to time, but will not include any removed Accounts. Each Seller will convey to the Company or the applicable SPV all Receivables existing on a cut-off date (the "Cut-off Date") in certain Accounts and all Receivables arising in such Accounts from time to time thereafter. The Receivables may be payable in U.S. dollars or in any other foreign currency. After the Cut-off Date, the Seller may convey to the Company or the applicable SPV the Receivables in certain Additional Accounts, in accordance with the provisions of the applicable Agreement. In addition, pursuant to the Agreement, the Seller in some circumstances will be obligated to designate Additional Accounts the Receivables in which will be conveyed to the applicable Trust or the applicable SPV or, in lieu thereof or in addition thereto, to include or transfer participations in Receivables ("Participants"). The Seller will convey to the applicable Trust or the applicable SPV all Receivables in Additional Accounts, whether such Receivables are then existing or thereafter created.

      Pursuant to the Agreement, the Seller will have the right (subject to certain limitations and conditions), but not the obligation, to remove the Receivables in certain Accounts ("Removed Accounts").

      "Credit Card Receivables" generally consist of periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services and certain other fees designated by the Seller ("Finance Charge Receivables") and all amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and certain other fees billed to cardholders on the Accounts ("Principal Receivables"). In addition, certain interchange attributable to cardholder charges for merchandise and services in the Accounts may be treated as Finance Charge Receivables. "Interchange" consists of certain fees received by a credit card-issuing bank from the VISA and MasterCard International associations as partial compensation for taking risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of the Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. VISA and MasterCard International may from time to time change the amounts of Interchange reimbursed to banks issuing their credit cards.

      "Credit Card Receivables" consist of amounts charged on designated Accounts for merchandise and services, and all annual membership fees and certain other administrative fees billed to the designated Accounts. Receivables originated under charge card Accounts are not subject to a monthly finance charge.

      There are vicious distinctions between credit card Accounts and charge card Accounts. Credit card Accounts offer revolving credit plans to their customers. Charge card Accounts generally have no pre-set spending limit and are designated for use as a convenient method of payment for the purchase of merchandise and services. Charge card Accounts generally cannot be used as a means of financing such purchases. Accordingly, the full balance of a month's purchases is billed to cardmembers and is due upon receipt of the billing statement. By contrast, revolving credit plans allow customers to make a minimum monthly payment and to borrow the remaining outstanding balance from the credit issuer up to a predetermined limit. As a result of these payment requirement differences, charge card Accounts generally have a high monthly payment rate and balances which turn over rapidly relative to their charge volume when compared to credit card Accounts.

      Another distinction between charge card Accounts and credit card Accounts is that charge card Account balances are generally not subject to monthly finance charges. As described above, the full account balance is billed monthly and is due upon receipt of the billing statement. Cardmembers do not have the option of using their charge card Accounts to extend payment and to pay a finance charge on the remaining outstanding balance. Credit card Accounts, by contrast, do allow customers to pay a specified minimum portion of an outstanding amount and to finance the balance at a finance charge rate determined by the credit card issuer. (Because charge card Account balances may not be assessed finance charges, a portion of collections on Receivables in charge card Accounts received in any specified collection period will generally be allocated to allow for interest payments or yield payments based on the product of such collections and a specified yield factor.) Each related Prospectus Supplement, where applicable, will describe the yield calculation for a specific portfolio of charge card Accounts.

ADDITIONAL INFORMATION RELATING TO RECEIVABLES

      The related prospectus Supplement for each Series will provide information with respect to the Receivables included as Term Assets as of the Cut-off Date, including, among other things, the aggregate principal balance of the Receivables and whether the Receivables are credit card Receivables, charge card Receivables or debit card Receivables.

      The eligibility criteria which shall apply with respect to the Term Assets will be specified in the related Prospectus Supplement. The related Prospectus Supplement will provide information, including, among other things,
(a) underwriting criteria; (b) the loss and delinquency experience for the portfolio of Receivables; (c) the composition of the portfolio by account balance; and (d) the geographic distribution of Accounts and Receivables. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Receivables for a Series.

      If information of the nature described above with respect to the Receivables is not known to the Seller at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the related Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be filed with the Commission within 15 days after the initial issuance of such Certificates.

CREDIT CARD SECURITIES

      The Credit Securities will consist of certain eligible credit or charge card asset backed securities which may include certificates representing undivided interests in, or notes or loans secured by Receivables generated in Accounts (as described above). Such certificates, notes or loans will have previously been offered and distributed to the public pursuant to an effective Registration Statement. Based on information contained in the offering document pursuant to which any of the Credit Card Securities were originally offered (each a "Term Assets Prospectus"), the applicable Prospectus Supplement will set forth certain information with respect to the public availability of information with respect to any Term Assets Issuer whose securities constitute more than [ten percent] of the Term Assets for any Series as of the date of such Prospectus Supplement ("Concentrated Term Asset"). More specific terms and conditions of the Term Assets will be set forth in the related Prospectus Supplement.

      This Prospectus relates only to the Securities offered hereby and does not relate to the Credit Card Securities. The following description of Credit Card Securities generally is intended only to summarize certain characteristics of the Credit Card Securities permitted to be included in a Series and does not purport to be a complete description of any particular Credit Card Security and is qualified in its entirety by reference to the applicable Prospectus Supplement, the Term Assets Prospectus, if any, and the Term Assets Agreement with respect to any Credit Card Security.

      GENERAL. Each of the Term Assets has been issued pursuant to a pooling and servicing agreement, a master pooling and servicing agreement, a sale and servicing agreement, a trust agreement, indenture or similar agreement (a "Term

Assets Agreement"). The seller of the underlying Receivables (the "Term Assets Seller") will have entered into the Term Assets Agreement with the trustee under such Term Assets Agreement (the "Term Assets Trustee"). Receivables underlying a Term Assets will be serviced by a servicer (the "Term Assets Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the Term Assets Servicer.

      The issuer of the Term (the "Term Assets Issuer") will be a financial institution, corporation, or other entity engaged generally in the business of issuing credit or charge cards; any store or merchandiser that issues credit or charge cards; or a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling receivables to such trusts, and selling beneficial interests in such trusts; or one of such trusts. If so specified in the related Prospectus Supplement, the Term Assets Issuer may be an affiliate of the Company. The obligations of the Term Assets Issuer or Term Assets Seller will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, none of the Term Assets Issuer, the Term Assets Seller or the Term Assets Servicer will have guaranteed any of the Credit Card Securities issued under the Term Assets Agreement.

      Distributions of principal and interest will be made on the Term Assets on the dates specified in the related Prospectus Supplement. The Term Assets may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Term Assets by the Term Assets Trustee or the Term Assets Servicer form the proceeds of the underlying Receivables and certain other underlying assets. The Term Assets Seller or the Term Assets Servicer may have the right to repurchase assets underlying the Term Assets after a certain date or under other circumstances specified in the related Prospectus Supplement.

      TERM ASSETS EARLY AMORTIZATION EVENTS. As specified in the Prospectus Supplement with respect to any Series, principal payments due to the holders of the Term Assets will generally either commence on a specified date prior to the final payment thereof or be provided for through the accumulation of certain collections in specified accounts to be distributed on the specified final payment date, but in each case principal may be paid earlier or later than such dates. However, if certain economic or non-economic events specified in the related Term Assets Agreement occur (collectively referred to herein as "Term Assets Early Amortization Events"), monthly principal distributions to the holders of the Term Assets may begin on the first payment date following the occurrence of such Term Assets Early Amortization Event or the month in which such event occurs (the "Term Assets Early Amortization Period"). Reference is made to the Prospectus Supplement for a description of the Term Assets Early Amortization Events relevant to the Concentrated Terms Assets for any Series.

      ENHANCEMENT RELATED TO TERM ASSETS. Enhancement in the form of the reserve funds, subordination or other securities or interests issued under the Term Assets Agreement, guarantees, letters or credit, cash collateral accounts, insurance policies or other types of enhancement (collectively, "Term Assets Enhancement") may be provided with respect to the Receivables underlying the Credit Card Securities or with respect to the Credit Card Securities themselves. The type, characteristics and amount of Term Assets Enhancement will be a function of certain characteristics of the underlying Receivables and other factors and will have been established for the Credit Card Securities on a basis consistent with the rating of such securities when they were originally issued.

      UNDERLYING RECEIVABLES. The Credit Card Securities will represent an undivided beneficial interest in or be accrued by Receivables generated from time to time in the ordinary course of business in a portfolio of Accounts, funds collected or to be collected from cardholders in respect of such Receivables, the right to receive certain other fees and charges attributable to cardholders charges for merchandise and services in the Accounts and monies on deposit in certain accounts maintained pursuant to the Term Assets Agreement. The Receivables underlying the Credit Card Securities may consist of either credit card Receivables, charge card Receivables or debit card Receivables. See "-- Receivables" above.

      The related Prospectus Supplement for each Series will provide additional information with respect to the Accounts and Receivables underlying any Concentrated Term Asset, including, among other things, the aggregate principal balance of the Receivables, based on information made publicly available with respect to the related Term Assets Issuer, and whether the Receivables are credit card receivables, charge card Receivables or debit card Receivables.

PRINCIPAL ECONOMIC TERMS OF TERM ASSETS

      The related Prospectus Supplement for a Series will specify, to the extent relevant and to the extent such information is reasonably available to the Company and the Company reasonably believes such information to be reliable, with respect to any Concentrated Term Asset: (i) the aggregate approximate principal amount and type of such Term Assets, (ii) certain characteristics of the Receivables which comprise the underlying assets for the Concentrated Term Asset including, (A) whether such Receivables are credit card Receivables, charge card Receivables or debit card Receivables, (B) the fees and charges associated with such Receivables and (C) the servicing fee or range or servicing fees with respect to the Receivables; (iii) the expected final payment date of the Concentrated Term Asset; (iv) the interest rate of the Concentrated Term Asset manner of calculating such interest rate; (v) the Term Assets Issuer, the Term Assets Seller and the Term Assets Servicer (if other than the Term Assets Issuer) and the Term Assets Trustee for such Concentrated Term Asset; (vi) certain characteristics of Term Assets Enhancement, if any, such as reserve funds, insurance policies, letters of credit, cash collateral accounts or guarantees relating to the Receivables underlying the Concentrated Term Asset or to such Term Assets itself; (vii) the terms on which the underlying Receivables for such Concentrated Term Asset may, or are required to, be purchased prior to the expected final payment of such Concentrated Term Asset; and (viii) the terms on which Receivables may be substituted for those originally underlying such Concentrated Term Asset.

      If information of the nature described above regarding the Term Assets is not known to the Company at the time the Notes or Certificates are initially offered, approximate or more general information of the nature described above will be provided in the related Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be filed with the Commission within 15 days of the initial issuance of such Securities.

PUBLICLY AVAILABLE INFORMATION

      In addition to the foregoing, with respect to each Concentrated Term Asset, the applicable Prospectus Supplement will disclose the identity of the applicable Term Assets Issuer and will describe the existence and type of certain information that is made publicly available by such Term Assets Issuer regarding such Term Assets or Term Assets and will disclose where and how prospective purchasers of the Securities may obtain such publicly available information with respect to such Term Assets Issuer. Such information will typically consist of monthly and annual servicer reports regarding the applicable Term Assets, and can be obtained from the Commission, if so specified in the applicable Prospectus Supplement, or from the office of such Term Assets Issuer identified in the related Prospectus Supplement. However, the precise nature of such publicly available information and where and how it may be obtained with respect to any given Term Assets Issuer will vary, and, as described above, will be set forth in the applicable Prospectus Supplement. If an issuer of Concentrated Term Asset ceases to file reports under the Exchange Act, the Company will not be relieved of its reporting requirements under the Exchange Act, but certain information with respect to such issuer will be unavailable.

OTHER DEPOSITED ASSETS

      In addition to the Term Assets, the Company or the applicable SPV may also pledge to the Trustee or deposit into a given Trust, or the Trustee on behalf of the Securityholders may enter into an agreement constituting or providing for the purchase of, to the extent described in the related Prospectus Supplement, certain assets related or incidental to one or more of such Term Assets, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars) ("Derivative Assets"), cash and assets ancillary or incidental to the foregoing or to the Term Assets (including assets obtained through foreclosure or in settlement of claims with respect thereto) and direct obligations of the United States (all such assets for any given Series, together with the related with the related Term Assets, the "Deposited Assets"). The applicable
Prospectus Supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Term Assets.

      Unless otherwise specified in the related Prospectus Supplement, the Deposited Assets for a given Series of Securities will not constitute Deposited Assets for any other Series of Securities and the Securities of each Class of a given Series will possess an equal and ratable interest in such Deposited Assets. The applicable Prospectus Supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given Series may be held or owned solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial security or ownership interest in those specified assets constituting a part of the Deposited Assets.

CREDIT SUPPORT

      As specified in the applicable Prospectus Supplement for a given Series of Securities, such Series may include, or the Securityholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support for any Class or group of Classes within such Series. Such Credit Support may be provided by any combination of the following means described below or any other means described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will set forth whether any Class or group of Classes of Securities of a Series includes, or the Securityholders of such Securities have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element, including financial information with respect to any such obligor providing Credit Support for 20% or more of the aggregate principal amount of such Class or Classes.

      SUBORDINATION. As discussed below under " -- Collections," the rights of the Securityholder of any given Class within a Series of Securities to receive collections payable to such Series and any Credit Support obtained for the benefit of the Securityholders of such Series (or Classes within such Series) may be subordinated to the rights of the Securityholders or one or more other Classes of such Series to the extent described in the related Prospectus Supplement. Such subordination accordingly provides some additional credit support to those Securityholders of those other Classes. For example, if losses are realized during a given period on the Deposited Assets relating to a Series of Securities such that the collections received thereon are insufficient to make all distributions on the Securities of such Series, those realized losses would be allowed to the Securityholders of any Class of such Series that is subordinated to another Class, to the extent and in the manner provided in the related Prospectus Supplement. If a Series includes both Notes and Certificates, the Certificates will generally be subordinated to the Notes to the extent described in the Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Securityholders of any Class that is subordinated to another class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under " -- Reserve Accounts" and in the related Prospectus Supplement.

      If so provided in the related Prospectus Supplement, the Credit Support for any Series or Class of Securities may include, in addition to the subordination of certain Classes of such Series and the establishment of a reserve account, any of the other forms of Credit Support described below. Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Securityholders of such Class or as otherwise specified in the related
Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of Credit Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Securities of such Series.

      LETTER OF CREDIT; SURETY BOND. The Securityholders of any Series (or Class or group of Classes of Securities within such Series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit (a "Letter of Credit") issued by a bank (a "Letter of Credit Bank") or a surety bond or bonds (a "Surety Bond") issued by a surety company (a "Surety"). In either case, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the Letter of Credit or the Surety Bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums is otherwise provided for. The Trustee or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws under the Letter of Credit or the Surety Bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable Prospectus Supplement. Any amounts otherwise available under the Letter of Credit or the Surety Bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable Prospectus Supplement will describe the manner, priority and source of funds by which any such draws are to be repaid.

      Unless otherwise specified in the applicable Prospectus Supplement, in the event that the Letter of Credit Bank or the Surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related Prospectus Supplement, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Surety Bond, as applicable, or other form or credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any Letter of Credit Bank or any Surety, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Surety Bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the Letter of Credit or the Surety Bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Surety Bond.

      RESERVE ACCOUNTS. If so provided in the related Prospectus Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a "Reserve Account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Account may be funded through application of a portion of collections received on the Deposited Assets for a given Series of Securities, in the manner and priority specified in the applicable Prospectus Supplement. Amounts may be distributed to Securityholders of such Class or group of Classes within such Series, or may be used for other purposes, in the manner and to the extent provided in the related Prospectus Supplement. Amounts deposited in any Reserve Account will be invested in certain permitted investments by, or at the direction of, the Trustee, the Company, the applicable SPV or such other person named in the related Prospectus Supplement.


                           SERVICING OF RECEIVABLES

GENERAL

      The following summaries regarding the servicer (the "Servicer") and the servicing of the Receivables do not purport to be complete and are qualified in their entirety by reference to the applicable Agreement. The following description relates to the servicing of Receivables comprising Deposited Assets. Though certain of the statements below may be applicable to the Receivables underlying any Credit Card Security, these summaries do not purport to summarize the provisions of any Term Assets Agreement and the statements below are qualified in their entirety by such Term Assets Agreements with respect to the Receivables underlying any Credit Card Security.

COLLECTION PROCEDURES

      The Servicer will make reasonable efforts to collect all payments required to be made under the Receivables and will, consistent with the terms of the related Agreement for a Series and any applicable Credit Support, follow such collection procedures as it follows with respect to comparable receivables held in its own portfolio or serviced by it.

COLLECTIONS

      The Agreement relating to the applicable Receivables or a separate servicing agreement (a "Servicing Agreement") will establish procedures by which the Servicer or such other person specified in the Prospectus Supplement is obligated, for the benefit of the Noteholders and Certificateholders of each Series of Notes and Certificates, as applicable, to administer the related Deposited Assets, including making collections of all payments thereon, depositing from time to time prior to any applicable distribution date (each, a "Distribution Date") such collections into a segregated account maintained or controlled by the applicable Trustee for the benefit of such Series (each, a "Collection Account").

      Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an account maintained (i) at a depositary institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated as described in the related Prospectus Supplement and as specified by each Rating Agency rating the Securities of such Series or
(ii) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are otherwise maintained in a manner meeting requirements established by each Rating Agency.

      Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested, pending remittance to the Trustee, in certain permitted investments. If so specified in the related Prospectus Supplement, the Servicer or other specified person, as the case may be, will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

      Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Seller, the Trustee, the Company or an SPV, as appropriate, will deposit into the Collection Account for each Series, within two business days after the date of receipt thereof, the following payments and collections received or made by it:

            (i) all payments on account of principal, including prepayments, on the Deposited Assets;

            (ii) all payments on account of interest or finance charges on such Deposited Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the applicable Agreement, the Trustee's Fee and the Servicer's fee (the "Servicer's Fee"), if any, in respect of such Deposited Assets;

            (iii) all amounts received by the Servicer in connection with the liquidation of Deposited Assets other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable documents or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Trustee's Fee and Servicer's Fee, if any, in respect of the such Deposited Assets;

            (iv) all amounts required to be deposited therein from any applicable Credit Support for such Series pursuant to the related Agreement;

            (v)   all   repurchase   prices   of   any  such  Deposited  Assets
      repurchased by the Company, the SPV, the Seller or the Servicer pursuant to the related Agreement;

            (vi) any amounts payable to the applicable person with respect to each Deposited Asset acquired that has been repurchased or removed by the Company, the SPV, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

            (vii) all amounts payable to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Noteholders or Certificateholders of such Series as provided for in the related Agreement; and

            (viii) all amounts necessary to clear and terminate the Collection Account pursuant to the related Agreement.

      In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

      The Servicer or an Administration Agent, if any is appointed, will direct the Trustee, and otherwise the Trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative of collection expenses (such as any administrative fee) and certain Credit Support-related ongoing fees (such as insurance premiums, letter of credit or any required account deposits) and to the payment of amounts then due and owing on the Notes and Certificates of such Series (and Classes within such Series), all in the manner and priorities described in the related Prospectus Supplement.

      The applicable Prospectus Supplement will specify the collection periods, if applicable, and Distribution Dates for given Series and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. There can be no assurance that amounts received from the Deposited Assets and any Credit Support obtained for the benefit of Noteholders or Certificateholders for particular Series or Classes of Notes or Certificates over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Notes and Certificates. The applicable Prospectus Supplement will also set forth the manner and priority by which any Realized Loss will be allocated among the Classes of any Series of Certificates, if applicable.

      The relative priorities of distributions with respect to collections from the assets of the Trust assigned to the Notes and Certificates or to Classes of a given Series of Notes or Certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable Prospectus Supplement. Moreover, the applicable Prospectus Supplement may specify that the relative distribution priority assigned to the Notes and Certificates or to each Class of a given Series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such Class for payments of other amounts, such as interest or premium.

SERVICING FEE AND PAYMENT OF EXPENSES

      Except as otherwise described in the related Prospectus Supplement, the Servicer will be entitled to the Servicer's Fee in an amount to be determined as specified in the related Prospectus Supplement. The Servicer's Fee may be fixed or variable, as specified in the related Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Receivables including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants and payment of expenses incurred in preparation of reports to Securityholders.

      The rights of the Servicer to received funds from the Collection Account for a Series, whether as the Servicer's Fees or other compensation, or for the reimbursement of expenses or otherwise, may be subordinate to the rights of Securityholders of such Series.

EVIDENCE AS TO COMPLIANCE

      The Trust Agreement or Indenture for a Series may provide that, each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Receivables by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with the Trust Agreement or Indenture, except for
(i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

      The Trust Agreement or Indenture for each Series will provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations thereunder throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

      The  Servicer, if any, for each Series will be identified in the  related
Prospectus Supplement.   The Servicer may be an affiliate of the Seller and may
have other business relationships with the Company and its affiliates.

      If an event of default occurs with respect to the Servicer under an Agreement, or Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Servicer events of default and the rights of the Trustee upon such a default will be set forth in the related Prospectus Supplement.

      Unless otherwise provided in the related Prospectus Supplement, the Servicer may not resign from its obligations and duties under an Agreement or Servicing Agreement, except (a) upon determination that (i) the performance of its duties thereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties thereunder permissible under applicable law, (b) in connection with a conveyance, consolidation or merger by the Servicer with any corporation, or conveyance or transfer of its properties or assets substantially as an entirety to any other person permitted thereunder or (c) upon the satisfaction of the following conditions: (i) the acceptance and assumption, by an agreement supplemental thereto, in form satisfactory to the Trustee, of the obligations and duties of the Servicer thereunder by a proposed successor Servicer, (ii) the Servicer having given written notice to each Rating Agency of such transfer and such Rating Agency having notified the Servicer in Writing to the effect that its then current rating of the Notes and Certificates of any Series will not be reduced or withdrawn as a result of such transfer, (iii) the written consent of any provider of Credit Support, if applicable, and (iv) the proposes successor Servicer being an Eligible Servicer (as defined below). Notwithstanding anything in an Agreement or Servicing Agreement to the contrary, any successor Servicer appointed under clause (c) will be deemed to be a successor Servicer. Any such determination permitting the resignation of the Servicer will be evidenced as to clause (a) above by an opinion of counsel to such effect delivered to the Trustee. No such resignation will become effective until the Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with an Agreement or Servicing Agreement.

      "Eligible Servicer" means the Trustee or an entity which, at the time of its appointment as Servicer, (i) is an established financial institution having capital or a net worth of not less than $100,000,000, (ii) is servicing a portfolio of credit card or charge card accounts, (iii) is legal qualified and has the capacity to service the Accounts, or (iv) has demonstrated the ability to professionally and completely service a portfolio of similar accounts in accordance with standards of skill and care customary in the industry.

INDEMNIFICATION

      Except to the extent otherwise provided therein, each Agreement or Servicing Agreement will provide that the Servicer will indemnify the Trust, the Trustee and the Securityholders from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer with respect to the Trust or the Trustee or any co-trustee, including those arising from acts or omissions of the Servicer pursuant to the Agreement or Servicing Agreement, including but not limited to any judgment, award, settlement, reasonable attorney's fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not, unless otherwise specified in the related Prospectus Supplement, indemnify: (i) the Trust or the Trustee if such acts, omissions or alleged acts or omissions constitute fraud, negligence, breach or fiduciary duty or misconduct by the Trustee; (ii) the Trust, the Trustee or the Securityholders for any liability, cost or expense with respect to any action taken by the Trust or Trustee at the request of the Securityholders nor with respect to any Federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trust or the Securityholders of a Series of any taxing authority; or (iii) the Trust or Securityholders for any losses incurred by any of them as a result of defaulted Receivables or Receivables which are written off as uncollectible unless such writeoff is caused by a breach of the Agreement or Servicing Agreement by the Servicer.

                         DESCRIPTION OF THE INDENTURE

GENERAL

      The following summary of certain provisions of the Indenture and the Notes do not purport to be complete and such summary is qualified in its entirety by reference to the detailed provisions of the form of Indenture filed as an exhibit to the Registration Statement. Wherever defined terms of the Indenture are referred to, such defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

CERTAIN COVENANTS

      The Company or the applicable SPV (the "Issuer") may not liquidate or dissolve, without the consent of the holders of at least 66 2/3% of the Voting Rights of each Series of Notes. The Issuer also may not consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety unless (i) such consolidation or merger shall have been consented to by holders of at least 66 2/3% of the Voting Rights or each Series of Notes, (ii) the Person (if other than the Issuer) formed in or surviving such transaction or acquiring such assets is a Person organized under the laws of the United States of America or any State and shall have expressly assumed, by supplemental indenture in form satisfactory to the Trustee, the due and punctual payment of principal of and interest on all Notes and the performance of every applicable covenant of the Indenture to be performed by the Issuer, (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, (iv) the Trustee shall have received a letter from each Rating Agency rating any outstanding Notes to the effect that the rating issued with respect to such Notes is confirmed notwithstanding the consummation of such transaction and (v) the Trustee shall have received from the Issuer an Officer's Certificate and an Opinion of Counsel, each to the effect that, among other things, such transaction complies with the foregoing requirements. "Voting Rights" evidenced by any Note will be the portion of the voting rights of all the Notes in the related Series allocated in the manner described in the related Prospectus Supplement.

      The Issuer may not incur, assume, have outstanding or guarantee any indebtedness except pursuant to the Indenture and subject to the conditions and limitations set forth therein.

MODIFICATION OF INDENTURE

      Except as set forth below, with the consent of the holders of not less than a majority of the Voting Rights of each Series or Class of such Series of Notes to be affected, the Trustee and the Issuer may amend the Indenture or execute a supplemental indenture to add provisions to or change or eliminate any provisions of the Indenture relating to such Series or modify the rights of the holders of the Notes of that Series.

      Without the consent of the holder of each outstanding Note affected, except as provided below, no such amendment or supplemental indenture may (i) change any Distribution Date or the Final Scheduled Distribution Date of any Note or reduce the principal amount thereof, the Note Interest Rate for any Note or the Redemption Price with respect thereto, or change the provisions of the Indenture relating to the application of the Trust Estate to payment of principal of or interest on the affected Notes, or change any place of payment where, or the coin or currency in which, any affected Note or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture regarding payment, (ii) reduce the percentage of Voting Rights of the Notes of the affected Series (or Class of such Series), the consent of the holders of which is required for the authorization of any amendment or supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences, (iii) modify or alter the provisions of the Indenture defining the term "Outstanding", (iv) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to the lien of the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Note of the security afforded by the lien of the Indenture,
(v) reduce the percentage of the Voting Rights of the Notes of any Series (or Class of such Series), the consent of the holders of which is required to direct the Trustee to liquidate the Deposited Assets for such Series (or Class of such Series), (vi) modify any of the provisions of the Indenture if such modification affects the calculation of the amount of any payment of interest or principal due and payable on any Note on any Distribution Date or to affect the rights of the holders of Notes of any Series (or Class of such Series) to the benefit of any provisions for the mandatory redemption of Notes of such Series (or Class of such Series) to the benefit of any provisions for the mandatory redemption of Notes of such Series (or Class of such Series) contained therein, or (vii) modify the provisions of the Indenture regarding any modifications of such Indenture requiring consent of the holders of Notes, except to increase the percentage or number of holders required to consent to such modification of such Indenture or to provide that additional provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby.

      The Issuer and the Trustee may also amend the Indenture or enter into supplemental indentures, without obtaining the consent of holders of any Series, to cure any ambiguity or to correct or supplement any provision of the Indenture or any supplemental indenture which may be defective or inconsistent with any other provision, or to make or to amend any other provisions with respect to matters or questions arising under the Indenture or any supplemental indenture, provided that such action shall not materially adversely affect the interests of the holders of the Notes. Such amendments may also be made and such supplemental indenture may also be entered into without the consent of Noteholders to set forth the terms of and security for additional Series, to evidence the succession of another person to the Issuer, to add to the conditions, limitations and restrictions on certain terms of any Series and to covenants of the Issuer, to surrender any right or power conferred on the Issuer, to convey, transfer, assign, mortgage or pledge any property to the Trustee, to correct or amplify the description of any property subject to the lien of the Indenture, to modify the Indenture to the extent necessary to effect the Trustee's qualification under the Trust Indenture Act of 1939, as amended (the "TIA") or comply with the requirements of the TIA, to provide for the issuance of Notes of any Series, to make any amendment necessary or desirable to maintain the federal income tax status of the Issuer and to amend the provisions of the Indenture relating to authentication and delivery of a Series with respect to which a supplemental indenture has not theretofore been authorized or to evidence and provide for the acceptance of appointment by a successor trustee.

EVENTS OF DEFAULT

      An "Event of Default" with respect to any Series is defined in the Indenture as being: (i) a continuing default for five days in the payment of interest on any Note of such Series; (ii) a continuing default for five days in the payment of principal when due of any Note of such Series; (iii) the impairment of the validity or effectiveness of the Indenture or any grant thereunder, or the subordination, termination or discharge of the lien of the Indenture with respect to such Series, or the release of any Person from any covenants or obligations under the Indenture with respect to such Series, or the release of any Person from any covenants or obligations under the Indenture with respect to such Series, unless otherwise expressly permitted, or the creation of any lien, charge, security interest, mortgage or other encumbrance with respect to any part of the property subject to the lien of the Indenture, or any interest in or proceeds of such property, unless otherwise expressly permitted, or the failure of the lien of the Indenture to constitute a valid first priority security interest in the property subject to the lien of the Indenture and the continuation of any of such defaults for a period of 30 days after notice to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% of the Voting Rights of such Series; (iv) a default in the observance of, or breach of, any covenant or negative covenant of the Issuer made in the Indenture, or a material breach of any representation or warranty of the Issuer made in the Indenture or in any certificate or other document delivered pursuant thereto or in connection therewith as of the time when the same shall have been made, and the continuation of any such default or breach for a period of 60 days after notice to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% of the Voting Rights of such Series (unless the default or breach is with respect to certain covenants specified in the Indenture not requiring such continuation or notice); and (v) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. Notwithstanding the foregoing, if a Series includes a Class of subordinated Notes, the Indenture for such a Series may provide that certain defaults which relate only to such subordinated Notes will not constitute an Event of Default with respect to the Notes, under certain circumstances, and it may limit the rights of holders of subordinated Notes to direct the Trustee to pursue remedies with respect to such defaults, or other Events of Default. Such limitations, if any, will be specified in the related Prospectus Supplement.

      If an Event of Default with respect to any Series occurs and is continuing, the Trustee may, and on the written request of the holders of at least 25% of the Voting Rights of such Series shall, declare all Notes of such Series to be due and payable, together with accrued and unpaid interest thereon. Such declaration may in certain circumstances be rescinded by the holders of a majority of the Voting Rights of such Series.

      The Indenture provides that the Trustee shall, within 90 days after the occurrence of an Event of Default with respect to a Series, mail to the holders of such Series of all uncured or unwaived defaults known to it, provided, however, that (a) except in the case of an Event of Default in the payment of the principal or purchase price of or interest on any Note, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Noteholders of such Series, and (b) in the case of default specified in clause (iv) of the first paragraph of this "Event of Default" subsection, the Trustee is not required to give such notice until at least 30 days after the occurrence of such default or breach and that, in the case of any default or breach specified in clause (v) of the first paragraph of this "Events of Default" subsection, the Trustee is not required to give notice until at least 60 days after the occurrence of such default or breach.

      An Event of Default with respect to one Series will not necessarily be an Event of Default with respect to any other Series, but an Event of Default with respect to one Class of a Series shall be an Event of Default with respect to all Classes of such Series.

      If, following an Event of Default with respect to any Series, the Notes of such Series have been declared to be due and payable, the Trustee in its sole discretion may, but shall not be obligated to refrain from liquidating the related Deposited Assets if (i) the Trustee determines that the amounts receivable with respect to such Deposited Assets will be sufficient to pay (a) all principal of and interest on the Notes in accordance with their terms without regard to the declaration of acceleration and (b) all sums due the Trustee and any other administrative amounts required to be paid under the Indenture and (ii) holders of the requisite percentage of the Notes of such Series have not directed the Trustee to sell the related Deposited Assets as so specified in the Indenture. In addition, the Trustee is prohibited from selling the Trust Estate following certain Events of Default unless (a) the amounts receivable with respect to the Deposited Assets are not sufficient to pay in full the principal of and accrued interest on the Notes of such Series, and to pay sums due the Trustee and other administrative expenses specified in the Indenture and the Trustee obtains the consent of holders of 66-2/3% of the Voting Rights of such Series or (b) the Trustee obtains the consent of 100% of the Voting Rights of such Series. The proceeds of a sale of assets will be applied to the payment of amounts due the Trustee and other administrative expenses specified in the Indenture and then distributed pro rata among the Noteholders of such Series (without regard to Class, provided that subordinated notes will be subordinate to senior Notes of the Series to the extent provided in the related Prospectus Supplement) according to the amounts due and payable on the Notes for principal and interest at the time such proceeds are distributed by the Trustee.

      The Trustee will not deemed to have knowledge of any Event of Default or default described in clauses (iv) through (vi) of the first paragraph of this "Events of Default" subsection unless an officer in the Trustee's corporate trust department has actual knowledge thereof. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Noteholders of a Series, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the Indenture the holders of a majority of the Voting Rights of a Series (or of such Classes specified in the related Prospectus Supplement) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Series. In addition, the holders of a majority of the Voting Rights of a Series (or of such Classes specified in the related Prospectus Supplement) may, in certain cases, waive any default with respect to such Series, except a default in payment of principal or interest or in respect of a covenant or provision which cannot be modified without the consent of all Noteholders affected.

      No holder of Notes of a Series will have the right to institute any Proceeding with respect to the Indenture, unless (i) such holder previously has given to the Trustee written notice of a continuing Event of Default with respect to such Series and has offered the Trustee satisfactory indemnity, (ii) the holders of not less than 25% of the Voting Rights of such Series have made written request on the Trustee to institute such Proceeding and have offered satisfactory indemnity, (iii) the Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute any such Proceeding, and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority of the Voting Rights of such Series; PROVIDED, HOWEVER, that if the Trustee receives conflicting requests and indemnities from two or more groups of Noteholders each representing less than a majority of the Voting Rights of such Series, the Trustee may in its sole discretion determine what action with respect to the Proceeding, if any, shall be taken.

REPORTS TO NOTEHOLDERS

      The Trustee will prepare and forward to each Noteholder on each Distribution Date (whether or not such Noteholder receives a payment on such date), or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

            (i) with respect to a Series, the amount of such distribution allocable to principal on the Deposited Assets, separately identifying the aggregate amount of any redemptions or prepayments included therein;

            (ii) with respect to a Series, the amount of such distribution allocable to interest on the Deposited Assets;

            (iii) the aggregate outstanding principal balance of the Deposited Assets as of the opening of business on the immediately following date, after giving effect to distributions allocated to principal reported under (i) above;

            (iv) the aggregate outstanding principal amount of the Notes of such Series as of the immediately following date, after giving effect to distributions allocated to principal reported under (i) above and the payment on such Distribution Date;

            (v) in the case of Floating Rate Securities, the Note Interest Rate applicable to the distribution being made;

            (vi) if applicable, the amount of any shortfall (I.E., the difference between the aggregate amounts of principal and interest which Noteholders would have received if there were sufficient available funds to distribute and the amounts actually distributed);

            (vii) in the case of any Credit Support described in the related Prospectus Supplement, the amount of coverage of such Credit Support as of the close of business on the applicable Distribution Date;

            (viii) in the case of any Series which includes subordinated Notes, the subordinated amount, if any, determined as of the related Distribution Date and if the distribution of the holders of senior Notes is less than their required distribution, the amount of the shortfall;

            (ix) the amount of any withdrawal from any applicable Reserve Account included in amounts actually distributed to Noteholders and the remaining balance of the Reserve Account, if any, on such Distribution Date, after giving effect to distributions made on such date; and

            (x)  such other information as may be specified in the Indenture.

      In addition, within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each Noteholder of record at any time during such calendar year: (A) the aggregate of amounts reported pursuant to (i) through (iii), (vi), and (xi) above for such calendar year and (B) such information specified in the Indenture to enable Noteholders to prepare their tax returns, including the amount of original issue discount accrued on the Notes, if applicable. Information in the Distribution Date reports and annual reports provided to the Noteholders will not have been examined and reported upon by an independent public accountant.

AUTHENTICATION AND DELIVERY OF NOTES

      The Issuer may from time to time deliver Notes executed by it to the Trustee and order that the Trustee authenticate such Notes. On the receipt of such Notes and such order and subject to the Issuer's compliance with certain conditions specified in the Indenture, the Trustee will authenticate and deliver such Notes as the Issuer may direct. The Trustee will be authorized to appoint an Authenticating Agent for purposes of authenticating and delivering the Series of Notes.

SATISFACTION AND DISCHARGE OF THE INDENTURE

      The Indenture will be discharged as to a Series (except with respect to certain continuing rights specified in the Indenture), (i)(a) on the delivery to the Trustee for cancellation of all of the Notes of such Series other than Notes which have been mutilated, lost or stolen and have been replaced or paid and Notes for which money has been deposited in trust for the full payment thereof (and thereafter repaid to the Issuer and discharged from such trust) as provided in the Indenture, or (b) at such time as all Notes of such Series not previously cancelled by the Trustee have become, or, within one year will become, due and payable or called for redemption and the Issuer shall have deposited with the Trustee an amount sufficient to repay all of the Notes and
(ii) the Issuer shall have paid all other amounts payable under the Indenture with respect to such Series.

ANNUAL COMPLIANCE STATEMENTS

      The Issuer will be required to file annually with the Trustee a written statement as to fulfillment of its obligations under the Indenture.

      The Indenture will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of accounting and auditing procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the Indenture, except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such report.

      The Indenture will also provide for delivery to the Issuer, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Indenture throughout the preceding year with respect to any Series of Notes.

      Copies of the annual issuer's statement, accountants' statement and the statement of officers of the Trustee may be obtained by Noteholders without charge upon written request to either the Trustee, at the address set forth in the related Prospectus Supplement.

PASS THROUGH OF VOTING RIGHTS

      The Trustee shall seek instructions from Noteholders of a Series in connection with any vote, consent or waiver required in respect of any related Deposited Asset. Except as otherwise provided in the Prospectus Supplement, the Trustee shall direct any action or cast any vote as the holder of such Deposited Asset in proportion to the aggregate outstanding principal amount of Notes held by Noteholders of such Series taking the corresponding position. The Prospectus Supplement will specify whether and under what circumstances voting in such cases will be by Class.

LIST OF NOTEHOLDERS

      Three or more holders of a Series that have each owned the Notes for at least six months may, by written application to the Trustee, request access to the list maintained by the Trustee of all holders of the same Series or of all

Notes, as specified in the request, for the purpose of communicating with other Noteholders with respect to their rights under the Indenture. The Trustee may choose not to give such Noteholders access to the list of Noteholders if it wishes to mail the communication on behalf of the requesting Noteholders, at their expense, to all Noteholders. If the Trustee objects to the proposed mailing on the grounds that it would be contrary to the best interests of the Noteholders or a violation of applicable law, it may request permission from the Commission not to make the proposed mailing.

MEETINGS OF NOTEHOLDERS

      Meetings of Noteholders may be called at any time and from time to time to (i) give any notice to the Issuer or to the Trustee, give directions to the Trustee, consent to the waiver of any Default or Event of Default under the Indenture, or to take any other action authorized to be taken by Noteholders in connection therewith, (ii) remove the Trustee and to appoint a successor Trustee, (iii) consent to the execution of supplemental indentures or (iv) take any other action authorized to be taken by or on behalf of the Noteholders of any specified percentage of the Voting Rights of the Notes. Such meetings may be called by the Trustee, the Issuer or by the holders of 10% in Voting Rights of any such Series.

TRUSTEE'S ANNUAL REPORT

      The Trustee will be required to mail each year to all Noteholders a brief report relating to its eligibility and qualification to continue as the Trustee under the Indenture, any amounts advanced by it under the Indenture which remain unpaid on the date of the report, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer (or any other obligor on such Series) to the Trustee in its individual capacity, the property and funds physically held by the Trustee as such, any release or releases and substitution of property subject to the lien of the Indenture which has not been previously reported, any additional issuance of Notes not previously reported and any action taken by it which materially affects the Notes and which has not been previously reported.

THE TRUSTEE

      The Trustee will be a bank or trust company qualified under the TIA and named in the Prospectus Supplement related to a Series. The Issuer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee's "Corporate Trust Office" will be specified in the Prospectus Supplement, or at such other addresses as the Trustee may designate from time to time by notice to the Noteholders and the Issuer. With respect to the presentment and surrender of Notes for final payment of principal in retirement thereof on any Distribution Date (or any redemption date, special distribution date or special redemption date) and, with respect to any other presentment and surrender of such Notes and for all other purposes such Notes may be presented at the Corporate Trust Office of the Trustee or at the office of the Issuer's paying agent, which will be specified in the Prospectus Supplement.


                      DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

      The following summary of certain provisions of the Trust Agreement and the Certificates do not purport to be complete and such summary is qualified in its entirety by reference to the detailed provisions of the form of Trust Agreement filed as an exhibit to the Registration Statement. Wherever defined terms of the Trust Agreement are referred to, such defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

ASSIGNMENT OF DEPOSITED ASSETS

      At the time of issuance of any Series of Certificates, the Company will cause the Term Assets to be included in the related Trust, and any other Deposited Asset specified in the Prospectus Supplement, to be assigned to the related Series of the Trust, together with all principal, premium (if any) and interest received by or on behalf of the Company on or with respect to such Deposited Assets after the cut-off date specified in the Prospectus Supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date, other than Retained Interest, if specified in the Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Certificates to the Company in exchange for certain assets to be deposited in the Trust (Section 2.6). Each Deposited Asset in respect of a Series of the Trust will be identified in a schedule appearing as an exhibit to the Series Supplement to the Trust Agreement for such Series of the Trust. Such schedule will include certain statistical information with respect to each of the Term Assets and each other Deposited Asset as of the Cut-off Date, and in the event any Term Assets represents ten percent or more of the total Term Assets with respect to any Series of Certificates, such schedule will include, to the extent applicable, information regarding the payment terms thereof, the Retained Interest, if any, with respect thereto, the maturity or term thereof, the rating, if any, thereof and certain other information with respect thereto.

      In addition, the Company will, with respect to each Deposited Asset, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the Trust. The Trustee (or a custodian or the Administrator (defined below)) will review (or cause to be reviewed) such documents upon receipt thereof or within such period as is permitted in the Prospectus Supplement, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders.

      With respect to certain types of Deposited Assets specified in the applicable Prospectus Supplement only if and to the extent provided therein, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian or the Administrator) shall immediately notify the Administrative Agent, if any, and the Company, and the Administrative Agent, if any, and otherwise the Trustee shall immediately notify the relevant person who sold the applicable Deposited Asset to the Company (a "Deposited Asset Provider"). To the extent specified in the applicable Prospectus Supplement, if the Deposited Asset Provider cannot cure such omission or defect within 60 days after receipt of such notice, the Deposited Asset Provider will be obligated, within 90 days of receipt of such notice, to repurchase the related Deposited Asset from the Trust at the Purchase Price (as defined below) or provide a substitute for such Deposited Asset. There can be no assurance that a Deposited Asset Provider will fulfill this repurchase or substitution obligation. Although the Administrative Agent, if any, or otherwise an Administrator, on behalf of the Trustee is obligated to use its best efforts to enforce such obligation, neither such Administrative Agent nor the Company will be obligated to repurchase or substitute for such Deposited Asset if the Deposited Asset Provider defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, when applicable, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, or failure to provide, a constituent document.

      Each of the Company and the Administrative Agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Trust Agreement. Upon a breach of any such representation of the Company or any such Administrative Agent, as the case may be, which materially and adversely affects the interests of the Certificateholders, the Company or any such Administrative Agent, respectively, will be obligated to cure the breach in all material respects.

COLLECTION AND OTHER ADMINISTRATIVE PROCEDURES

      GENERAL. With respect to any Series of Certificates, the Trustee or such other person specified in the Prospectus Supplement directly or through an Administrator, will make reasonable efforts to collect all schedule payments under the Deposited Assets and will follow or cause to be followed such collection procedures, if any, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the Trust Agreement and any related instrument governing any Credit Support (collectively, the "Credit Support Instruments") and provided that, except as otherwise expressly set forth in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

      SUB-ADMINISTRATION. Any Trustee or Administrative Agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, an "Administrator"), but the Trustee or Administrative Agent will remain obligated with respect to such obligations under the Trust Agreement. Each Administrator will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the Trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable Administration Agreement (as defined below).

      The agreement between any Administrative Agent or Trustee and an Administrator (an "Administration Agreement") will be consistent with the terms of the Trust Agreement and such assignment to the Administrator by itself will not result in a withdrawal or downgrading of the rating of any Class of Certificates issued pursuant to the Trust Agreement. With respect to any Administration Agreement between an Administrative Agent and an Administrator, although such Administration Agreement will be a contract solely between such Administrative Agent and the Administrator, the Trust Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason such Administrative Agent for such Series of Certificates is no longer acting in such capacity, the Trustee or any successor Administrative Agent must recognize the Administrator's rights and obligations under each Administration Agreement.

      Except to the extent otherwise set forth in the Prospectus Supplement, the Administrative Agent or Trustee, as applicable, will be solely liable for all fees owed by it to any Administrator, irrespective of whether the compensation of the Administrative Agent or Trustee, as applicable, pursuant to the Trust Agreement with respect to the particular Series of Certificates is sufficient to pay such fees. To the extent set forth in the Prospectus Supplement and the related Administration Agreement, each Administrator will be reimbursed by the Administrative Agent, if any, or otherwise the Trustee for certain expenditures which it makes, generally to the same extent the Administrative Agent or Trustee, as applicable, would be reimbursed under the terms of the Trust Agreement relating to such Series. See "- Retained Interest; Administrative Agent Compensation and Payment of Expenses."

      The Administrative Agent or Trustee, as applicable, may require any Administrator to agree to indemnify the Administrative Agent or Trustee, as applicable, for any liability or obligation sustained by the Administrative Agent or Trustee, as applicable, in connection with any act or failure to act by the Administrator.

      REALIZATION UPON DEFAULT DEPOSITED ASSETS. Unless otherwise specified in the applicable Prospectus Supplement, as administrator with respect to the Deposited Assets, the Trustee (or an Administrator on its behalf) on behalf of the Certificateholders of a given Series (or any Class or Classes within such Series), will present claims under each applicable Credit Support Instrument, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Deposited Assets. Except as otherwise specified in the applicable Prospectus Supplement, all collections by or on behalf of the Trustee or Administrative Agent under any Credit Support Instrument are to be deposited in the Security Account for the related Series of the Trust, subject to withdrawal as described above.

      Unless otherwise provided in the applicable Prospectus Supplement, if recovery on a defaulted Deposited Asset under any related Credit Support Instrument is not available, the Trustee (or an Administrator on its behalf) will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset, provided that, except as otherwise expressly provided in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of
(i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Administrative Agent and the Trustee, as applicable, in connection with such proceedings to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust will realize a loss in the amount of such difference. Only if and to the extent provided in the applicable Prospectus Supplement, the Administrative Agent or Trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Security Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to Certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances or delinquent payments made with respect to the Deposited Asset.

RETAINED INTEREST; ADMINISTRATIVE AGENT COMPENSATION AND PAYMENT OF EXPENSES

      The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Deposited Asset, and, if so, the owner thereof. If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the Trust Agreement. A Retained Interest in a Deposited Asset represents a specified interest therein. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable Security Account or become a part of the related Trust. Unless otherwise provided in the applicable Prospectus Supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to Certificateholders on a PARI PASSU basis.

      The applicable Prospectus Supplement will specify the Administrative Agent's, if any, and the Trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given Series of Certificates.

      If and to the extent specified in the applicable Prospectus Supplement, in addition to amounts payable to any Administrator, the Administrative Agent, if any, will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the Trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement.

ADVANCES IN RESPECT OF DELINQUENCIES

      Unless otherwise specified in the applicable Prospectus Supplement, the Administrative Agent, if any, specified therein will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the Certificateholders of the related Series of Certificates. However, to the extent provided in the applicable Prospectus Supplement, any such Administrative Agent will advance on or before each Distribution Date its own funds or funds held in the Security Account for such Series that are not part of the funds available for distribution for such Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period and were delinquent on the related Determination Date, subject to (i) any such Administrative Agent's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the Prospectus Supplement.

      Advances, if any, are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus
Supplement, advances of  an  Administrative  Agent's  funds,  if  any,  will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of Credit Support) for such Series with respect to which such advances were made (as to any Deposited Assets, "Related Proceeds"); PROVIDED, HOWEVER, that any such Advance will be reimbursable from any amounts in the Security Account for such Series to the extent that such Administrative Agent shall determine, in its sole judgment, that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by such Administrative Agent from excess funds in the Security Account for any Series, such Administrative Agent will replace such funds in such Security Account on any future Distribution Date to the extent that funds in such Security Account on such Distribution are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations, if any, of an Administrative Agent to make advances may be secured by a cash advance reserve fund on a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE ADMINISTRATIVE AGENT AND THE COMPANY

      An Administrative Agent, if any, for each Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Administrative Agent for any such Series may be the Trustee, the Company, an affiliate of either thereof, the Deposited Asset Provider or any third party and may have other normal business relationships with the Trustee, the Company, their affiliates or the Deposited Asset Provider.

      The Trust Agreement will provide that an Administrative Agent may resign from its obligations and duties under the Trust Agreement with respect to any Series of Certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any Class of Certificates of such Series or upon a determination that its duties under the Trust Agreement with respect to such Series are no longer permissible under applicable law. No such resignation will become effective until a successor has assumed the Administrative Agent's obligations under the Trust Agreement with respect to such Series.

      The Trust Agreement will further provide that neither such an Administrative Agent, the Company nor any director, officer, employee, or agent of the Administrative Agent or the Company will incur any liability to the related Trust or Certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the Trust Agreement or for errors in judgment; PROVIDED, HOWEVER, that none of the Administrative Agent, the Company nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Trust Agreement will further provide that, unless otherwise provided in the applicable series supplement thereto, such an Administrative Agent, the Company and any director, officer, employee or agent of the Administrative Agent or the Company will be entitled to the indemnification by the related Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust
Agreement will provide that neither such an Administrative Agent nor the Company will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the Trust Agreement or which in its opinion may involve it in any expense or liability. Each of such Administrative Agent or the Company nay, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. The applicable Prospectus Supplement will describe how such legal expenses and costs of such action and any liability resulting therefrom will be allocated.

      Any person into which an Administrative Agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an Administrative Agent is a part, or any person succeeding to the business of an Administrative Agent, will be the successor of the Administrative Agent under the Trust Agreement with respect to the Certificates of any given Series.

ADMINISTRATIVE AGENT TERMINATION EVENTS; RIGHTS UPON ADMINISTRATIVE AGENT TERMINATION EVENT

      Unless otherwise provided in the related Prospectus Supplement, "Administrative Agent Termination Events" under the Trust Agreement with respect to any given Series of Certificates will consist of the following: (i) any failure by an Administrative Agent to remit to the Trustee any funds in respect of collections on the Deposited Assets and Credit Support, if any, as required under the Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Company, or to the Administrative Agent, the Company and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights (as defined below); (ii) any failure by an Administrative Agent duly to observe or perform in any material respect any of its other covenants or obligations under the Trust Agreement with respect to such Series which continues unremedied for thirty days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Company, or the Administrative Agent, the Company and the Trustee by the holders of such

Certificates evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an Administrative Agent indicating its insolvency or inability to pay its obligations (Section 7.01). Any additional Administrative Agent Termination Events with respect to any given Series of Certificates will be set forth in the applicable Prospectus Supplement. In addition, the applicable Prospectus Supplement and the related series supplement to the Trust Agreement will specify as to each matter requiring the vote of holders of Certificates of a Class or group of Classes within a given Series, the circumstances and manner in which the Required Percentage (as defined below) applicable to each such matter is calculated. "Required Percentage" means, with respect to any matter requiring a vote of holders of Certificates of a given Series, the specified percentage (computed on the basis of outstanding Security Principal Balance or Notional Amount, as applicable) of Certificates of a designated Class or group of Classes within such Series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable Prospectus Supplement and the related series supplement to the Trust Agreement. "Voting Rights" evidenced by any Certificate will be the portion of the voting rights of all the Certificates in the related Series allocated in the manner described in the Prospectus Supplement.

      Unless otherwise specified in the applicable Prospectus Supplement, so long as an Administrative Agent Termination Event under the Trust Agreement with respect to a given Series of Certificates remains unremedied, the Company or the Trustee may, and at the direction of holders of such Certificates evidencing not less than the "Required Percentage - Administrative Agent Termination" of the Voting Rights, the Trustee will, terminate all the rights and obligations of such Administrative Agent under the Trust Agreement relating to the applicable Trust and in and to the related Deposited Assets (other than any Retained Interest of such Administrative Agent), whereupon the Trustee, or the Administrator on its behalf, will succeed to all the responsibilities, duties and liabilities of such Administrative Agent under the Trust Agreement with respect to such Series (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of such Certificates evidencing not less than the "Required Percentage - Administrative Agent Termination" of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such Administrative Agent under the Trust Agreement with respect to such Series. Pending such appointment, the Trustee is obligated to act in such capacity (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated). The Trustee and any such successor may agree upon the compensation to be paid to such successor, which in no event may be greater than the compensation payable to such Administrative Agent under the Trust Agreement with respect to such Series.

      No Certificateholder will have the right under the Trust Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of breach and unless the holders of Certificates evidencing not less that the "Required Percentage - Remedies" of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for fifteen days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by the Trust Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses, and liabilities which may be incurred therein or thereby.

MODIFICATION AND WAIVER

      Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement for each Series of Certificates may be amended by the Company and the Trustee with respect to such Series, without notice to or consent of the Certificateholders, for certain purposes including (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement,
(iii) to add or supplement any Credit Support for the benefit of any Certificateholders (provided that if any such addition affects any series or class of Certificateholders differently than any other series or class of Certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of Certificateholders), (iv) to add to the covenants, restrictions or obligations of the Company, the Administrative Agent, if any, or the Trustee for the benefit of the Certificateholders, (iv) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the Trust or result in a sale or exchange of any Certificate for tax purposes and (y) the Trust has received written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce or withdraw the then current rating thereof, or (vi) to comply with any requirements imposed by the Code. Without limiting the generality of the foregoing, unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement may also be modified or amended from time to time by the Company, and the Trustee, with the consent of the holders of Certificates evidencing not less than the "Required Percentage - Amendment" of the Voting Rights of those Certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Certificateholders; PROVIDED, HOWEVER, that in the event such modification or amendment would materially adversely affect the rating of any Series or Class by the Rating Agency, the "Required Percentage - Amendment" specified in the applicable Prospectus Supplement and the related series supplement to the Trust Agreement shall include an additional specified percentage of the Certificates of such Series or Class.

      Except as otherwise set forth in the applicable Prospectus Supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by the Trust Agreement then outstanding.

      Unless otherwise specified in the applicable Prospectus Supplement, holders of Certificates evidencing not less than the "Required Percentage - Waiver" of the Voting Rights of a given Series may, on behalf of all Certificateholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Company, the Trustee or the Administrative Agent, if any, with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Certificates of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Certificate affected thereby.

REPORTS TO CERTIFICATEHOLDERS; NOTICES

      REPORTS TO CERTIFICATEHOLDERS. Unless otherwise provided in the applicable Prospectus Supplement, with each distribution to Certificateholders of any Class of Certificates of a given Series, the Administrative Agent or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such Certificateholder, to the Company and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

            (i) the amount of such distribution to Certificateholders of such Class allocable to principal of or interest or premium, if any, on the Certificates of such Class; and the amount of aggregate unpaid interest as of such Distribution Date;

            (ii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related Prospectus Supplement;

            (iii) the amount of compensation received by the Administrative Agent, if any, and the Trustee for the period relating to such
      Distribution Date, and such other customary information as the Administrative Agent, if any, or otherwise the Trustee deems necessary or desirable to enable Certificateholders to prepare their tax returns;

            (iv) if the Prospectus Supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

            (v) the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date;

            (vi) the aggregate Security Principal Balance or aggregate Notional Amount, if applicable, of each Class of Certificates (including any Class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Security Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise;

            (vii) as to any Series (or Class within such Series) for which Credit Support has been obtained, the amount of coverage of each element of Credit Support included therein as of the close of business on such Distribution Date.

      In the case of information furnished pursuant to subclauses (i) and (iii) above, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of Certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Administrative Agent or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a Certificateholder a statement containing the information set forth in subclauses (i) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Administrative Agent or the Trustee, as applicable, shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Administrative Agent or the Trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect.

      NOTICES. Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a holder of a Registered Security will be mailed to the last address of such holder set forth in the applicable Security Register. Any notice required to be given to a holder of a Bearer Security will be published in a daily morning newspaper of general circulation in the city or cities specified in the Prospectus Supplement relating to such Bearer Security.

EVIDENCE AS TO COMPLIANCE

      The Trust Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of accounting and auditing procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the Trust Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such report.

      The Trust Agreement will also provide for delivery to the Company, the Administrative Agent, if any, and the Trustee on behalf of the Certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Certificates.

      Copies of the annual accountants' statement and the statement of officers of the Trustee may be obtained by Certificateholders without charge upon written request to either the Administrative Agent or the Trustee, as applicable, at the address set forth in the related Prospectus Supplement.

REPLACEMENT CERTIFICATES

      Unless otherwise provided in the applicable Prospectus Supplement, if a Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee in Wilmington, Delaware or in the City and State of New York (in the case of Registered Securities) or at the principal London office of the applicable Trustee (in the case of Bearer Securities), or such other location as may be specified in the applicable Prospectus Supplement, upon payment by the holder of such expenses as may be incurred by the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as such Trustee may require. Mutilated Certificates must be surrendered before new Certificates will be issued.

TERMINATION

      The obligations created by the Trust Agreement for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the related Security Account or by an Administrative Agent, if any, and required to be paid to them pursuant to the Trust Agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any Deposited Asset and (ii) the purchase of all the assets of the Trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will any trust created by the Trust Agreement continue beyond the respective date specified in the related Prospectus Supplement. Written notice of termination of the obligations with respect to the related Series of Certificates under the Trust Agreement will be provided as set forth above under " - Reports to Certificateholders; Notices - Notices", and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

      Any such purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a Series of Certificates shall be made at a price approximately equal to the aggregate fair market value of all the assets in the Trust (as determined by the Trustee, the Administrative Agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable Prospectus Supplement, a specified price as determined therein (such price, a "Purchase Price"). The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the person entitled to effect such termination is subject to the outstanding Deposited Assets for such Series at the time of purchase being less than the percentage of the aggregate principal balance of the outstanding Deposited Assets for such Series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that Series specified in the related Prospectus Supplement.

DUTIES OF THE TRUSTEE

      The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates of any Series or any Deposited Asset or related document and is not accountable for the use or application by or on behalf of any Administrative Agent of any funds paid to such administrative Agent or its designee in respect of such Certificates or the Deposited Assets, or deposited into or withdrawn from the related Security Account or any other account by or on behalf of such Administrative Agent (Section 8.03). The Trustee is required to perform only those duties specifically required under the Trust Agreement with respect to such Series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement.

THE TRUSTEE

      The Trustee for any given Series of Certificates will be a bank or trust company and named in the Prospectus Supplement related to a Series. The Trustee will be qualified under the TIA, if required. The Company and any

Administrative Agent may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee's "Corporate Trust Office" will be specified in the Prospectus Supplement, or at such other addresses as the Trustee may designate from time to time by notice to the Certificateholders and the Company.


                 LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

      In compliance with United States Federal income tax laws and regulations, the Company and any underwriter, agent or dealer participating in the offering of any Bearer Security will agree that, in connection with the original issuance of such Bearer Security and during the period ending 40 days after the issue date of such Bearer Security, they will not offer, sell or deliver such Bearer Security, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

      Bearer Securities will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code". The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds Bearer Securities will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such Bearer Securities.

       As used herein, "United States" means the United States of America and its possessions, and "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

      Pending the availability of a definitive Global Security or individual Bearer Securities, as the case may be, Securities that are issuable as Bearer Securities may initially be represented by a single temporary Global Security, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") for credit to the accounts designated by or on behalf of the purchases thereof. Following the availability of a definitive Global Security in bearer form, without coupons attached, or individual Bearer Securities and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in such definitive Global Security or for such individual Bearer Securities, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership." A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary Global Security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No Bearer Security will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary Global Security will be distributed to each of Euroclear and CEDEL with respect to that portion of such temporary Global Security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.


                                CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

      An investment in a Security having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Company has no control, such as economic and political events and the supply of

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and  demand  for  the  relevant currencies.  In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any
Security.   Depreciation  of  the Specified Currency for a Security against the
U.S. dollar would result in a decrease  in the effective yield of such Security
below  its  Note  Interest  Rate  or  Pass-Through   Rate   and,   in   certain
circumstances, could result in a loss to the investor on a U.S. dollar basis.

      Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of Securities denominated in such currency. At present, the Company has identified the following currencies in which distributions of principal, premium and interest on Securities may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, Securities distributable with Specified Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Security, the currency in which amounts then due to be distributed in respect of such Security are distributable would not be available. In that event, such payments will be made in the manner set forth above under "Description of Securities - General" or as otherwise specified in the applicable Prospectus Supplement.

      PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN SECURITIES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH SECURITIES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

      The information set forth in this Prospectus is directed to prospective purchasers of Securities who are United States residents. The applicable Prospectus Supplement for certain issuances of Securities may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such Securities.

      Any Prospectus Supplement relating to Securities having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

PAYMENT CURRENCY

      Except as set forth below or unless otherwise provided in the applicable Prospectus Supplement, if distributions in respect of a Security are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Security shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable Prospectus Supplement.

      If distribution in respect of a Security is required to be made in ECU and ECU is no longer used in the European Monetary System, then all distributions in respect of such Security shall be made in U.S. dollars until ECU is again so used. The amount of each distribution in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such determination is to be made.

      The equivalent of the ECU in U.S. dollars as of any date (the "Day of Valuation") shall be determined for the Securities of any Series and Class by the applicable Trustee on the following basis. The component currencies of the

ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by such Trustee on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable Prospectus Supplement.

      If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency id divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

      All determinations referred to above made by the applicable Trustee shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the related Securityholders of such Series.

FOREIGN CURRENCY JUDGMENTS

      Unless otherwise specified in the applicable Prospectus Supplement, the Securities will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency or the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.


                             PLAN OF DISTRIBUTION

      Securities may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of any Series of Securities, which may include the names of any underwriters, or initial purchasers, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Securities may be listed, any restrictions on the sale and delivery of Securities in bearer form and the place and time of delivery of the Securities to be offered thereby.

      If underwriters are used in the sale, Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Salomon Brothers Inc., an affiliate of the Company. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Securities if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      Securities may also be sold through agents designated by the Company from time to time. Any agent involved in the offer or sale of Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

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


      If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Securities at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

      Any underwriters, dealers or agents participating in the distribution of Securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company or its affiliates in the ordinary course of business.

      Salomon Brothers Inc. is an affiliate of the Company and is an indirect wholly owned subsidiary of Salomon, Inc., the indirect parent corporation of the Company. Salomon Brothers Inc.'s participation in the offer and sale of Securities complies with the requirements of Schedule E of the ByLaws of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

      As to each Series of Securities, only those Classes rated in one of the investment grade rating categories by a Rating Agency will be offered hereby. Any unrated Classes or Classes rated below investment grade may be retained by the Company or sold at any time to one or more purchasers.

      Affiliates of the Underwriters may act as agents or underwriters in connection with the sale of the Securities. Any affiliate of the Underwriters so acting will be named, and its affiliation with the Underwriters described, in the related Prospectus Supplement. Also, affiliates of the Underwriters may act as principals or agents in connection with market-making transactions relating to the Securities. A Prospectus Supplement will be prepared with respect to the Securities for use by such affiliates in connection with offers and sales related to market-making transactions in the Securities.


                                LEGAL OPINIONS

      Certain legal matters with respect to the Securities will be passed upon for the Company by Cravath, Swaine & Moore, New York, New York or other counsel identified in the applicable Prospectus Supplement. Certain legal matters with respect to the Securities will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom, New York, New York or other counsel identified in the applicable Prospectus Supplement.




					49


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                                INDEX OF TERMS


Accounts    .............................................................i, 23
Additional Accounts .........................................................6
Administration Fee ..........................................................8
Administrative Agent ........................................................i
Agreement   .................................................................3
Base Rate   .................................................................6
Bearer Securities ...........................................................i
Business Day ...............................................................13
Calculation Agent ..........................................................15
Calculation Date ...................................................16, 17, 19
CD Rate     ................................................................16
CD Rate Determination Date .................................................16
CD Rate Security ...........................................................14
CEDEL       ................................................................47
Certificate Trustee .........................................................7
Certificates ................................................................i
Class       .................................................................i
Collection Account .........................................................29
Commercial Paper Rate ......................................................16
Commercial Paper Rate Determination Date ...................................16
Commission  .................................................................1
Company     .................................................................i
Components  ................................................................48
Composite Quotations .......................................................15
Concentrated Term Asset ....................................................25
Coupons     ................................................................11
Credit Card Receivables ....................................................24
Credit Card Securities ..................................................i, 23
Credit Support ..............................................................i
Credit Support Instruments .................................................39
Cut-off Date ...........................................................23, 38
Day of Valuation ...........................................................48
Depositary  ................................................................21
Deposited Asset Provider ...................................................38
Deposited Assets ........................................................i, 27
Derivative Assets ..........................................................27
Determination Date .........................................................12
Distribution Date .......................................................1, 29
Early Amortization Event ....................................................3
Early Amortization Period ...................................................3
Euroclear   ................................................................47
Exchange Act ................................................................1
Exchange Rate Agent ........................................................12
Exchangeable Series ........................................................19
Federal Funds (Effective) ..................................................17
Federal Funds Rate .........................................................17
Federal Funds Rate Determination Date ......................................17
Federal Funds Rate Security ................................................14
Federal Funds/Effective Rate ...............................................17
Finance Charge Receivables .................................................24
FIRREA      .................................................................4

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


Fixed Rate Securities ......................................................14
Floating Rate Securities ...................................................14
Global Security .............................................................i
H.15(519)   ................................................................14
Indenture   .................................................................i
Indenture Trustee ...........................................................7
Index Maturity .............................................................14
Interchange ................................................................24
Interest Reset Date ........................................................15
Issuer      ................................................................32
Letter of Credit ...........................................................28
Letter of Credit Bank ......................................................28
LIBOR       ................................................................18
LIBOR Determination Date ...................................................18
LIBOR Security .............................................................14
London Banking Day .........................................................13
Market Exchange Rate .......................................................12
Maximum Rate ...............................................................15
Minimum Rate ...............................................................15
Money Market Yield .........................................................17
Net Portfolio Yield .........................................................6
Nonrecoverable Advance .....................................................41
Note Interest Rate ..................................................11, 13-17
Note Interest Rates ........................................................15
Notes       .................................................................i
Notional Amount ............................................................14
Offering Agent ..............................................................2
Optional Exchange Date .....................................................20
Original Issue Date ........................................................11
Originator  .................................................................4
Pass-Through Rate .....................................1, 9, 11, 13-19, 44, 47
Pass-Through Rates  ........................................................10
Principal Receivables ......................................................24
Prospectus Supplement .......................................................i
Purchase Price .............................................................46
Rating Agency ...............................................................7
Realized Losses ............................................................19
Receivables .............................................................i, 23
Registered Securities .......................................................i
Registration Statement ......................................................1
Related Proceeds ...........................................................41
Removed Accounts ...........................................................24
Required Percentage ........................................................42
Reserve Account ............................................................28
Retained Interest ...........................................................9
Reuters Screen LIBO Page ...................................................18
Securities  .................................................................i
Securities Act ..............................................................1
Security    ................................................................10
Security Principal Balance .................................................19
Securityholders .............................................................i
Seller      .................................................................3
Series      ............................i, 1, 2, 5, 7-14, 16, 19, 21-25, 27-32
Servicer    ..........................................................i, 4, 29
Servicer's Fee .............................................................29

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


Servicing Agreement ........................................................29
Specified Currency ..........................................................1
Specified Interest Currency .................................................1
Specified Premium Currency ..................................................1
Specified Principal Currency ................................................1
Spread      ................................................................14
Spread Multiplier ..........................................................14
SPV         .................................................................i
Strip Securities ...........................................................11
Stripped Interest ..........................................................14
Surety      ................................................................28
Surety Bond ................................................................28
Term Asset Agreement .......................................................25
Term Asset Early Amortization Event ...............................3, 5, 9, 25
Term Asset Early Amortization Period ....................................3, 26
Term Asset Enhancement .....................................................26
Term Asset Issuer ...........................................................4
Term Asset Prospectus ......................................................25
Term Asset Seller ..........................................................25
Term Asset Servicer ........................................................25
Term Asset Trustee .........................................................25
Term Assets .................................................................i
TIA         ................................................................33
Treasury bills .............................................................18
Treasury Rate ..............................................................18
Treasury Rate Determination Date ...........................................19
Trust       .................................................................i
Trust Agreement .................................i, 2, 7, 8, 10, 12, 31, 38-46
Trustee     ..............................................................i, 8
Trustee's Fee ...............................................................8
U.S. Person ................................................................46
United States ..............................................................46
Variable Rate ..............................................................11
Voting Rights ..........................................................33, 42


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